Registration No. ________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             POWER TECHNOLOGY, INC.

                                     NEVADA
            (State or Jurisdiction of Incorporation or Organization)

         541710                                            88-0395816
 (Primary Standard Industrial                   (I.R.S. Employer Identification)
 Classification Code Number)

                             POWER TECHNOLOGY, INC.
                       109 NORTH POST OAK LANE, SUITE 422
                              HOUSTON, TEXAS 77024
                             TELEPHONE 713.621.4310
          (Address and Telephone Number of Principal Executive Offices)

                          BERNARD J. WALTER, PRESIDENT
                             POWER TECHNOLOGY, INC.
                       109 NORTH POST OAK LANE, SUITE 422
                              HOUSTON, TEXAS 77024
                             TELEPHONE 713.621.4310
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                               Robert D. Axelrod,
                        Axelrod, Smith & Kirshbaum, P.C.
                         5300 Memorial Drive, Suite 700
                              Houston, Texas 77007

   AS SOON AS PRACTICABLE AFTER EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
                (Approximate date of proposed sale to the public)


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.



                         CALCULATION OF REGISTRATION FEE


                                                            Proposed          Proposed
                                                             maximum          maximum            Amount of
Title of Each Class of Securities        Amount to be     offering price      aggregate        Registration
       to be Registered                 registered (1)       per unit       offering price       Fee ((2))
                                       ----------------  ----------------  ----------------  ----------------

Common Stock, $.001 par value (3)             6,500,000  $           .003  $      19,500.00  $           2.08

Common Stock, $.001 par value (3)               442,477  $           .003  $       1,327.43  $           0.14

Common Stock, $.001 par value/               20,904,875  $          0.078  $   1,630,580.20  $         174.47
Underlying Warrants (4)

Common Stock, $.001 par value/              145,587,520  $          0.078  $  11,355,826.56  $       1,215.07
Underlying Convertible Debentures (5)

TOTAL                                       173,434,872               N/A  $  13,007,234.19  $       1,391.77

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Act"), this registration statement also covers any additional shares of common stock which may become issuable under by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the consideration which results in an increase in the number of registrant's outstanding shares of common stock.

(2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities Act of 1933, as amended.

(3)   Shares of Common Stock issued to selling stockholders.

(4)   Represents shares issuable upon the exercise of warrants.

(5) Represents shares issuable upon the conversion of secured convertible debentures

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...........................................................3
THE OFFERING.................................................................4
RISK FACTORS.................................................................5
CAUTIONARY STATEMENT CONCERNING
        FORWARD LOOKING STATEMENTS...........................................10
BUSINESS.....................................................................11
LEGAL PROCEEDINGS............................................................26
SUMMARY CONSOLIDATED FINANCIAL INFORMATION...................................27
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
        CONDITION AND RESULTS OF OPERATION...................................30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................41
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
        ON ACCOUNTING AND FINANCIAL DISCLOSURE...............................42
USE OF PROCEEDS..............................................................43
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.................43
SECURITY OWNERSHIP OF CERTAIN
        BENEFICAL OWNERS AND MANAGEMENT......................................48
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.........................49
SELLING STOCKHOLDERS.........................................................50
PLAN OF DISTRIBUTION.........................................................52
DESCRIPTION OF SECURITIES....................................................53
INTEREST OF NAMED EXPERTS AND COUNSEL........................................55
EXPERTS......................................................................55
COMMISSION POSITION OF INDEMNIFICATION FOR
        SECURITIES ACT LIABILITIES...........................................56
WHERE YOU CAN FIND MORE INFORMATION..........................................56
FINANCIAL STATEMENTS.........................................................F-1

THE INFORMATION IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. THE SECURITIES COVERED BY THIS PROSPECTUS CANNOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THAT STATE.



                    SUBJECT TO COMPLETION, FEBRUARY 22, 2006.

                                   PROSPECTUS

                             POWER TECHNOLOGY, INC.

                       173,434,872 Shares of Common Stock

This prospectus ("Prospectus") relates to the resale of 173,434,872 shares Common Stock of Power Technology, Inc., a Nevada corporation ("Power Technology"), by the selling stockholders, including 6,500,000 shares of common stock currently held by Cornell Capital Partners, L.P. and/or its affiliates ("Cornell"), 442,477 shares presently held by Newbridge Securities Corporation ("Newbridge"), 145,587,520 shares of Common Stock issuable upon the conversion of convertible debentures held by Cornell; and 20,904,875 shares of Common Stock issuable upon the exercise of Warrants held by Cornell (the "Shares"). We determined to register 145,587,520 shares which may be issued upon the conversion of the Convertible Debenture based on our good faith estimate of the maximum number of shares of stock into which the principal and interest of the convertible debentures might be converted depending on various closing bid prices for the common stock. The Shares will be resold by Cornell and Newbridge in the over-the-counter market at their then prevailing market price or in negotiated transactions. See "Plan of Distribution". As of February 13, 2006, we had 135,495,745 shares of common stock issued and outstanding.

We are not selling any shares of our common stock in this offering and, therefore, will not receive any proceeds from the sale thereof. We may, however, receive proceeds of up to $1,630,580 upon the exercise of the warrants held by certain selling stockholders for which we are registering the underlying shares in the event that such warrants are exercised and paid for. We will bear all expenses, other than selling commissions and fees of the selling stockholders, in connection with the registration and sale of the shares being offered by this prospectus.

The selling stockholders and any participating broker-dealers are deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. See "Selling Stockholders" and "Plan of Distribution".

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

These Shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Our common stock currently trades in the over-the-counter Bulletin Board under the symbol "PWTC.OB." On February 13, 2006, the last reported sales price of our common stock was $0.085 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISKS. PLEASE REFER TO THE "RISK FACTORS" BEGINNING ON PAGE 5. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE DATE OF THIS PROSPECTUS IS ______________ ____, 2006.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled "Where you can find more information" on page 56 in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the "Company," "we," "us," and "our" refer and relate to Power Technologies, Inc.

The Company

Power Technology, Inc. ("Power Technology" or the "Company"), a Nevada corporation, was incorporated on June 3, 1996. Our primary business has been to develop improved technology for batteries to be used in electric vehicles, hybrid powered vehicles, solar power systems, electric motorcycles, electric bicycles, electric wheelchairs, electric power management, uninterruptible power supply systems, automobiles, aircraft, marine and submarine craft. We have manufactured preliminary prototype batteries, using methods that would not be practical for economically manufacturing batteries on a commercial scale. We have had no revenue, have no commercial product, no manufacturing equipment and no facility to manufacture batteries. We have two employees, one of whom earned a B.Sc. degree in chemical engineering and an M.A.Sc. degree in Chemical Engineering specializing in electrochemical engineering.

The Offering

Outstanding Common      35,495,745 shares (as of February 13, 2006).
Stock

Common Stock            Up to 6,942,477 shares of common stock held by certain
                        selling stockholders, 145,587,520 Offered shares of common stock issuable upon the conversion of convertible debentures, and 20,904,875 shares of common stock issuable upon the exercise of warrants, which warrants have an exercise price of $.078 per share.

Offering Price          Determined at the time of sale by the selling
                        stockholders.

Proceeds We will not receive any proceeds from the sale of the common stock offered by the selling stockholders that may be sold pursuant to this prospectus. We may, however, receive proceeds of up to $1,630,580 upon the exercise of and payment for the warrants held by certain selling stockholders for which we have registered the underlying shares, if all such warrants are exercised. Proceeds, if any, received from the exercise of warrants will be used for general corporate purposes.

Risk Factors            The securities offered hereby involve a high degree of
                        risk. See "Risk Factors" herein.

                                  THE OFFERING

This offering relates to the sale of our common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

* Cornell Capital Partners, L.P. which intends to re-sell up to 172,992,395 Shares of Common Stock.

* Newbridge Securities Corporation, which intends to sell up to 442,477 shares of Common Stock.


SUMMARY

This Prospectus relates to the resale of up to 173,434,872 shares of our common stock to be resold by selling stockholders. We are registering for resale 6,500,000 shares of common stock presently held by Cornell Capital Partners or its affiliates and 442,477 shares of common stock presently held by Newbridge Securities Corporation. Additionally, we are registering up to 145,587,520 shares issuable upon the conversion of a Convertible Debenture held by Cornell and up to 20,904,875 shares issuable upon the exercise of warrants held by Cornell (all collectively referred to herein as the "Shares"). The Shares will be resold by Cornell and Newbridge in the over-the-counter market at their then prevailing market price or in negotiated transactions. The 6,500,000 shares of Common Stock were issued to Cornell as consideration for the issuance of a Standby Equity Distribution Agreement which has now been terminated.

Our Articles of Incorporation currently authorize us to issue up to 750,000,000 million shares of common stock. As of February 13, 2006, we had 135,495,745 shares of common stock issued and outstanding. We are registering 173,434,872 shares of common stock in this offering. These shares represent approximately 23% of our authorized capital stock and would upon issuance represent approximately 56% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. The Convertible Debentures provide that the number of shares of our common stock that may be issued by us or acquired by Cornell shall not exceed 4.99% of the total number of then issued and outstanding shares of our common stock. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on the Company in an election of directors.

We have used and will use the net proceeds of the convertible debentures for general corporate purposes, including funding our existing operating deficit, to continue research and development, to pay officer's salaries and director's fees; for general administrative expenses; to design and purchase manufacturing equipment, to manufacture prototype batteries, to build and operate a pilot plant to manufacture our battery current collectors, to market and promote our products, and to establish licensing agreements with battery manufacturers.

The significant downward pressure on our stock price caused by the sale of a significant number of shares by Cornell could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. "Short selling" occurs when a person sells shares of stock not yet owned by that person in the anticipation of being able to buy the stock at a later date at a lower price per share. The presence of short sellers in our common stock may further depress the price of our common stock. Pursuant to the terms of the transaction, Cornell will not engage in short selling our common stock.

                                  RISK FACTORS

WE HAVE EXPERIENCED RECENT SUBSTANTIAL OPERATING LOSSES AND MAY INCUR ADDITIONAL OPERATING LOSSES IN THE FUTURE.

We have incurred operating and net losses and negative cash flow from operations since our inception. For the years ended January 31, 2005 and 2004, we had net losses of ($2,241,852) and ($317,238) respectively. During the nine-month period ended October 31, 2005, we incurred net losses of ($1,242,930). As of October 31, 2005, we had an accumulated deficit of $12,775,169. In the future, we may continue to incur operating and net losses and negative cash flow from operations, due in part to anticipated increases in expenses for research and product development, the acquisition of capital assets, acquisitions of complementary businesses and technologies and expansion of our sales and marketing capabilities. We may not be able to achieve or maintain profitability. Moreover, if we do achieve profitability, the level of any profitability cannot be predicted and may vary significantly from quarter to quarter. In the event we are unable to increase our gross margins, reduce our costs and/or generate sufficient additional revenues to offset our increased costs, we may continue to sustain losses and our business plan and financial condition will be materially and adversely affected.

OUR LIMITED OPERATING HISTORY OF PRODUCING BATTERIES MAKES AN EVALUATION OF US AND OUR FUTURE EXTREMELY DIFFICULT, AND PROFITS ARE NOT ASSURED.

In view of our limited operating history of producing batteries, you may have difficulty in evaluating us and our business and prospects. You must consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. For our business plan to succeed, we must successfully undertake most of the following activities:

      *     Comply with applicable laws and regulations;
      *     Identify and enter into binding agreements with suitable joint venture partners and licensees for our future projects;
      *     Raise a sufficient amount of funds to continue our research and development program;
      *     Implement and successfully execute our business strategy;
      *     Respond to competitive developments and market changes; and
      *     Attract, retain and motivate qualified personnel.

There can be no assurance that we will be successful in undertaking any or all of such activities. Our failure to undertake successfully most, if not all, of the activities described above could materially and adversely affect our business, prospects, financial condition and results of operations. In addition, there can be no assurance that our research and production activities will produce commercially viable products, if any at all. There can be no assurance that sales of our products will ever generate significant revenues, that we will ever generate additional positive cash flow from our operations or that we will be able to achieve or sustain profitability in any future period.

SHAREHOLDERS COULD INCUR NEGATIVE IMPACT DUE TO THE AVAILABILITY OF RESALE OF A SIGNIFICANT PERCENTAGE OF OUR OUTSTANDING SHARES OF COMMON STOCK.

As of February 13, 2006, there were 135,495,745 shares of our common stock outstanding. Of these shares, approximately 58,039,769 shares of our common stock were eligible to be sold pursuant Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). However, 35,209,075 of these shares of common stock are subject to lock up agreements with varying termination dates. In the event that a substantial number of these shares are offered for sale in the market by several holders, the market price of our common stock could be adversely affected. The registration of up to 173,434,872 shares pursuant to this Prospectus will also increase the number of common shares which could be sold in the public market. The availability of public trading for such a large number of shares may have an adverse effect on the trading prices of our common stock. Further, we are not engaging an underwriter to assist in a distribution of shares on behalf of the selling stockholders. No prediction can be made as to the effect, if any, that sales of shares of our common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market would likely have an adverse effect on prevailing market prices for the common stock.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

We have entered into material agreements with Cornell Capital Partners, L.P. described herein. As a result of these agreements with Cornell, we were required to file a registration statement with the SEC registering the resale of the approximately 173,434,872 shares of our common stock that was issued to selling stockholders or may be issued Cornell upon the conversion of warrants or the Convertible Debenture. The Convertible Debentures provide that the number of shares of our common stock that may be issued by us or acquired by Cornell shall not exceed 4.99% of the total number of then issued and outstanding shares of our common stock.

We engaged Newbridge Securities Corporation as our exclusive placement agent for our sale of common stock to Cornell under the terms of a Placement Agent Agreement. We issued 442,477 shares of our common stock to Newbridge. As a result of our agreement with Newbridge, we are hereby registering 442,477 shares of our common stock.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market during and after the effectiveness of the registration statement. As of February 13, 2006, there were 58,039,769 shares of common stock then outstanding as "restricted securities" as defined in Rule 144 which will be available for sale in the future. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

As of February 13, 2006, we had 10,396,667 shares of common stock which remain to be issued that are reserved for issuance upon exercise of options or stock bonuses to be granted or reserved for grant under certain stock, SAR and stock option plans which have been registered on Form S-8. These shares can be sold in the public market upon issuance, subject to restrictions under the securities laws applicable to resales by affiliates.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM SALES OF OUR COMMON STOCK UNDER EQUITY FINANCING AND COULD RESULT IN A CHANGE OF CONTROL.

The issuance of our common stock pursuant to the Convertible Debenture and Warrants will dilute the percentage of the ownership by the current shareholders. We are registering 173,434,872 shares of our common stock under the Amended Debenture (as defined herein). The 173,434,872 shares we are registering would represent approximately 56% of our outstanding common stock upon issuance. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. If our stock price is lower, then our existing stockholders would experience greater dilution. We cannot predict the actual number of shares of common stock that may be issued pursuant to any other future equity financing transaction, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we do not know the exact amount of funds we will need. A change in control of the Company could occur as the result of a dilution of the percentage of the ownership of our stock by the existing largest shareholders.

CORNELL WILL PAY LESS THAN THE THEN PREVAILING MARKET PRICE AND WILL HAVE AN INCENTIVE TO SELL ITS SHARES.

Cornell may purchase shares of our common stock pursuant to the Warrants and Convertible Debentures at a purchase price that is less than the then-prevailing market price of our common stock. Cornell will have an incentive to sell any shares of our common stock that it purchases to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

OUR COMMON STOCK PRICE MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE CONSIDERABLY.

Our common stock is currently traded on the Over-the-Counter Bulletin Board. Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock traded in an active public market. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK UNDER THIS REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES.

Significant downward pressure on our stock price caused by the sale of a significant number of shares under the debentures could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. Short selling is where a person sells shares of stock not yet owned by that person in the anticipation of being able to buy the stock at a later date at a lower price per share. The presence of short sellers in our common stock may further depress the price of our common stock.

THE TRADING PRICE OF OUR COMMON STOCK ENTAILS ADDITIONAL REGULATORY REQUIREMENTS, WHICH MAY NEGATIVELY AFFECT SUCH TRADING PRICE.

The trading price of our common stock is below $5.00 per share. As a result of this price level, trading in our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock. As a consequence, the market liquidity of our common stock could be severely affected or limited by these regulatory requirements.

IN THE FUTURE, WE WILL INCUR SIGNIFICANT INCREASED COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

Upon the effectiveness of the registration statement covering the resale of shares, we will incur significant legal, accounting and other expenses as a fully-reporting public company. In addition, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in fiscal 2007, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

IF OUR PRODUCTS AND SERVICES DO NOT BECOME WIDELY USED IN INDUSTRY, IT IS UNLIKELY THAT WE WILL BE PROFITABLE.

Compared to other technologies, our technologies are new and unproven. In addition, we have a very limited history of providing products and services. It is uncertain whether new customers, if any, will use these products and services. In order to be successful, our products and services must meet the requirements of the industry involved in each product, and we must convince potential customers to use our products and services instead of competing technologies. Market acceptance will depend on many factors, including our ability to: convince potential customers that our technologies are attractive alternatives to other technologies; manufacture products and conduct services in sufficient quantities with acceptable quality and at an acceptable cost; convince potential customers to purchase products and services from us rather than developing them internally; and place and service sufficient quantities of our products. Because of these and other factors, we can give no assurance that our products and services will gain market acceptance.

GOING CONCERN QUALIFICATION BY AUDITORS.

The accountants' reports of our independent certified public accountants for fiscal years ending January 31, 2005, 2004, and 2003 express a going concern qualification by the auditors. We have had recurring operating losses for the past several years which raise substantial doubts about our ability to continue as a going concern. See Independent Auditor's Report(s), Note 2 to the Consolidated Financial Statements of Power Technology, and Management's Discussion and Analysis or Plan of Operation - "Plan of Operation and Uncertainties". We have had no revenue during our last fiscal year. We have no commercial product and have no customers who have agreed to purchase our products. We do not own all the equipment necessary to manufacture our products. Our success is dependent on us raising additional capital.

WE MAY DEPEND ON THIRD-PARTY PRODUCTS AND SERVICES, AND SOLE OR LIMITED SOURCES OF SUPPLY TO MANUFACTURE SOME COMPONENTS OF OUR PRODUCTS.

If we are unable to manufacture reticulated vitreous carbon foam, we would have to obtain the product from a single supplier or a limited group of suppliers and would have to rely on outside vendors to manufacture reticulated vitreous carbon foam, a major component used in our product. The potential suppliers of reticulated vitreous carbon foam in the United States are ERG Materials and Aerospace Corporation, of Oakland California, Ultramet of Pacoima, California, and Destech Corporation of Tucson, Arizona. Our reliance on a sole or limited group of suppliers of reticulated vitreous carbon in particular, involves several risks, including: the inability to obtain an adequate supply of this required component at a reasonable price due to manufacturing capacity constraints; a discontinuance of a product by a third-party manufacturer or other supply constraints; reduced control over quality and pricing of this component and delays and long lead times in receiving materials from vendors. We have no supply contract or agreement in place with any manufacturer of reticulated vitreous carbon foam. We have a written proposal from Destech Corporation involving a technology transfer agreement by which Destech would provide to us a procedure for the production of reticulated vitreous carbon foam in a batch process.

THE BATTERY INDUSTRY IS HIGHLY COMPETITIVE AND SUBJECT TO TECHNOLOGIGAL CHANGE AND WE MAY NOT HAVE THE RESOURCES NECESSARY TO COMPETE SUCCESSFULLY.

The market for our batteries and other proposed products is highly competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. Our proposed battery products are targeted at an emerging market of electric powered automobiles and other vehicles, and our competitors offer a variety of products and services to address this market. Further, we currently face direct and indirect competition from traditional batteries.

The battery industry is mature, well-established and highly competitive. The industry is characterized by a few major domestic and foreign producers including Exide, Delphi, A.C. Delco, Johnson Controls, Inc., East Penn Manufacturing Co., Inc GNB, Electrosource, Inc., Energy Conversion Devices, Inc., Hawker and Yuasa, all of which have substantially greater financial resources than us. Accordingly, our ability to succeed in this market depends upon our ability to demonstrate superior performance and cost attributes of our technology. Initially, we intend to concentrate our activities in the electric vehicle segment of the market with a view to demonstrating improved energy to weight and longer battery life in comparison to traditional lead-acid batteries. Our principal competitors in the electric vehicle market have directed their efforts to other battery types, such as nickel-cadmium, nickel-metal hydride, nickel-iron and sodium-sulfur batteries, rather than lead-acid formulations. However, at least one major automobile manufacturer and one major battery company are known to have research and development projects underway to develop lead-acid batteries for electric vehicles.

In the future, because there are relatively low barriers to entry in the battery industry, we could experience additional competition from other established or emerging companies as the market continues to develop and expand. Many potential competitors may have well-established relationships with our potential customers, have extensive knowledge of the industry, better name recognition and significantly greater financial, technical, sales, marketing and other resources and are capable of offering batteries which have multiple applications. It is also possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. We also expect that competition will increase as a result of industry consolidations. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their battery products. Moreover, the battery business is characterized by rapid and continuous technological innovation. We anticipate that we will face increased competition in the future as new companies enter the market and advanced technologies become available. Our products, services and expertise may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by us or one or more of our competitors. For example, advances may render some of our existing approaches to our technologies obsolete. Additionally, the existing approaches of our competitors may be more effective than those we develop. As a result, we may not be able to compete successfully with existing or future competitors.

OUR SUCCESS DEPENDS ON PROPRIETARY TECHNOLGY.

Our success is dependent upon proprietary technology. We intend to rely primarily on a combination of patents, trade secrets, confidentiality procedures and contractual provisions with our employees, consultants and business partners and in our license agreements to protect our proprietary rights. In addition to our patents, we seek to protect our products, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to reverse engineer or otherwise copy aspects of our products or to obtain and use information that we regard as proprietary. We may not be able to protect our proprietary technology from infringement by third parties.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO ATTRACT AND RETAIN EXPERIENCED SCIENTISTS AND SALES PERSONNEL.

Our future success will depend to a significant extent on our ability to attract, retain and motivate highly skilled scientists and sales personnel. Our ability to enter into new engagements and provide additional services to customers depends, in large part, on our ability to hire and retain scientists with the skills necessary to keep pace with continuing changes in technology and sales personnel who are highly motivated. Management believes that there is a shortage of, and significant competition for, scientists with the skills and experience in the sciences necessary to perform the services we offer. The scientists must have advanced degrees in Chemical Engineering with specialization in electrochemical engineering and knowledge of battery manufacturing. We compete with other contract research companies and academic institutions for new personnel. In addition, our inability to hire additional qualified personnel may require an increase in the workload for both existing and new personnel. Management believes that our present Vice President of Technology is qualified to keep pace with continuing changes in battery technology and to manage the engineering aspects of our business plan. However, we may not be successful in attracting new scientists or sales personnel or in retaining or motivating our existing personnel.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

When used in this Prospectus and in our other filings with the SEC, in our press releases and in oral statements made with the approval of one of our authorized executive officers, the words or phrases "will likely result", "plans", "will continue", "is anticipated", "estimated", "expect", "project" or "outlook" or similar expressions (including confirmations by one of our authorized executive officers of any such expressions made by a third party with respect to us) are intended to identify forward-looking statements. The reader is cautioned not to place undue reliance on any such statements, each of which speaks only as of the date made. We undertake no obligation to release publicly revisions we made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements. All written and oral forward-looking statements made after the date of this Prospectus, our annual report and/or attributable to us or persons acting on our behalf are expressly qualified in their entirety by this discussion.

This Prospectus contains forward-looking statements. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "fanticipates", "intends", "plans", "will", "believes", "seeks", and "estimates", and variations of these words and similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward-looking statements. In addition, the forward-looking events discussed in this Prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this Prospectus. You are cautioned not to place under reliance on these forward-looking statements, which reflect our management's view only as of the date of this Prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. See "Where You Can Find Additional Information." The reader is cautioned not to place undue reliance on any such statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties, including but not limited to our history of losses, our limited operating history, our need for additional financing, rapid technological change, and an uncertain market, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the factors described below and in the Business section of this Prospectus. We undertake no obligation to release publicly revisions made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements. All written and oral forward-looking statements made after the date of this Prospectus, our annual report and/or attributable to us or persons acting on our behalf are expressly qualified in their entirety by this discussion.


                                    BUSINESS

DESCRIPTION OF BUSINESS

Power Technology, Inc. (the "Company"), a Nevada corporation, was incorporated on June 3, 1996. However, we did not conduct any significant operations until March 1998 when we acquired all of the issued and outstanding capital stock and assets of PowerTek Technology Corporation, Inc. (formerly called Power Technology, Inc.). Power Technology changed its corporate name from "Zepplin Production Corp." to Power Technology, Inc. in March 1998 to reflect the change in the purposes and nature of its business.

We are a research and development company. During the past three years our business development has involved research and development of improved technology for deep cycle batteries; the manufacture of preliminary prototype batteries; the filing and prosecution of patent applications on our technology of a battery current collector comprised of reticulated carbon substrate to which a lead-tin containing alloy is deposited. We have not been involved in any bankruptcy, receivership or similar proceedings and have not had any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

BATTERIES

Our primary business has been to develop improved technology for batteries to be used in electric vehicles, hybrid powered vehicles, solar power systems, electric motorcycles, electric bicycles, electric wheelchairs, electric power management, uninterruptible power supply systems, automobiles, aircraft, marine and submarine craft. Our battery technology has passed from the "proof of principle" stage, by which we validated the proposition that lead acid battery current collectors comprised of reticulated vitreous carbon foam plates onto which a lead tin alloy has been deposited are a significant improvement over existing solid lead current collectors. We have manufactured preliminary prototype batteries, original, full-scale, working models of our new product, using methods that would not be practical for economically manufacturing batteries on a commercial scale.

Our goal has been the development of batteries that (i) are smaller and lighter than conventional batteries which produce the same electrical capacity, (ii) have a higher specific energy density, (iii) have a higher energy efficiency,
(iv) have a quicker recharge rate, (v) will be more cost effective, and (vi) will be more environmentally friendly.

We intend to continue our development efforts to be funded in part through licensees and industrial joint venture partners and from the sale of our securities.

The importance of electric vehicles and hybrid vehicles in the United States and abroad has increased because of concerns regarding air pollution, the price of gasoline, global climactic changes, ozone layer depletion, noise abatement, the price of gasoline, and dependence on imported oil. However, because of the costs and limited range of currently available batteries, the production and sales of electric vehicles has been very limited. There appears to be substantial demand for a high power, durable, high charge/discharge rate battery for electric cars and other hybrid electric vehicles (such as two and three wheeled vehicles that are numerous in Europe and third world countries).

Our future business prospects are substantially dependent upon the ability of Power Technology, our joint venture partners and licensees to develop, manufacture and sell products based on our battery technologies. Additional development efforts will be required before products based on our technologies can be manufactured and sold commercially. There can be no assurance that certain products based on our technologies can be manufactured cost effectively on a commercial scale, that such products will gain market acceptance or that competing products and technologies will not render products based on our technologies obsolete or noncompetitive.

In certain fields, we may enter into licensing or joint venture agreements with established companies. Any revenues or profits which may be derived by us from these arrangements will be substantially dependent upon the willingness and ability of our licensees and joint venture partners to devote their financial resources and manufacturing and marketing capabilities to commercialize products based on our technologies.

Our ability to compete effectively with other companies will depend, in part, on our ability to protect and maintain the proprietary nature of our technology. There can be no assurance that our patents or other proprietary rights will be determined to be valid or enforceable if challenged in court or administrative proceedings or that our patents or other proprietary rights, even if determined to be valid, will be broad enough in scope to enable us to prevent third parties from producing products using similar technologies or processes. There can also be no assurance that we will not become involved in disputes with respect to the patents or proprietary rights of third parties.

BATTERY TECHNOLOGY

The battery we are developing is an electrochemical battery of the type having a positive plate, a negative plate, an electrolyte contacting and bridging the plates, and a transducer in contact with the plate(s) to apply electronic energy to the plate(s). Each plate is comprised of a rigid metal structure which significantly increases the exposed surface area of the plates for the paste to be in contact. The surface structure of the plates is specially coated with an electrically conductive metal.

GLOSSARY OF TECHNICAL TERMS. Certain technical terms used herein have the following meanings:

Active Material - The constituents of a cell that participate in the electrochemical charge/discharge reactions. This does not include separators, current collectors, and connectors.

Ampere or Amp (A) - The unit of measurement of current flow. One volt placed across a one ohm resistance will cause a current of one Amp to flow. One amp for one hour is called an "amp-hour" or Ah.

Ampere-hour or Ah - A unit of electrical capacity that measures how much energy the battery will store. This is obtained by multiplying the current in amperes by the time in hours of discharge. A battery delivering 5 amperes for 20 hours, delivers 100 Amp Hr of capacity.

Current Collector - A part of an electrode that conducts electrons. It also serves as a structural support for the electrode.

Current Density (mA/cm(2)) - The current per unit of electrode area. It is equal to the charge or discharge current divided by the total geometric area of the positive or negative electrode. Current density is measured in milliamps divided by square centimeter .

Cycle life -The number of times a rechargeable battery can be charged and discharged. One battery cycle includes a charge section and a discharge section.

Deep Cycle Discharge - A qualitative term indicating the withdrawal of a significant percentage of capacity (typically, 80 percent or more)

Electrical Efficiency (%)- The amount of the discharge capacity in amp hours:(Ah) divided by the amount of recharge capacity in (Ah)

Electrode (battery) - the chemically active portions of a battery.

Electrolyte -- The conductive chemical (such as acid), usually fluid or gel, in which the electricity flows within the battery, and which supports the chemical reactions required.

Energy Density - The amount of energy stored per unit volume of a battery. It is measured by the number of watt hours divided by the volume of the battery in liters. (Whr/L)

EV -Electric Vehicle - a vehicle propelled exclusively by an electric drive system powered by an electrochemical energy storage device, typically a rechargeable battery.

HEV- Hybrid Electric Vehicle - a vehicle propelled both by an electrochemical energy storage device coupled to an electric drive and an auxiliary power unit powered by a conventional fuel such as reformulated gasoline, direct injection diesel or compressed natural gas.

PAM - Positive active material, it is the constituents of a cell that participate in the electrochemical charge/discharge reactions. (paste on the positive plate)

Power Density (W/L) the amount of power a battery can delivery per unit volume. It is measured by the number of watts divided by the volume in liters.

SLI battery - Starting, lighting, and ignition battery

Specific Capacity (Ah/kg) - Capacity per unit weight of active material and/or current collectors. It is measured by the number of amp hours divided by the weight of the battery in kilograms.

Specific Power Density (W/kg) - The amount of power per unit weight of a battery. It is measured by the number of watts divided by the weight of the battery in kilograms.

Specific Surface Area (cm(2)/cm(3)) The effective surface area per unit volume. It is a measure of the number of square centimeters of the surface area divided by the number of cubic centimeters of the object.

Utilization Efficiency (%) - The percentage by weight of the limiting active material present in an electrode that is electrochemically available for discharge at useful voltages. It is equal to the actual capacity (Ah) divided by the theoretical capacity (Ah).

Volt - (V) - The unit of measurement of electrical potential.

Watt - (W) - A measurement of total power. It is amperes multiplied by volts. One horsepower equals about 750 watts.

Watt-hours or kilowatt-hours (kWh) is the number of watts times the number of hours.

                                 * * * * * * * *

Electrochemical batteries typically include a pair of oppositely charged plates (positive and negative) with electrolyte to convey ions from one plate to the other when the circuit is completed.

Conventional lead-acid batteries typically use lead molded into a grid pattern as a current collector. The surface area of a conventional lead current collector is approximately 4.6 cm(2) per cm(3). Our battery employs a high specific surface area, 18 cm(2) per cm(3), open-cell, reticulated vitreous carbon electrode structure coated with a lead-tin alloy to advance the reliable lead-acid chemistries to new performance levels by significantly increasing the utilization efficiency of PAM.

Because the capability of a battery is directly related to the surface area of its current collectors which are in contact with paste, their capability is usually enhanced by sculpting their surfaces to increase and open up their surface areas. Our technology further increases the surface areas of the plates without compromising their strength or resistance to vibration, erosion and loss of material. Our technology also increases the energy density for both the weight and size of the battery. The size of our battery is significantly reduced compared to a traditional lead-acid battery of the same amp-hour capacity.

CATELLA RESEARCH LABORATORY TEST REPORT

Our preliminary prototype batteries were independently tested by B C Research, Inc of Vancouver Canada, by the Long-Yuan Shuang-Deng battery company of China and by the Catella Generics Centre of Battery Technology ("Catella') in Sweden.

The test report from Long-Yuan Shuang-Deng battery manufacture states that the positive active material utilization efficiency of our battery was 63% as compared to the conventional lead acid battery's 35%.

The Catella report concluded that our battery gives improved properties to lead-acid batteries. Catella's report says:

"The electrochemical utilization of the paste mass is considerably improved with the reticulated structure plates in lead-acid batteries. We have recorded an increase in the area specific capacity withdrawn by about 90 % in the current range 3 to 100 mA/cm(2). The plate weight is lower, by 20-25% for the positive and 45-50% for the negative, and the area larger, by about 30% for the positive as well as the negative, for the conventional plates used for comparison."

The following table shows part of the data summary in Catella test report. The test was to compare the performance of Power Technology's reticulated plates and conventional lead-acid battery grids. The test was carried out with single two volt cell arrangement which comprising two negative plates and one positive. Single cell testing is a common practice used by battery manufactures in the research stage for concept proofing and prototype testing.

                        Power Technology Battery     Conventional Lead-Acid Battery
Cut Off Voltage (V)               1.75                            1.75

Capacity (Ah)                     21.7                            12.5
Amp hours

PAM Efficiency (%)                67                               38

Our proprietary reticulated-structure battery has been independently proven to provide performance characteristics (most notably, high specific energy density) that are suitable to pure electric vehicles such as the neighborhood electric vehicle (NEV). We believe our lead-acid battery technology has the following advantages over conventional lead acid battery:

1. The reticulated grid offers up to four times higher effective surface area per unit volume as compared to a typical molded lead current collector grid used in conventional lead-acid batteries. The higher surface area and the shortened distance between ours current collector wires and the active material particles, generate a higher utilization efficiency of the active material which is a key parameter for the improvement of the lead-acid battery.

2. The weight per unit volume of the reticulated grid, depending on the lead-alloy coating thickness, can be as much as two to four times lower than for a conventional grid. Thus, significant savings in battery weight can be achieved. As a result of that, weight saving of our battery plates for equivalent power delivered is 40% to 50% lighter than a conventional lead-acid battery. Fewer and lighter plates mean our battery is 30% to 50% smaller and lighter, compared to a regular lead-acid battery.

3. An increase of the active material utilization efficiency improves the specific energy. In electric vehicles the specific energy is directly correlated with the driving range. Generally, a 50% improvement in specific energy increases the driving range of an electric vehicle by about 74%.

4. The reticulated structure increased the utilization efficiency by up to 65%. This increase coupled with the weight reduction, resulted in a specific energy increase of up to 60% versus a conventional lead-acid battery equipped with book-mold grid.

5. The cycle life of our reticulated battery was tested with deep cycle discharge protocol. Cycling results at a one-hour discharge rate showed the battery last 700 cycles before the battery could not be recharged to 80% of the rated specific capacity.

6. The amount to time required to fully recharge our battery is significantly less than conventional lead acid battery. AccelRate Power Systems Inc., formerly Key Capital Group, (www.keycapital.net) manufactures battery chargers and tested our prototype. AccelRate reported that with its battery charger, our battery can be fully recharged in 2.5 hours compared to a conventional lead-acid battery that takes 6-8 hours. AccelRate's test report also shows there is insignificant temperature rise when charging as compared to a conventional lead-acid battery whose temperature rise under charge is significant.

PILOT PLANT

We intend to design and construct a pilot plant capable of manufacturing our current collectors in commercial quantities for use in lead acid batteries. The manufacturing process to create a current collector will include manufacturing the reticulated vitreous carbon plates, casting a top frame and tab and side frames on the individual reticulated vitreous carbon plates, depositing the lead tin alloy on the reticulated vitreous carbon plate by electroplating, applying battery paste onto the individual reticulated vitreous carbon foam plate, and curing them. Once this process has been completed, the individual plate is suitable for use as a current collector. We believe that the manufacturing process and machinery necessary for insertion of our current collector into a battery case and completing the manufacturing of our battery is substantially similar to existing processes, methods, and machinery commonly used in the manufacture of a typical lead acid battery.

We plan to establish our pilot plant in Vancouver, British Columbia, Canada. Management has determined that we will need approximately 2,500 square feet of industrial space to house our pilot plant. Management has determined that suitable space, properly requipped with necessary power, other utilities, and required environmental equipment is available in Vancouver at a cost of approximately $3,500 per month. We have not yet signed a written lease agreement, however, we have engaged in discussions regarding potential property and Management is confident of our ability to secure suitable space for our pilot plant when it is time to take delivery of our manufacturing equipment.

Management has engaged in discussion, planning, and negotiations with an engineering firm, Destech Corp., which specializes in manufacturing reticulated vitreous carbon and other advanced materials. This firm has provided us with a written proposal to provide us with the equipment, materials, technology transfers and processes to manufacture reticulated vitreous carbon plates suitable for current collectors. Based on the engineering and design that has been performed and the written proposal provided, we estimate that the consulting costs, equipment, and materials to enable us to begin manufacturing reticulated vitreous carbon plates will be approximately $110,000. This system will manufacture reticulated vitreous carbon in billets in a batch process and the blocks of reticulated vitreous carbon will then be cut and sliced into the proper size for individual current collectors. The system is designed to permit production of 5000 reticulated vitreous carbon plates of 6 inches by 6 inches by 3 mm per moth. We estimate it will take 3 to 4 months to build the equipment to manufacture the reticulated vitreous carbon in a batch process.

Wirtz Manufacturing Company, Inc., a company which designs and builds equipment used in the manufacturing of lead-acid batteries, has built us various prototype molds to cast the top lead frame and tab onto the uncoated reticulated vitreous carbon foam plates. Wirtz has completed preliminary design of a double panel casting mold designed to cast a lead top frame with lug and two side frames on uncoated reticulated vitreous carbon foam plates. Wirtz is in the process of manufacturing the grid mold, which was designed to be used by a conventional grid casting machine, which manufactures typical lead battery current collectors. A separate casting mold will be necessary for each different sized battery. The casting mold for a 6"x 6" current collector will cost approximately $13,000 and it is anticipated that it will take approximately one to two more months to complete. The configuration of the double panel casting mold is designed so that it will fit into conventional current collector pasting machines which cost approximately $50,000. Following testing of the mold additional design may be necessary to adapt the mold to an existing manufacturing machine so that the top frame, lug and side frames may be cast at high speed on individual reticulated vitreous carbon foam plates.

We have engaged in discussion, planning, and negotiations with Technic, Inc., an engineering and manufacturing firm which specializes in designing and manufacturing electroplating equipment. We entered into an agreement dated January 12, 2006, with Technic, Inc. for the purchase of machinery to apply lead tin plating to reticulated vitreous carbon plates for our battery systems. The agreement provides for a price of $94,700, and includes the necessary hoist with motorized trolley structural support steel with trolly track and electrical tag line, the steel tanks with locating saddles and twin 60 inch air blow-off manifolds, rectifiers, and accessories for the plating system. It is anticipated that the manufacture of this plating system will be completed in early April 2006. The plating system will be a manual line capable of plating 250 current collectors per eight hour shift. Management believes the plating system will demonstrate that the electroplating of the current collectors can be performed efficiently. Technic, Inc. has provided us with designs and proposals to increase the system capacity by adding six additional plating stations, additional rectifiers, an automated hoist and a computer controlled, programmable, automation package that would increase the system capacity to plate approximately 1000 to 1200 current collectors per eight-hour shift. The price of automation package proposal is $278,000.

We have engaged in discussion, planning, and negotiations with two engineering and manufacturing firms which specialize in designing and manufacturing battery plate pasting equipment to design and construct equipment capable of applying battery paste on lead-tin coated reticulated vitreous carbon current collectors. Based on the engineering and design that has been performed, we estimate that that the battery pasting machine needed to apply battery paste onto our individual current collectors will cost approximately $95,000 and that it will take two to three months to build.

Our lead acid battery is not yet commercially successful because we have not yet designed and built the equipment necessary to manufacture our batteries in commercial quantities. Reticulated vitreous carbon current collectors are more expensive and time consuming to manufacture than are current collectors manufactured by pouring molten lead into a grid patterns. Our battery will be more expensive to manufacture and its purchase price will be more than a traditional lead acid battery.

Management believes we will be able to design and build a pilot plant capable of manufacturing our current collectors cost effectively in commercial quantities; however, further design and engineering may be necessary before a pilot plant can be built. The issues related to the successful commercial production of our current collectors and battery include: whether we can manufacture reticulated vitreous carbon economically in mass produced commercial quantities; whether we can apply the top frame and tab to the plates economically in mass produced commercial quantities; whether we can economically electroplate the lead-tin alloy onto the reticulated vitreous carbon plates uniformly and consistently in mass produced commercial quantities; whether we can apply the side frames to the plates economically in mass produced commercial quantities; whether we can adapt existing battery plate pasting equipment to paste our current collectors economically in mass produced commercial quantities. There can be no assurance that we can manufacture our current collectors or batteries cost effectively on a commercial scale. Management believes and anticipates that our pilot plant can be completed and we can begin manufacturing current collectors by May 2006; however, there can be no assurance that this will occur.

There can be no assurance that we can establish a competitive position against current and potential competitors, especially those with greater financial, marketing, service, support, technical and other resources than us.

Our preliminary testing indicates that various configurations of the battery meet or exceed some of the performance goals established by major governmental and industry groups for electric vehicle batteries. Management's discussions with various manufacturers lead us to believe that there would be a significant demand for our battery, if it can be manufactures economically on a commercial scale. We also believe our battery has a number of applications such as electric vehicles, hybrid powered vehicles, solar power systems, electric motorcycles, electric bicycles, electric power management, uninterruptible power supply systems, aircraft, marine, and submarine craft and for starting batteries for automobiles. We are designing various prototype batteries for such applications.

LICENSING AGREEMENTS

We do not intend to manufacture and sell our batteries. We plan to license our technology to other entities. We intend to discuss and explore various possible business combinations or transactions with established battery manufacturers. These may include joint venture agreements, licensing agreements, technology transfer agreements or other agreements by which established manufacturers acquire the right to employ our technology to manufacture batteries. We plan to provide prototype batteries and demonstrate our pilot plant equipment to established battery manufacturers. We intend to negotiate licensing agreements with manufacturers by which we would permit established battery manufacturers to make batteries using our proprietary technology. The business model for these agreements would involve the payment to Power Technology of a substantial up-front licensing fee and a royalty payment for each reticulated vitreous carbon current collector manufactured pursuant to the licensing agreement. The distribution method for batteries employing our unique current collectors will be by third parties who manufacture and sell the batteries pursuant to include joint venture agreements, licensing agreements, technology transfer agreements or other agreements. We have not yet executed any licensing agreements, technology transfer agreements or other similar agreements. Any revenues or profits which we may derive from these arrangements will be substantially dependent upon the willingness and ability of our licensees and joint venture partners to devote their financial resources and manufacturing and marketing capabilities to commercialize products based on our technologies.

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Our management went to Taiwan to meet with management and engineers from Kung
Long Batteries Industrial Co., Ltd., (`Kung Long"), http://www.kunglong.com/, a publicly traded expert manufacturer of lead acid batteries to discuss a possible licensing agreement. Kung Long owns and operates two manufacturing facilities in Taiwan and one in Viet Nam. It manufactures more than 200 different types of batteries, including batteries for electric vehicles, uninterrupted power supply systems, alternative energy systems, solar energy systems, mobile energy, motorcycle and automotive uses. We signed a memorandum of understanding with Kung Long concerning the commercialization of Power Technology's advanced lead acid battery technology. Pursuant to this agreement, on February 20, 2006 we delivered to Kung Long 22 positive and 28 negative of our current collectors for testing and evaluation. Kung Long has agreed to use our current collectors to make a sample 2 volt cell for testing and provide us with preliminary test results around March 20, 2006. Depending on these results, Kung Long may use the remaining current collectors to manufacture a prototype 12 volt battery. Discussions with Kung Long included the negotiation of technology transfer, license, and royalty agreement that would enable Kung Long to build a new manufacturing facility to produce our batteries.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIROMENTAL LAWS

The industrial space where we intend to locate our pilot plant is already equipped with all necessary equipment that will enable us to comply with the applicable federal, provincial, and local laws environmental laws relating the operation of our pilot plant.

PROTOTYPE BATTERIES

Pursuant to a Technology Development and Support Agreement, during 2001 scientists employed by BC Research, Inc. ("BCR") manufactured four prototype batteries for us that included current collectors composed of reticulated vitreous carbon plates on which a lead-tin alloy had been deposited by electroplating. Two prototypes were 50 ampere hour capacity, 12 volt batteries that were 5 inches wide, 7.5 inches long, 6 inches high and weighed 11 Kilograms. These two prototype batteries each took approximately 21 man hours to construct. One prototype was a 75 ampere hour 12 volt battery that was 5.5 inches wide, 9.5 inches long, 6 inches high, weighed 14 Kilograms and it took approximately 25 man hours to construct. One prototype was a 310 ampere hour, 2 volt battery that was 5.5 inches wide, 9.5 inches long, 6 inches high, weighed 14 Kilograms and it took approximately 32 man hours to construct. All of these prototype batteries were constructed with both the positive and the negative current collectors being our reticulated vitreous carbon plates covered with a lead tin alloy and onto which a top, two side and a bottom lead frames were cast.

In the fall of 2005, we manufactured a 30 ampere hour, 12 volt, U1 size, prototype battery that was 5 inches wide, 7.5 inches long, 6 inches high, and weighed 9.5 Kilograms. This prototype battery was manufactured using both our reticulated vitreous carbon plates and conventional lead plates as current collectors to explore the performance of a battery using both types of current collectors. This battery was constructed with six two volt cells. Each two volt cell contained two positive and five negative current collectors. The two positive current collectors in each cell were made of our reticulated vitreous carbon plates covered with a lead tin alloy and onto which a top and two side lead frame were cast. One of the five negative current collectors in each cell was made of our reticulated vitreous carbon plate covered with a lead tin alloy and onto which a top and two side lead frame were cast. The other four negative current collectors in each cell were made of conventional solid lead book mold current collectors. Preliminary testing data reflected a 30% weight saving over conventional U1 lead acid battery using conventional solid lead book mold current collectors.

We do not intend to manufacture any additional prototype batteries made with both our current collectors and conventional solid lead book mold current collectors. Based on our research and testing, we believe that our batteries may be manufactured with our reticulated vitreous carbon plates onto which a top and two side lead frames are cast, without a bottom lead frame. This will save weight and use less lead. We also believe that our smaller batteries, of 15 amp hours and less, typically used for electric bicycles, may be manufactured with our reticulated vitreous carbon plates onto which only a top lead frame is cast, without any side or bottom lead frames. This will save weight and use less lead.

We are preparing to produce prototype versions of our battery that will be built in a variety of configurations using methods that management anticipates will be practical for economically manufacturing batteries on a commercial scale. We have equipment which enables us to deposit lead tin allow on reticulated vitreous carbon plates in our laboratory. Once our pilot plant is completed, we intend to manufacture current collectors. We have on hand a total of 110 reticulated vitreous carbon current collectors onto which a top lead frame and tab have been cast and which have had a lead-tin allow applied. Seventy of these have lead side frames cast on them. We also have on hand approximately 750 reticulated vitreous carbon foam plates, which measure 6 inches by 6 inches by 3mm. These 750 plates are suitable being made into current collectors for our batteries by having frames and tabs cast on them and having a lead tin alloy applied to them and having battery paste applied to them. Once we have manufactured these plates into current collectors and applied battery paste to them, we intend to use them to manufacture 12 volt prototype batteries. The number of reticulated vitreous carbon plates used as current collectors in a single 12 volt battery will vary depending on the type, size and amp hour capacity of a battery.


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BATTERY COMPETITION

The market for our batteries and other proposed products is highly competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. Our proposed battery products are targeted at the established deep cycle battery market and at the emerging market of electric powered automobiles and other electric vehicles. Our competitors offer a variety of products and services to address these markets. We currently face direct and indirect competition from traditional batteries.

The battery industry is mature, well-established and highly competitive. The industry is characterized by a few major domestic and foreign producers including Exide, Delphi, A.C. Delco, Johnson Controls, Inc., GNB, Electrosource, Inc., Energy Conversion Devices, Inc., Hawker and Yuasa, all of which have substantially greater financial resources than us. Accordingly, our ability to succeed in this market depends upon our ability to demonstrate superior performance and cost attributes of our technology. We have historically concentrated our activities in the electric vehicle segment of the market with a view to demonstrating improved energy to weight and longer battery life in comparison to traditional lead-acid batteries. Our principal competitors in the electric vehicle market have directed their efforts to other battery types, such as nickel-cadmium, nickel-metal hydride, nickel-iron and sodium-sulfur batteries, rather than lead-acid formulations, although at least one major automobile manufacturer and one major battery company are known to have research and development projects underway to develop lead-acid batteries for electric vehicles.

In May 2003, Firefly Energy Inc. was formed and spun off by Caterpillar Inc., a Fortune 100 industrial manufacturing company. Firefly has announced its business plan to manufacture a high performance, extremely low weight, reduced cost battery utilizing traditional but non-corrosive lead-acid chemistry. On December 27, 2005, the U.S. Patent and Trademark Office issued to Firefly patent number 6,979,513, titled, "Battery Including Carbon Foam Current Collectors." The invention is a battery comprised of an electrical current collector constructed of carbon or lightweight graphite foam. The patent does not reference any lead tin other alloy being deposited on the entire surface of the Firefly carbon or lightweight graphite foam. If Firefly is able to manufacture its current collectors in commercial quantities for use in batteries and if its uncoated current collector has the structural integrity and strength to withstand the physical forces involved in pasting and the physical force a battery undergoes while in use, then Firefly's technology will directly compete with our technology.

In the future, because there are relatively low barriers to entry in the battery industry, we could experience additional competition from other established or emerging companies as the market continues to develop and expand. Many potential competitors may have well-established relationships with our potential customers, have extensive knowledge of the industry, better name recognition and significantly greater financial, technical, sales, marketing and other resources and are capable of offering batteries which have multiple applications. It is also possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. We also expect that competition will increase as a result of industry consolidations. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their battery products.

Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could adversely affect our business, financial condition or results of operations. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not adversely affect our business, financial condition or results of operations.

Management believes that the principal competitive factors affecting our market include features such as functionality, weight, adaptability, ease of use, product reputation, quality, price, performance, customer service and support, effectiveness of sales and marketing efforts and company reputation.

We intend to compete by offering battery technology which provides higher utilization efficiency; a smaller and lighter battery; a battery with a specific energy increase and a battery that recharges significantly faster than traditional lead acid batteries with insignificant temperature rise when charging as compared to a conventional lead-acid battery whose temperature rise under charge is significant.

The disadvantage our battery technology is that it will be more time consuming and expensive to build our current collectors than the time and expense for building typical lead mold current collectors for use in traditional lead acid batteries. Although we believe that we will compete favorably with respect to such factors, there can be no assurance that we can establish a competitive position against current and potential competitors, especially those with greater financial, marketing, service, and support, technical and other resources than us.

PIPELINE CONNECTION TECHNOLOGY

We own the rights to U.S. Patent 5,442,846 which is titled "Procedure and Apparatus for Cold Joining of Metallic Pipes." We have conducted research and development operations regarding our patented pipeline connection technology. We have developing equipment designed to join large diameter pipe utilizing magnetic pulse methods, a cold form method joining a metal sleeve around the ends of two abutting pipes. A hinged magnetic work coil developed by us is clamped around the sleeve joining two pipes to produce a ringed shaped crimping force forcing a uniform joint with uniform stress distributions. The pipes may have annular grooved ends, grooved to approximately 1/3 of its depth, to be gripped by the grooves of the sleeve. A pressure sensitive adhesive may be applied to the pipe ends to improve the performance and seal of the splice. When the magnetic pulse is applied by the equipment, it instantly crushes the sleeve onto the pipe and into the shallow grooves milled into the pipe ends, which improves its pullout resistance.

This pipeline connection technology is particularly useful for joining oil and gas pipelines, oil and gas well casings, and other large pipe connections such as those at refineries, chemical plants and other industrial operations. The cold magnetic impulse method creates a uniform joint connection between pipes. The magnetic impulse method also has the advantage that it can be performed in the field in any weather condition.

Our pipeline connection technology is based upon the principle that whenever a rapidly changing magnetic flux cuts across a conductive material, such as the grooved sleeve to be used in our design, a current is induced in the material. The current is proportional to the initial intensity and time rate of change of the magnetic flux. The induced current creates an associated magnetic field of such polarity as to oppose the magnetic field producing the current, creating very significant forces of repulsion. This effect is commonly called "Lenz's Law of Repulsion". This repulsion force of our work coil pinches the conductive sleeve around the pipes.

To commercialize the pipeline connection technology, we must complete the design of a modular clamp, a field fastening system, field power supply systems for onshore and offshore applications and a control unit. We have solicited and received a proposal to design, engineer and fabricate a prototype power supply system from IAP Research, Inc. ("IAP"), a product development engineering services firm that specializes in electromagnetic metal forming and innovative electrical and mechanical engineering solutions. The budget estimate for the IAP project is approximately $500,000.

Our pipeline connection technology will require additional development, design and engineering, fabrication of machinery, testing, and evaluation before a field unit capable of joining large diameter pipe can be manufactured and delivered to potential customers. We have not made the decision to discontinue our research and development activities regarding patented alloy sensor technology; however, during the year ended January 31, 2005, no research and development activities regarding patented alloy sensor technology were conducted, due to lack of funding and Management's decision to concentrate primarily on developing our battery technology.

ALLOY SENSOR TECHNOLOGY

We previously researched and developed our patented alloy sensor technology as a permanently installed water detection device to check for the presence of water in storage tanks, fuel tanks and other systems. Management has made the decision to discontinue our research and development activities regarding patented alloy sensor technology due to lack of funding and a decision to concentrate primarily on our battery technology.

RESEARCH AND DEVELOPMENT

Mr. Joey Jung became Chief Technology Officer of Power Technology effective November 26, 2004. Mr. Jung is a co-inventor of our battery technology and is primarily responsible for our research and product development.

Prior to Mr. Jung's employment, during the fiscal year beginning January 31, 2004, we curtailed our research and development activities due to a lack of funds. Prior to 2004, significant research and development activities had been performed by BC Research, Inc. for us relating to microstuctural and surface analyses and electrochemical testing of our device useful for detecting the presence of water in a fuel tank, an invention described in US Patents 4,107,797 and 4,595,916. As an employee of BC Research, Inc., Mr. Jung was personally involved in this research project.

We own the rights to U.S. Patent 6,060,198, which is titled "Electrochemical Battery Structure and Method." This patent covers the basic invention of a metal battery plate comprised of rigid elongated tendrils that form a conductive structure with substantial additional surface area that is exposed to a battery. Prior to 2004, significant research and development activities had been performed by BC Research, Inc. for us to study the properties of reticulated lead structure and to optimize its performance. As an employee of BC Research, Inc., Mr. Jung was personally involved in this research project.

Prior to 2004, significant research and development activities had been performed by BC Research, Inc. for us relating to a unique reticulated vitreous carbon foam current collector structure, which increases the electrochemically active surface area within the battery. As an employee of BC Research, Inc., Mr. Jung was personally involved in this research, which resulted in the filing of U.S. Patent Application Serial Number 11/048,104 titled Method of Manufacture of a Battery and Current Collector, which covers an improved process of manufacturing a battery with a vitreous carbon substrate and of which Mr. Jung is a co-inventor.

Since Mr. Jung became an employee of Power Technology, he has been primarily responsible for research and product development. With the addition of Mr. Jung as an employee of Power Technology, research and development efforts have been directed to designing a pilot plant capable of manufacturing our current collectors in commercial quantities for use in lead acid batteries, developing various methods and processes to manufacture the current collectors for use in our batteries and improving the performance and expanding the capabilities of our prospective products. Although we expect that certain of our products will be developed internally, we may, based on timing and cost considerations, acquire technology and products from third parties or retain consultants.

There can be no assurance that we will be successful in developing or marketing product enhancements or new products that respond to technological change or evolving industry standards, that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products or that our new products or enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. If we are unable, for technological or other reasons, to develop and introduce our new products or enhancements, our business, financial condition or results of operations will be adversely affected.

PROPRIETARY RIGHTS AND LICENSING

Our success is dependent upon proprietary technology. We will rely primarily on a combination of patents, trade secrets, confidentiality procedures and contractual provisions with our employees, consultants and business partners and in our license agreements to protect our proprietary rights. In addition to our patents, we seek to protect our products, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to reverse engineer or otherwise copy aspects of our products or to obtain and use information that we regard as proprietary. While we are not aware that any of our products infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by us with respect to current or future products. We own the rights to U.S. Patent 6,060,198, which is titled "Electrochemical Battery Structure and Method." Patent 6,060,198 was filed on May 29, 1998, was issued on May 9, 2000, and provides patent protection until May 28, 2018. This patent covers the basic invention of a metal battery plate comprised of rigid elongated tendrils that form a conductive structure with substantial additional surface area that is exposed to a battery. Thus, battery performance is markedly improved since a battery's capacity to deliver electrical current is a straight-line function of the amount of plate surface area in contact with the electrolyte. We also own the rights to national patent applications deriving from International Patent Application Number PCT/US02/30607 filed September 25, 2002 at the World Intellectual Property Organization under the Patent Cooperation Treaty, titled Current Collector Structure and Methods to Improve the Performance of a Lead-Acid Battery. This patent application offers improved battery technology by disclosing a vitreous carbon substrate coated with a metallic alloy as a substitute for the porous metal battery plate, thereby reducing a battery's weight and improving its cycle life. Power Technology has filed patent applications on the technology in strategic locations that include the United States, Canada, Japan, China, Taiwan, and Australia and has also filed a European regional patent application for the same technology. In addition, we own the rights to U.S. Patent Application Serial Number 11/048,104 titled Method of Manufacture of a Battery and Current Collector, which covers an improved process of manufacturing a battery with a vitreous carbon substrate. We own the rights to U.S. Patent 5,442,846 which is titled "Procedure and Apparatus for Cold Joining of Metallic Pipes." Patent 5,442,846 was filed on September 23, 1993, was issued on August 22, 1995, and provides patent protection until September 22, 2013.

EMPLOYEES

As of February 13, 2006, we had two (2) full-time employees, one of whom was engaged in product research and development. None of our employees is represented by a labor union with respect to his or her employment. We have experienced no organized work stoppages and we believe our relationship with our employees is good. Management believes that our future success will also depend to a significant extent upon our ability to attract, train and retain highly skilled technical, management, sales, marketing and consulting personnel. Competition for such personnel in the industry in the United States is intense. There can be no assurance that we will be successful in attracting or retaining such personnel, and the failure to attract or retain such personnel could have a material adverse effect on our business or results of operations.

MEDIA CAMPAIGN

On February 1, 2005, we entered into an agreement with Clearvision, Inc. ("TVA") a full service media production and placement company to develop and launch a national media campaign to focus on building name brand awareness in the business community for our battery technology. TVA guaranteed us a minimum of 24 live or pre-recorded nationally televised interviews during the course of the contract. TVA will focus on building name brand awareness in the business community for our battery technology. TVA produced a one half hour exclusive television special, a video news release, a corporate video, a tradeshow loop presentation, Internet streaming video and newspaper features. The half hour video has had over 1,500 airings on various cable TV networks.

CONSULTING AGREEMENTS

On January 14, 2004, we entered into a consulting contract with James Hill to provide scientific and marketing services for a period of one year. We issued 800,000 shares of our common stock valued at $30,000 pursuant to the terms of the consulting contract.

On April 15, 2004, we entered into a consulting contract with Timothy J. Connolly to provide general business strategic consulting and management advisory services. Mr. Connolly agreed to provide two eight-hour workdays per month of general management strategic consulting services, including but not limited to: advising on corporate structure; advising on marketing; developing strategic alliances; implementation of financial systems, structures and controls; retaining Internet traffic engineering services to increase brand identity; retaining of appropriate executive, legal and accounting services; consulting on matters of our board of directors, including but not limited to assisting the board of directors in developing policies and procedures; and assisting our board of directors in mergers, acquisitions, and other business combinations. We agreed to pay the sum of $5,000 per month in cash or equity for a period of 12 months. We also agreed to issue warrants for the right to purchase up to 5,000,000 shares of our common stock exercisable at $0.01 per share. The warrants were to expire April 15, 2006. As of September 28, 2004, we had issued 3,250,000 shares of our common stock pursuant to the terms of the consulting contract. On September 28, 2004, we agreed to pay the consultant, in lieu of the $45,000 unpaid and due for the remainder of the contract term, as his fee, and as consideration for services provided, 8,150,000 shares of our common stock. Additionally, the consultant specifically surrendered and waived his right to exercise his warrants to purchase up to 5,000,000 shares of our common stock at $0.01 per share.

On April 19, 2004, we entered into a consulting agreement with SeaWay Trading, Inc. for a period of two years with a monthly payment to Seaway of $15,000. SeaWay's obligations included using reasonable and best efforts to organize marketing programs via strategic alliances and to assist in protecting the proprietary technology held by us and identify and qualify international candidates for the marketing of our products. The consulting services included efforts by Seaway to arrange strategic alliances on our behalf with Oriental and Motolite Corporation, ("OMC"), the largest battery manufacturer in the Philippines and Southeast Asia and its United States subsidiary, Ramcar Batteries, Inc., which operates a battery manufacturing plant in California. Discussions and meetings between our management and OMC and Ramcar representatives were arranged to explore a licensing and royalty agreement by which OMC and Ramcar would manufacture our batteries. Ramcar personnel met with our management at Ramcar's manufacturing facility to provide advice concerning the design of manufacturing equipment and technical issues relating to industry practices in the manufacture of prototype batteries and regular production batteries. Seaway also provided consulting services to assist us in protecting our proprietary technology in China and Japan. In May 2004, we issued 5,000,000 shares of our common stock as payment of twelve monthly payments due SeaWay Trading, Inc. On August 18, 2004, we entered into an amendment to the consulting agreement, pursuant to which we issued 5,000,000 shares of our common stock as full and final payments of all monthly fees and benefits due SeaWay for services rendered and to be rendered pursuant to the two year contract.

On May 4, 2004, we entered into a consulting contract with Igor Litovsky to provide marketing and operation development services in Russia. We issued 1,100,000 shares of our common stock pursuant to the terms of the consulting contract.

On June 30, 2004, we entered into a consulting contract with Mr. Lee Balak, our former president, wherein Mr. Balak resigned his position as president of Power Technology, and was retained as a consultant to provide information, evaluation and consulting services to us for consideration totaling $5,000 cash per month for a period of six months.

On December 30, 2004, we entered into a new one year consulting contract with Mr. Timothy J. Connolly to provide general business strategic consulting and management advisory services. Mr. Connolly agreed to provide two eight-hour workdays per month of general management strategic consulting services, including but not limited to: advising on corporate structure; advising on marketing; developing strategic alliances; implementation of financial systems, structures and controls; retaining Internet traffic engineering services to increase brand identity; retaining of appropriate executive, legal and accounting services; consulting on matters of our board of directors, including but not limited to assisting the board of directors in developing policies and procedures; and assisting the board of directors in mergers, acquisitions, and other business combinations. We agreed to pay Mr. Connolly $5,000 per month in cash or equity for a period of twelve months. Mr. Connolly also agreed to provide us office space, telecommunication equipment, secure high speed internet access, and copying equipment during January of 2005 at 1770 St. James Place, Suite 115, Houston, Texas 77056 and for the remaining term of the agreement at 109 North Post Oak Place, Suite 422, Houston, Texas 77024. We also agreed to issue to Mr. Connolly warrants for the right to purchase up to 1,250,000 shares of our common stock exercisable at $0.04 per share which were exercised in April 2005. We also agreed to issue to Mr. Connolly options for the right to purchase up to 1,750,000 shares of our common stock exercisable at $0.036 per share which were exercised in July 2005.

In July 2005, we entered into a contract with Princeton Research, Inc. ("PRI") by which PRI agreed to perform due diligence review of the Company, prepare analytical reports and perform investor relations for us for the period from July 1, 2005 through June 30, 2006. We agreed to pay to PRI as its fee and as consideration for services provided, $2,500 per moth. The fees paid to PRI pursuant to this agreement were paid by the issuance of 500,000 shares of our restricted common stock.

On February 10, 2006, upon the expiration of his previous consulting agreement, we entered into a new consulting contract with Mr. Timothy J. Connolly to provide general business strategic consulting and management advisory services for the period January 1, 2006 through December 31, 2006. Mr. Connolly agreed to provide three eight-hour workdays per month of general management strategic consulting services, including: advising on corporate structure; advising on marketing and press releases; developing strategic alliances; advising on and assistance with negotiating licensing agreements; advising on and assisting with obtaining patents; implementation of financial systems, structures and controls; retaining of appropriate executive, legal and accounting services; consulting on matters with our board of directors, including assisting the board of directors in developing policies and procedures and assisting the board of directors in mergers, acquisitions, and other business combinations. Mr. Connolly agreed to provide office space, a conference room, telecommunication equipment; secure high speed internet access, computer equipment, copying equipment, a receptionist and clerical assistance for our use during the term of the agreement at 109 North Post Oak Place, Suite 422, Houston, Texas 77024. We agreed to pay Mr. Connolly the sum of $ 50,000 cash, plus $6,000 per month, paid quarterly. These monthly payments will be made in cash for a period of 12 months or, at our option, the fees paid shall be paid in shares of our common stock at the lower of $.06 per share or 80% of the highest closing bid price per share the common stock as reported by Bloomberg, LP on the day prior to the date the payment is due. On February 21, 2006, we amended our agreement with Mr. Connolly to make the payment of fees convertible into shares of our common stock at a fixed price of $.06 per share. We also agreed to pay Mr. Connolly an advisory fee equal to 5% of the total transaction value of any acquisition, merger, or debt financing which is consummated during the term of this agreement. We granted Mr. Connolly fully vested options for the right to purchase on demand, for one year, up to 5,000,000 shares of our common stock at the lower of $.06 per share or 80% of the highest closing bid price per share for our common stock as reported by Bloomberg, LP on the day prior to the notice by Mr. Connolly of his intent to exercise his option rights. On February 21, 2006, we amended our agreement with Mr. Connolly to make the price for the options to purchase shares of our common stock fixed at $.06 per share. All the shares issued and the shares underlying the options were registered by us under Form S-8 on February 17, 2006. Pursuant to the terms of the Consulting Agreement, Mr. Connolly will not own more than 4.99% of Power Technology at any time, unless mutually agreed by Mr. Connolly and us.

On February 10, 2006, we entered into a consulting contract with Yoshi Yamanashi ("Yamanashi") to provide general business strategic consulting and management advisory services for the two year period of January 1, 2006 through December 31, 2007. The services provide by Yamanashi will include: advising on and assisting with our marketing, sales, licensing and general business practices in Japan; developing strategic alliances in Japan; arranging and facilitating communications between us and Japanese companies which may wish to purchase, license, or manufacture our products; advising on and assisting with negotiating licensing agreements; advising on and assisting with retaining of appropriate legal and accounting services in Japan; advising and assisting us with compliance with Japanese business customs, practices, laws and regulations; and performing such other duties mutually agreed upon. We will pay Yamanashi a commission of 10% of the total net licensing fee we receive from those companies to whom we are introduced by Yamanashi. We will also pay Yamanashi a commission of 5% of the net royalties actually received by us from those companies, for our products manufactured by those companies, for the first three years of the royalty agreement. Yamanashi shall not seek or accept any commission, payment or compensation directly or indirectly from any Japanese licensees and companies with whom we contract and Yamanashi's sole compensation for consulting with us and assisting us in arranging contracts with Japanese companies will be the consideration paid to Yamanashi by us. Yamanashi will pay all his own out of pocket expenses, including travel, entertainment, and communications.

DESCRIPTION OF PROPERTY

We are currently provided with executive offices located at 109 North Post Oak Lane, Suite 422, Houston, Texas 77024 pursuant to a Consulting Agreement with Timothy J. Connolly. The use of the approximately 500 square feet of office space and also includes use of a conference room, telecommunication equipment; secure high speed internet access, computer equipment, copying equipment, a receptionist and clerical assistance. In exchange for approximately five hours of consulting services per month by our chief technology officer to Mag Power Systems, Inc., a fuel cell technology development company, we have a month-to-month tenancy and the use of approximately 300 square feet of private office space and the laboratory within Mag Power Systems, Inc.'s office at Suite 360, 6165 Highway 17Delta, BC, V4K 5B8 Canada. We plan to establish a pilot plant in Vancouver, British Columbia, Canada. Management has determined that we will need approximately 2500 square feet of industrial space to house our pilot plant and that suitable space, properly equipped with necessary power, other utilities, and required environmental equipment is available in Vancouver at a cost of no more than $3,500 per month. We have not yet signed a written lease agreement, however, we have engaged in discussions regarding potential property and we are confident of our ability to secure suitable space for our pilot plant when it is time to take delivery of our manufacturing equipment. We believe that our current facilities are adequate for our needs through 2006, and that should it be needed, suitable additional or alternative space is expected to be available in the future on commercially reasonable terms.

                               LEGAL PROCEEDINGS

In March 2003, Power Technology filed a civil action against Mr. Alvin A. Snaper, a former director and officer of Power Technology, and against Neo-Dyne Research, Inc. ("Neo-Dyne"), his research and development company, based upon allegations of breach of fiduciary relationship and breach of contract, and seeking an injunction, declaratory relief and the turnover of Company property. Mr. Snaper and Neo-Dyne filed an answer and asserted counterclaims alleging fraud and misrepresentation, breach of contract, and intentional interference with prospective economic advantage, and seeking an injunction and declaratory relief. The litigation involved the ownership and rights to the battery technology and patent rights of Power Technology. We entered into a Mutual Settlement and Release Agreement with Mr. Snaper and Neo-Dyne on January 6, 2005, pursuant to which the parties compromised and settled the claims and counterclaims at issue in the litigation. Pursuant to the Settlement Agreement, Mr. Snaper assigned to us his entire right, title and interest throughout the world in the inventions and improvements encompassed by U.S. Patent Number 10/809,791, International Patent Application Number PCT/US02/30607 and United States Patent 6,060,198. The Settlement Agreement includes a "share lockup agreement" for a period of one-year during which Snaper will not be permitted to sell or transfer ownership of any of his 664,155 shares of our common stock. Mr. Snaper released us, our present and former officers and directors, including F. Bryson Farrill, Hugo P. Pomrehn, and Lee Balak of all claims that were asserted or that could have been asserted by Snaper and Neo-Dyne in the litigation. We paid Alvin Snaper $20,000 to settle the dispute and released Snaper and Neo-Dyne claims that were asserted or that could have been asserted in the litigation. We also entered into an agreement with Lee A. Balak, our former director and president, on January 10, 2005, pursuant to which we released Mr. Balak of all claims it may have against Mr. Balak which are related to any act that Mr. Balak did or failed to do in his capacity as an officer or director of Power Technology. Pursuant to the Agreement, Mr. Balak surrendered 4,000,000 shares of our common stock and Mr. Balak has waived all ownership right, title, or interest in those shares. Mr. Balak agreed to be bound by a Share Lockup Agreement dated June 30, 2004, between Power Technology and Mr. Balak. As part of the settlement, we agreed to pay the balance due on certain lines of credit under a Promissory Note dated May 21, 2004, payable to the order of Corporate Strategies, Inc., in the original principal sum of $100,000 ("the Promissory Note") which was secured by the pledge by Mr. Balak of 27,157,483 of his shares of our common stock and to deliver to Mr. Balak 23,157,483 of those shares of our common stock. Subsequently, we paid the Promissory Note in full.

On September 7, 2005, Merrill Communications, LLC ("Merrill") filed a civil action, # 846,770, Merrill Communications, LLC v. Power Technology, Inc. aka and dba PWTC Battery Co and Power Technology, in the County Civil Court at Law No. 2 in Harris County, Texas. Merrill alleges we are liable to Merrill in the principal sum of $30,349.25 on a sworn account for EDGAR filings transmitted to the SEC. Merrill seeks interest and attorneys fees in at least the sum of $10,115. We have filed a general denial and intend to vigorously defend the suit.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following table sets forth summary consolidated financial data for the Company. You should read this information together with the consolidated financial statements and the notes to those statements appearing elsewhere in this Prospectus and the information under "Management's Discussion and Analysis or Plan of Operations".

                             Power Technology, Inc.
                          (A Development Stage Company)
                           Consolidated Balance Sheets


                                                    October 31,    January 31,
                                                       2005           2005
                                                    (Unaudited)     (Audited)
                                                   ------------   ------------
Assets

Current assets:
   Cash and equivalents                            $     36,877   $     44,961
                                                   ------------   ------------
        Total current assets                             36,877         44,961

Fixed assets, net                                         1,130          2,900

Patents                                                  15,100         18,700

Total assets                                       $     53,107   $     66,561
                                                   ============   ============

Liabilities and Stockholders' (Deficit)

Current liabilities:
   Accounts payable                                $    258,620   $    147,073
   Stock payable                                         49,871             --
   Convertible debenture payable                         87,000             --
   Loans payable                                         49,000         49,000
                                                   ------------   ------------
        Total current liabilities                       444,491        196,073

Long-term debt
   Convertible debentures                               263,077         72,917
                                                   ------------   ------------

        Total liabilities                               707,568        268,990
                                                   ------------   ------------

Stockholders' (deficit):
   Preferred stock,  $0.01 par value, 1,000,000
        shares authorized, none issued or
        outstanding
   Common stock, $0.001 par value, 750,000,000
        shares authorized, 138,390,958 shares
        issued and outstanding                          138,390        126,180
   Additional paid-in capital                        11,973,229     11,194,541

   (Deficit) accumulated during development stage   (12,766,080)   (11,523,150)
                                                   ------------   ------------

Total stockholders' (deficit)                          (654,461)      (202,429)
                                                   ------------   ------------

Total liabilities and stockholders' (deficit)      $     53,107   $     66,561
                                                   ============   ============

                             Power Technology, Inc.
                          (a Development Stage Company)
                      Consolidated Statements of Operations
             For the nine months ended October 31, 2005 and 2004 and
           for the period June 3, 1996 (inception) to October 31, 2005
                                   (Unaudited)


                                                                                         June 3, 1996
                                                         For the nine months ended      (inception) to
                                                                October 31,               October 31,
                                                           2005             2004             2005
                                                      --------------   --------------   --------------
Consulting Revenue                                    $           --   $           --   $       26,663
                                                      --------------   --------------   --------------
Expenses:
   General administrative expenses                           362,444          354,781        3,557,816
   Research & development-related party                           --           24,366        1,350,083
   Research & development                                     16,384                            18,979
   Consulting fee                                                 --          175,000          203,171
   Stock-based executive compensation and
   reimbursed expenses                                        76,871          691,272          775,766
   Stock-based consulting fee                                563,809          407,412        1,351,239
   Stock-based consulting-related party                           --           22,500        4,665,022
   Stock-based patent legal fees                                  --          152,000           22,500
   Stock based patent litigation fees                                              --          152,000
   Loss from impairment of related party advances                                              127,000
   Depreciation and amortization                               5,370            3,120           35,247
                                                      --------------   --------------   --------------
                                                           1,024,878        1,830,451       12,258,823

Other income (expenses)

   Interest expense-related party                                             (58,215)         (22,006)

   Interest expense                                          (19,192)          (5,867)        (147,791)

   Financing fees                                           (198,860)        (315,487)        (307,986)
   Impairment of long lived assets                                                             (55,000)
   Interest income                                                                 --              779
   Loss on foreign currency                                       --               --           (1,916)
                                                      --------------   --------------   --------------


Net (loss)                                            $   (1,242,930)  $   (2,210,020)  $  (12,766,080)
                                                      ==============   ==============   ==============
Weighted average number of
   common shares outstanding-basic and fully diluted     126,638,382       77,195,486
                                                      ==============   ==============
Net (loss) per share-basic and fully diluted          $        (0.01)  $        (0.03)
                                                      ==============   ==============

                             Power Technology, Inc.
                          (a Development Stage Company)
                      Consolidated Statements of Cash Flows
             For the nine months ended October 31, 2005 and 2004 and
           for the period June 3, 1996 (inception) to October 31, 2005
                                   (Unaudited)


                                                                                                                June 3, 1996
                                                                           For the nine months ended           (inception) to
                                                                                   October 31                   October 31,
                                                                            2005               2004                2005
                                                                      -----------------  -----------------   -----------------
Cash flows from operating activities
Net (loss)                                                            $      (1,252,020) $      (2,210,020)  $     (12,775,170)
Adjustments to reconcile net (loss) to net cash
   (used) by operating activities
   Depreciation and amortization expense                                          5,370              3,120              36,287
   Impairment of long lived assets                                                                      --              55,000
   Non cash expense                                                                                265,487                  --
   Loss from impairment of related party advances                                                                      127,000
   Amortization of debt discount                                                190,160                 --             263,077
   Stock issued for executive compensation and expense
        reimbursement                                                            36,000            731,272             677,149
   Stock issued for consulting services                                         677,898            407,386           6,108,487
   Stock issued for consulting services-related party                                               22,500             212,530
   Stock issued for legal fees-related party                                                            --              22,500
   Stock issued for patent litigation legal fees                                                   152,000             152,000
   Stock issued for interest expense                                                                51,956              60,123
   Stock issued to acquire patents                                                                                     (20,000)
   Warrants issued for consulting fees                                               --                                 56,364
   Decrease in employee advance                                                                                          1,000
   Increase (decrease) in accounts payable                                       79,166            125,918             244,597
   Increase in stock payable                                                     55,342                 --              55,342
                                                                      -----------------  -----------------   -----------------

Net cash (used) by operating activity                                          (208,084)          (450,381)         (4,723,714)
                                                                      -----------------  -----------------   -----------------

Cash flows from investing activities
   Purchase of equipment                                                             --                 --             (24,763)
   Patent acquisition                                                                --                 --             (58,500)
                                                                      -----------------  -----------------   -----------------

Net cash (used) by investing activities                                              --                 --             (83,263)
                                                                      -----------------  -----------------   -----------------

Cash flows from financing activities
   Proceeds from short-term notes payable                                        87,000             75,016             167,086
   Proceeds from loans                                                               --                 --              49,000
   Proceeds (payments) on loans-related party                                        --             32,198             237,280
   Proceeds from convertible debentures                                              --            250,000           1,300,010
   Issuance of common stock                                                     113,000            150,000           3,090,478
                                                                      -----------------  -----------------   -----------------

Net cash provided by financing activities                                       200,000            507,214           4,843,854
                                                                      -----------------  -----------------   -----------------

Net increase (decrease) in cash                                                  (8,084)            56,833              36,877

Cash and equivalents-beginning                                                   44,961                213                  --
                                                                      -----------------  -----------------   -----------------

Cash and equivalents-ending                                           $          36,877  $          57,046   $          36,877
                                                                      =================  =================   =================
Supplemental disclosures
   Interest paid                                                      $              --  $              --   $              --
                                                                      =================  =================   =================
   Income taxes paid                                                  $              --  $              --   $              --
                                                                      =================  =================   =================
   Non-cash investing and financing activities
                                                                      =================  =================   =================
        Value of shares issued for note payable and interest expense  $              --  $              --   $         335,890
                                                                      =================  =================   =================
        Value of shares issued for debt conversion                    $              --  $              --   $       1,627,300
                                                                      =================  =================   =================
        Value of shares issued to acquire patents                     $              --  $              --   $          20,000
                                                                      =================  =================   =================

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                         CONDITION OR PLAN OF OPERATIONS

You should read the following discussion and analysis in conjunction with our consolidated financial statements and related notes included elsewhere in the Prospectus. Except for historical information, the discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. The principal factors that could cause or contribute to differences in our actual results are discussed in the section titled "Risk Factors" beginning on page 5.

Management's Discussion and Analysis or Plan of Operation

The following discussion of our financial condition and results of operations should be read in connection with our consolidated financial statements and notes thereto appearing elsewhere in this document. This discussion contains statements reflecting the opinions of management as well as forward-looking statements regarding the market and the Company that involve risk and uncertainty. These statements relate to expectations and concern matters that are not historical facts. Works such as "believes", "expects", "anticipates" and similar expressions used throughout this document indicate that forward-looking statements are being made.

Although Management believes that the expectations and opinions reflected in our forward-looking statements are reasonable, these statements are not guarantees of future performance. They are subject to risks, uncertainties and other factors that could cause actual performance to differ materially from projected results. Factors that could cause or contribute to differences between actual and projected results include, but are not limited to, the current lack of funding needed for working capital, debt repayment and capital investment, failure to attract management and staff, the inability to grow membership subscriptions, and lack of success in launching additional service offerings. Additional risk factors are disclosed elsewhere in this document.

Power Technology, Inc., a Nevada corporation, was incorporated on June 3, 1996. We are in the development stage of designing and producing our batteries and other products. We are preparing to produce prototype versions of our battery to be built in a variety of sizes, amp hour capacities and configurations using methods that we anticipate will be practical for economically manufacturing batteries on a commercial scale. We are in the process of designing a pilot plant capable of manufacturing our reticulated vitreous carbon, lead-tin alloy current collectors. We have not commenced any commercial production or sales of our batteries or pipeline connection equipment.

Historically, we have used the sale of our common stock, the sale of convertible debentures, capital contributions and loans from various stockholders to fund our operations. To date, we have not had adequate funds to commercially produce, market, and sell our batteries or pipeline connection equipment. There can be no assurances that we will be able to obtain a profitable level of operations.

Comparison of Fiscal Year Ended January 31, 2005 to January 31, 2004

The following table sets forth certain operating information regarding Power
Technology:

                                            Year Ended             Year Ended
                                          January 31, 2005      January 31, 2004
                                          ----------------      ----------------

Revenues                                    $         0            $       0
General and administrative expense          $   292,069            $  58,878
Research and development                    $     2,595            $       0
Consulting fees                             $    46,671            $ 156,500
Stock-based executive compensation
and reimbursed expense                      $   909,895            $       0
Stock-based consulting fees                 $   789,680            $       0
Stock-based legal fees                      $    20,500            $       0
Stock-based patent litigation fees          $   152,000            $       0
Interest expense-related party              $    22,006            $       0
Financing fees                              $   109,126            $       0
Impairment of long lived assets             $    55,000            $       0
Net income (loss)                           $(2,421,852)           $(350,046)

Net income (loss per share)                 $      (.03)           $    (.01)

REVENUES

Total revenues for fiscal years 2005 and 2004 were $0 and $0, respectively, as our operations continued to be focused on research and development. To date, we have not established any commercial products nor commenced any commercial production operations.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses increased from $58,878 in fiscal year 2004 to $292,069 in the fiscal year ended January 31, 2005, an increase of approximately 496%. This increase is principally attributable to payment of $99,500 in salaries in the fiscal year ended January 31, 2005 compared to $0 in the fiscal year ended January 31, 2004; increased bookkeeping and auditors fees; legal fees for filing patent applications in various countries; additional SEC filings expenses; increases in litigation expenses relating to our patent dispute litigation; and the payment of directors fees of $18,000 in the fiscal year ended January 31, 2005 compared to $0 during the fiscal year ended January 31, 2004.

CONSULTING FEES

Consulting fees incurred in our operations decreased to $46,671 during the fiscal year ended January 31, 2005, compared to $156,500 during the fiscal year ended January 31, 2004.

STOCK-BASED EXECUTIVE COMPENSATION AND REIMBURSED EXPENSES

Lee Balak, our former president, received shares of our common stock in lieu of a salary and repayment of expenses incurred on our behalf valued at $576,254, during the fiscal year ended January 31, 2005, compared to $0 during the during the fiscal year ended January 31, 2004. Bernard J. Walter, our current President and CEO, received as compensation shares of our common stock valued at $272,641 during the fiscal year ended January 31, 2005, compared to $0 during the during the fiscal year ended January 31, 2004. Hugo Pomrehn, one of our directors, received shares of our common stock valued at $30,500 as director's fees during the fiscal year ended January 31, 2005, compared to common stock valued at $2,160 he received as consulting fees during the during the fiscal year ended January 31, 2004. F. Bryson Farrill, one of our directors, received shares of our common stock valued at $30,500 as director's fees during the fiscal year ended January 31, 2005, compared to $0 during the during the fiscal year ended January 31, 2004.

STOCK-BASED CONSULTING FEES

Stock-based consulting fees increased to $789,680 during the fiscal year ended January 31, 2005, compared to $0 during the during the fiscal year ended January 31, 2004. During the fiscal year ended January 31, 2005, stock-based consulting fees valued at $298,000 were paid to Seaway Trading, Inc. for consulting services rendered and to be rendered during the two year period from April 19, 2004 through April 19, 2006. The consulting services included efforts to arrange strategic alliances on our behalf with Oriental and Motolite Corporation, ("OMC"), the largest battery manufacturer in the Philippines and Southeast Asia and its United States subsidiary, Ramcar Batteries, Inc., which operates a battery manufacturing plant in California. Discussions and meetings between our management and OMC and Ramcar representatives were arranged to explore a licensing and royalty agreement by which OMC and Ramcar would manufacture our batteries. Ramcar personnel met with our management at Ramcar's manufacturing facility to provide advice concerning the design of manufacturing equipment and technical issues relating to industry practices in the manufacture of prototype batteries and regular production batteries. Seaway also provided consulting services to assist us in protecting our proprietary technology in China and Japan.

During the fiscal year ended January 31, 2005, stock-based consulting fees valued at $20,000 were paid to James Hill, PhD., for scientific advisory services. During the fiscal year ended January 31, 2005, stock-based consulting fees valued at $40,700 were paid to Igor Litovsky for services relating to marketing and operational development services in Russia. During the fiscal year ended January 31, 2005, stock-based consulting fees valued at $289,000 were paid to Timothy J. Connolly for surrendering and waiving his right to exercise a warrant to purchase up to 5,000,000 shares of common stock of the company at $.01 per share and for advising on corporate structure; advising on marketing; developing strategic alliances; implementation of financial systems, structures and controls; retaining Internet traffic engineering services to increase brand identity; retaining of appropriate executive, legal and accounting personnel for Power Technology; consulting on matters of our board of directors including but not limited to assisting the board of directors in developing policies and procedures; and assisting our board of directors in mergers, acquisitions, and other business combinations. Mr. Connolly also provided us with office space, telecommunication equipment, secure high speed internet access, and copying equipment from July of 2004 through January of 2005. During the fiscal year ended January 31, 2005, stock-based consulting fees valued at $7,500 were paid to Kevin McNeeley, Esq. for legal services rendered in connection with patent matters. During the fiscal year ended January 31, 2005, stock-based consulting fees valued at $59,400 were paid to Trilogy and Associates for consulting services relating to investor relations.

STOCK-BASED PATENT LITIGATION FEES

We issued shares common stock valued at $152,000 to our patent litigation attorneys as legal fees for professional services rendered in fiscal year ended January 31, 2005 compared to $0 in fiscal year ended January 31, 2004.

NET LOSS

Our net loss increased to ($2,421,852) during the fiscal year ended January 31, 2005, as compared with a loss of ($350,046) during the fiscal year ended January 31, 2004, an increase of approximately 692%. This increase is principally attributable to: payment of $88,500 in salaries in the fiscal year ended January 31, 2005, compared to $0 in the fiscal year ended January 31, 2004; increased bookkeeping and auditors fees; legal fees for filing patent applications in various countries; additional SEC filings expenses; increases in litigation expenses relating to our patent dispute litigation; the payment of directors fees in cash and by the issuance of common stock; the market value of the shares of our common stock issued to pay the salary due Lee A. Balak's for the fiscal year ended January 31, 2004, paid during the fiscal year ended January 31, 2005; the market value of the shares of our common stock issued to Bernard J. Walter pursuant to his employment contract; the market value of our common stock issued to our patent litigation counsel to prosecute the civil action described in the section entitled "Legal Proceedings" herein; the expense of financing fees; and the impairment of a long lived asset.

FINANACING FEES

Financing fees increased to $109,126 in fiscal year ended January 31, 2005 compared to $0 in fiscal year ended January 31, 2004. This increase is attributable to the financing fees incurred in connection with material agreements with Cornell Capital Partners, L.P. described herein.

IMPAIRMENT OF LONG LIVED ASSETS

Certain costs were capitalized for patents totaling $78,500, with $4,800 accumulated amortization since 1998. All other related patent acquisition and development costs have been expensed. During fiscal 2005, $55,000 was deemed impaired and written off.

INTEREST EXPENSE TO A RELATED PARTY

We incurred $22,006 interest expense on loans from a related party in the fiscal year ended January 31, 2005, compared to $0 in the fiscal year ended January 31, 2004.

CAPITAL RESOURCES

During the fiscal year ended January 31, 2005, our capital resources were provided primarily by the sale of a $500,000 convertible debentures to Cornell Capital Partners, L.P. The net proceeds of these sales were $425,000 cash.

WORKING CAPITAL AND LIQUIDITY

At January 31, 2005, we had negative working capital of approximately $151,000 compared to negative working capital of approximately $290,780 on January 31, 2004. Management believes that it will be necessary to increase to working capital to continue our research and development activities which may be achieved by incurring additional indebtedness from stockholders or others.

Our ability to satisfy our obligations will depend in part upon our ability to successfully complete the offer and sale of additional shares of our common stock and in part upon our ability to reach a profitable level of operations.

We entered into material agreements to enable us to offer and sell additional shares of our common stock.

Comparison of Nine-Month Period Ended October 31, 2005 to October 31, 2004

The following table (unaudited) sets forth certain operating information regarding Power Technology:


   For the nine months ended                             October 31,
                                               ----------------------------
                                                    2005            2004
                                               -------------   ------------
   Consulting Revenue                          $     --        $     --
                                               -------------   ------------

   Expenses:
        General administrative expenses              362,444        354,781
        Research & development-related party              --         24,366
        Research & development                        16,384         18,979
        Consulting fee                                    --        175,000
        Stock-based executive compensation and
           reimbursed expenses                        76,871        691,272
        Stock-based consulting fee                   563,809        407,412
        Stock-based consulting-related party              --         22,500
        Stock-based patent legal fees                     --        152,000
        Stock based patent litigation fees                --        152,000
        Loss from impairment of related party
           advances                                       --             --
        Depreciation and amortization                  5,370          3,120
                                                ------------   ------------
                                                   1,024,878      1,830,451

   Other income (expenses)
        Interest expense-related party                    --        (58,215)
        Interest expense                             (19,192)        (5,867)
        Financing fees                              (198,860)      (315,487)
        Impairment of long lived assets                   --             --
        Interest income                                   --             --
        Loss on foreign currency                          --             --
                                                ------------   ------------
   Net (loss)                                  $ (1,242,930)  $ (2,210,020)
                                                ============   ============



REVENUES. We had no revenues during the first nine months of 2005 and 2004, and we are in the development stage.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased approximately 1% to $362,444 in the nine month period ended October 31, 2005, from $354,781in 2004.

RESEARCH AND DEVELOPMENT COSTS. Research and development costs were $16,384 during the nine month period ended October 31, 2005 compared to $24,366 during the nine month period ended October 31, 2004. The reduction was caused by a lack of capital available for research and because significant research and development activities were being performed by a salaried employee rather than consultants and third parties.

RESULTS OF OPERATIONS. Our net loss decreased to $1,242,930 during the nine month period ended October 31, 2005, as compared with a loss of $2,210,020 during the same period of 2004, a decrease of approximately 44%, and was due primarily to reductions in consulting fees, stock-based executive compensation and reimbursement expenses, and stock based patent legal fees and financing fees.

CAPITAL EXPENDITURES, CAPITAL RESOURCES AND LIQUIDITY

The following summary table (unaudited) presents comparative cash flows of the Company for the periods indicated.

                                NINE MONTHS ENDED
                                   OCTOBER 31,

                                                           2005         2004
                                                      --------------------------

Net cash used in operating activities                 $  (208,084)  $  (450,381)
Net cash provided by financing activities             $   200,000   $   507,214
Net cash used by investing activities                 $        (0)  $        (0)


CAPITAL EXPENDITURES. We did not incur any material capital expenditures for office equipment, office furniture or other fixed assets during the nine month periods ended October 31, 2005 and 2004, respectively.

LIQUIDITY AND CAPITAL RESOURCES. Our capital resources have historically been provided by the sale of our common stock, the exercise of warrants and options, conversion of convertible debt into common stock, and by short term loans.

We intend to raise additional capital and reduce debt through the sale or exchange of our common stock or other securities to provide additional working capital to fund future operations.

We will require substantial additional financing to complete the capitalization of our business plan. The additional financing will be used primarily for payment of liabilities and for expansion of further research and development and marketing. We can give no assurance that we will successfully negotiate or obtain additional financing, or that we will obtain financing on terms favorable or acceptable to us. Our ability to obtain additional capital depends on market conditions, the global economy and other factors outside our control. If we do not obtain adequate financing, or such financing is not available on acceptable terms, our ability to satisfy our liabilities, finance our expansion, develop or enhance our products and services, and respond to competitive pressures would be significantly limited. Our failure to secure necessary financing could have a material adverse effect on our business, prospects, financial condition, and results of operations.

At October 31, 2005, we had current assets of $36,877 and current liabilities of $444,491 resulting in a working capital deficit of $407,614, as compared to a working capital deficit of approximately $151,000 at January 31, 2005.

Net cash used in operating activities decreased to $(208,084) for the nine months ended October 31, 2005, from $(450,381) for the nine months ended October 31, 2004, a difference of $242,291. The 53% decrease in net cash used in operating activities was primarily attributable to decreases in general administrative expenses.

During the 9-month period ended October 31, 2005, we entered into an Amended and Restated Securities Purchase Agreement effective May 10, 2005, and other related agreements with Cornell regarding the issuance of a 5% secured convertible debenture in the principal amount of $514,567 (the "Amended Debenture"). The Amended Debenture replaced the Debentures. The Amended Debenture issued to Cornell and the accrued interest thereon are convertible into shares of our common stock at anytime until repayment of the Debenture at the price equal to $0.036 per share. However, in no event shall Cornell convert the Debentures in such manner that would cause Cornell and its affiliates to beneficially own more than 4.99% of the then total issued and outstanding shares of the common stock of Power Technology. The Amended Debenture was terminated in December 2005 when we consolidated and entered into the Convertible Debenture with Cornell.

We engaged Newbridge Securities Corporation as our exclusive placement agent for our sale of common stock to Cornell under the terms of a Placement Agent Agreement. We issued Newbridge 442,477 shares of our common stock as a placement fee for this transaction. Pursuant to the terms of the agreement with Newbridge, this Prospectus provides for the resale of the 442,477 shares issued to Newbridge.

We issued 8,849,558 shares of our common stock to Cornell as a commitment fee in connection with the execution of the SPA and the Equity Agreement which has now been terminated. As of February 13, 2006, Cornell or its affiliates owned 7,272,316 of the commitment fee shares, of which 6,500,000 shares are eligible for resale under this Prospectus. Additionally, this Prospectus provides for the resale of 20,904,875 shares of our common stock underlying warrants issued to Cornell and approximately 145,587,520 shares of our common stock that may be issued upon the conversion of the Debenture. This Prospectus also provides for the resale of 442,477 shares of our common stock which were issued to the Placement Agent. Under the Registration Rights Agreement with Cornell, we were obligated to file a registration statement with the SEC. We agreed to bear all expenses (other than broker discounts and commissions, if any) in connection with the registration of these securities.

CAPITALIZATION

The following table sets forth information regarding our capitalization as of October 31, 2005 (unaudited).

                                October 31, 2005
                                   (UNAUDITED)

Long-term obligations, less current portion                             263,077

Stockholders' (deficit):

Preferred Stock, $.001 par value, 1,000,000 shares                          -0-
        authorized, none issued and outstanding

Common Stock, $0.001 par value, 750,000,000 shares
        authorized, 138,390,958 shares issued
        and outstanding                                                 138,390

Additional paid-in capital                                           11,973,229

(Deficit) accumulated during development stage (12,766,080)

Total stockholders' (deficit)                                          (654,461)



The number of shares of common stock referenced above excludes 1,500,000 shares of common stock issuable upon the conversion of outstanding warrants, exercisable at a price of $.06 per share as of October 31, 2005, and excludes approximately 2,366,667 shares of common stock that might be issued in the future under our stock option and stock bonus plans.

Significant Accounting Estimates and Policies

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates including the allowance for doubtful accounts, the saleability and recoverability of inventory, income taxes and contingencies. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We must make estimates of the collectability of accounts receivable. We analyze historical write-offs, changes in our internal credit policies and customer concentrations when evaluating the adequacy of our allowance for doubtful accounts. Differences may result in the amount and timing of expenses for any period if we make different judgments or use difference estimates.

As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes. This process involves estimating our current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income, and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. To the extent that we establish a valuation allowance or increase this allowance in a period, we must include a tax provision or reduce our tax benefit in the statements of operations. We use our judgment to determine our provision or benefit for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. We believe, based on a number of factors including historical operating losses that we will not realize the future benefits of a significant portion of our net deferred tax assets and we have accordingly provided a full valuation allowance against our deferred tax assets. However, various factors may cause those assumptions to change in the near term.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

We have determined the significant principles by considering accounting policies that involve the most complex or subjective decisions or assessments. Our most significant accounting policies are those related to revenue recognition and accounting for stock-based compensation.

Revenue Recognition. Our revenue recognition policies are based on the requirements of SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements.

Accounting for Stock-Based Compensation. We have elected to apply the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. In accordance with the provisions of SFAS 123, we apply Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and will use related interpretations in accounting for stock option plans. We account for stock issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services. Generally, under APB 25, if the option exercise price for a fixed award to an employee is equal to the fair value of the common stock at the date of the grant of the stock option, no compensation expense is recorded. Under SFAS 123 and EITF 96-18, the amount of compensation expense that is recorded is based on an option pricing model which incorporates such factors as the expected volatility of future movements in the price of the underlying stock, risk-free interest rates, the term of the options and any dividends expected to be paid. As a result, under SFAS 123 and EITF 96-18, we would generally expect to record a greater amount of compensation expense than under APB 25.

Segment Reporting. We have adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS 131 requires companies to disclose certain information about reportable segments. Based on the criteria within SFAS 131, we have determined that we currently have one reportable segment, telecommunications systems and related services.

PLAN OF OPERATIONS

Because of the costs of development of our battery systems, the continuing costs of our battery prototype production and the anticipated costs relating to our pilot plant, we will incur a loss during our fiscal year ending January 31, 2006.

We believe that our cash needs will be satisfied from existing funds for the next eight months. Additional debt or equity financing or licensing agreement proceeds will be required to accomplish our plan of operations during the next 12 months. As a result, we intend to sell additional shares of our common stock to further capitalize our operations. We may also borrow from banks and others to the extent necessary to provide liquidity for our operations, although no arrangements for any additional borrowings have been made. There is no assurance that funds will be available from any of these sources, or, if available, upon terms and conditions acceptable to us.

We intend to continue our research and development activities in order to develop our batteries for commercial production. We expect to incur substantial capital costs designing and building a pilot plant capable of manufacturing our current collectors in commercial quantities for our batteries. We intend to manufacture prototype versions of our batteries and we expect to incur substantial costs in manufacturing prototype batteries.

PILOT PLANT

We intend to design and construct a pilot plant capable of manufacturing our current collectors in commercial quantities for use in lead acid batteries. The manufacturing process will include manufacturing the reticulated vitreous carbon foam plates, casting a top and side frame and tab on the individual reticulated vitreous carbon foam plates, depositing the lead tin alloy on the reticulated vitreous carbon foam plate by electroplating, applying battery paste onto the individual reticulated vitreous carbon foam plate, and curing them. Once this process has been completed, the individual plate is suitable for use as a current collector. We believe that the manufacturing process and machinery necessary for insertion of our current collector into a battery case and completing the manufacturing of our battery is substantially similar to existing processes, methods, and machinery commonly used in the manufacture of a typical lead acid battery.

PROTOTYPE BATTERIES

We are preparing to produce prototype versions of our battery that will be built in a variety of configurations using methods that management anticipates will be practical for economically manufacturing batteries on a commercial scale. We have equipment which enables us to deposit lead tin allow on reticulated vitreous carbon plates in our laboratory. Once our pilot plant is completed, we intend to manufacture current collectors. We have on hand a total of 110 reticulated vitreous carbon current collectors onto which a top lead frame and tab have been cast and which have had a lead-tin allow applied. Seventy of these have lead side frames cast on them. We also have on hand approximately 750 reticulated vitreous carbon foam plates, which measure 6 inches by 6 inches by 3mm. These 750 plates are suitable being made into current collectors for our batteries by having frames and tabs cast on them and having a lead tin alloy applied to them and having battery paste applied to them. Once we have manufactured these plates into current collectors and applied battery paste to them, we intend to use them to manufacture 12 volt prototype batteries. The number of reticulated vitreous carbon plates used as current collectors in a single 12 volt battery will vary depending on the type, size and amp hour capacity of a battery.

EXPECTED PURCHASE OF SIGNIFICANT EQUIPMENT

We expect to make significant equipment purchases in order to construct a pilot plant capable of manufacturing our current collectors in commercial quantities for use in lead acid batteries. Based on the preliminary engineering and design, discussions and negotiations with equipment manufacturers and suppliers, Management currently estimates that the total cost of the equipment necessary to a construct a pilot plant capable of manufacturing our current collectors in commercial quantities for use in lead acid batteries will be approximately $363,000. The equipment will include that needed to manufacture reticulated vitreous carbon plates, equipment to cast a top frame and tab and side frames on the individual reticulated vitreous carbon plates, equipment to deposit the lead tin alloy on the reticulated vitreous carbon plate by electroplating, equipment to cast side frames on the individual reticulated vitreous carbon plates, and equipment to apply battery paste onto the individual reticulated vitreous carbon plates. Because the final design and engineering of the manufacturing equipment has not been finalized, we cannot be certain that we can accurately predict the cost of each item of the equipment. Based on the preliminary engineering and design that has been performed and discussions and negotiations with equipment manufacturers and suppliers, Management estimates that the engineering and equipment needed to manufacture reticulated vitreous carbon plates on a small scale will cost approximately $110,000; that the equipment needed to cast a top frame and side frames individual reticulated vitreous carbon plates will cost approximately $63,000; that the equipment needed to deposit the lead tin alloy on the reticulated vitreous carbon plate by electroplating will cost approximately $95,000; and that the equipment needed to apply battery paste onto the individual reticulated vitreous carbon plates will cost approximately $95,000.

SUBSEQUENT EVENT--POTENTIAL ACQUISITION

Power Technology has signed a non-binding letter of intent to acquire substantially all the assets of Sentry Power Systems, LLC ("Sentry"), (http://www.sentrypowersystems.com). The letter of intent is subject to the completion of customary due diligence, is subject to an audit of Sentry's previous operations, and is subject to the execution of a definitive agreement between the parties. Sentry manufactures and sells automatic battery backup power systems to provide emergency power to residential and business property owners. The letter of intent provides for a total consideration of $1,252,500, to be paid by the issuance of shares of our restricted common stock valued at $960,000 and $292,500 in cash which would be contributed by us as capital to a new subsidiary which would acquire the assets of Sentry and operate the automatic battery backup power systems business.

CHANGE IN NUMBER OF EMPLOYEES

We do not expect significant changes in the number of our employees prior to the time we complete the design and construction of our pilot plant.

UNCERTAINTIES

DEVELOPMENT STAGE COMPANY

We are in the development stage. There is no assurance that our activities will be profitable. The likelihood of our success must also be balanced with considerations in light of the problems, expenses, difficulties, complications, delays and all of the inherent risks frequently encountered in the formation and operation of a relatively new business.

GOING CONCERN

The financial statements are presented on the basis that Power Technology is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time.

At January 31, 2005, we had a deficit in working capital of approximately $151,000, a loss from operations for the year ended January 31, 2005, of $(2,241,852) and an accumulated deficit of $(11,467,201) since June 3, 1996, the date of our inception.

Management believes that current plans to expand our operations and a combination of our financing and plans to raise capital through the sale of our common stock will provide sufficient working capital to allow us to continue as a going concern.

COSTS OF CONDUCTING BUSINESS. We will be required to incur substantial costs for research and development and equipment, establishing production and marketing operations, and related costs. A substantial portion of those costs must be paid whether or not any of our batteries or other products proves to be commercially successful on a broad scale. Our ability to generate a profit depends, among other factors, on the amount of equipment acquisition costs incurred, the amount of revenues from the sale of batteries and other products, and control over our operating costs.

TECHNOLOGICAL CHANGE. We expect that many new technologies and products will be introduced in the battery industry over the next several years. Battery manufacturers, such as Exide, Delphi, A.C. Delco, Johnson Controls, Inc., East Penn Manufacturing Co., Inc GNB, Electrosource, Inc., Energy Conversion Devices, Inc., Firefly Energy, Inc., Hawker and Yuasa, all have substantially greater financial resources than us. These other companies have larger staffs, more resources, more laboratories, more equipment, and more manufacturing and testing facilities than us. These other companies can also dedicate substantially more personnel and resources to research and developing new products than us. They may be able to develop more technologically advanced products that are less expensive and have a greater useful life and better operating performance than our products. Our success will depend, among other things, on our ability to develop and maintain a competitive position technologically. There can be no assurance that we will have access to subsequently developed technology by other persons. Technological advances by a competitor may result in our present or future products becoming non-competitive or obsolete. We cannot be assured that competitors will not develop functionally similar or superior batteries, which event could have an adverse effect on our business.

CONTRACTS. We have no current contracts for the manufacture or sale of our batteries or other products. There can be no assurance that we will be able to obtain sufficient and suitable contracts for our business plan.

FLUCTUATIONS IN OPERATING RESULTS. Our revenues and results of operations may vary significantly in the future. Our revenues and results of operations are difficult to forecast and could be adversely affected by many factors, some of which are outside our control, including, among others, the expected relatively long sales and implementation cycles for our products; the size and timing of individual license transactions and joint venture arrangements; seasonality of revenues; changes in our operating expenses; changes in the mix of products sold; timing of introduction or enhancement of products by us or our competitors; market acceptance of new products; technological changes in technology; personnel changes and difficulties in attracting and retaining qualified sales, marketing, technical and consulting personnel; changes in customers' budgeting cycles; quality control of products sold; and economic conditions generally and in specific industry segments, particularly the automotive industry.

There can be no assurance that our products will achieve broad market acceptance or that we will be successful in marketing our products or enhancements thereto. In the event that our current or future competitors release new products that have more advanced features, offer better performance or are more price competitive than our products, demand for our products would decline. A decline in demand for, or market acceptance of, our batteries or other products as a result of competition, technological change, or other factors would have material adverse effects on our business, financial condition and results of operations.

RAW MATERIALS. The basic raw materials and components for the batteries and other products being developed by us are readily available. We do not expect to experience any significant delays in obtaining timely delivery of our materials and components.

SEASONALITY. We do not expect to experience material seasonal variations in revenues or operating costs, except that sales activity for our batteries may increase in the summer and winter seasons which is expected to cause an increase in our operations.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of February 13, 2006, our common stock traded on the OTC Bulletin Board under the symbol "PWTC.OB". These over the counter market quotations may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transaction prices.

The following chart sets forth the high and low closing bid prices for each quarter for the last three fiscal years. Such prices represent quotations between dealers, without dealer markup, markdown or commissions, and may not represent actual transactions.

        Quarter                                              High        Low
Quarter ending 4/30/03                                       .085        .05
Quarter ending 7/31/03                                       .071        .035
Quarter ending 10/31/03                                      .04         .02
Quarter ending 1/31/04                                       .055        .015
Quarter ending 4/30/04                                       .06         .03
Quarter ending 7/31/04                                       .037        .0158
Quarter ending 10/31/04                                      .035        .018
Quarter ending 1/31/05                                       .051        .025
Quarter ending 4/30/05                                       .166        .048
Quarter ending 7/31/05                                       .08         .046
Quarter ending 10/31/05                                      .10         .051
Quarter ending 1/31/06                                       .105        .068


As of February 13, 2006, the closing bid prices for shares of our common stock in the over-the-counter market, as reported by the OTCBB was $0.084.

No prediction can be made as to the effect, if any, that future sales of shares of our common stock or the availability of our common stock for future sale will have on the market price of our common stock prevailing from time-to-time. The additional registration of our common stock and the sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock.

Record Holders

As of February 13, 2006, we had approximately 150 registered holders of our common stock, including shares held in street name. As of February 13, 2006, there were 135,495,745 shares of common stock issued and outstanding.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future. Our current policy is to retain any earnings in order to finance the expansion of our operations. Our Board of Directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.


                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Beckstead and Watts, LLP, the previous independent registered accounting firm of Power Technology, Inc. for the fiscal years ended January 31, 2003 and 2004, resigned on March 10, 2005, from further audit services to the Company because the firm has been the auditor of the Registrant for more than five years, as required by the Sarbanes-Oxley Act of 2002, as amended.

During the fiscal years ended January 31, 2003 and 2004, the financial statements of the Company did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope, or accounting principles, except that the reports of Beckstead and Watts, LLP for such fiscal years indicated conditions which raised substantial doubt about the Company's ability to continue as a going concern.

For the two fiscal years ended January 31, 2003 and 2004, and the subsequent interim periods ended October 31, 2004, there were no disagreements between the Company and Beckstead and Watts, LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or practices which if not resolved to the satisfaction of Beckstead and Watts, LLP would have caused Beckstead and Watts, LLP to make reference to the subject matter of the disagreement in connection with its reports.

On March 11, 2005, the Company executed an engagement letter to Malone & Bailey, PC., located at 2925 Briarpark, Suite 930, Houston, TX 77042 to audit the consolidated financial statements of the Company for its fiscal year ended January 31, 2005, and the related statements of income, stockholders' equity, and cash flows for the year then ending. The Board of Directors approved the appointment of Malone & Bailey, PC on May 10, 2005. During the two most recent fiscal years or any subsequent interim period, the new independent registered accounting firm had not previously been engaged as either the principal accountant of the Company to audit its financial statements or of any significant subsidiary, nor has the Company consulted with the firm regarding any accounting issue, auditing or financial reporting issue regarding such financial statements or any reportable event prior to March 31, 2005.

                                USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and resold from time to time by the selling stockholders. We will not receive any proceeds from the resale of shares of common stock in this offering. However, we may receive up to $1,630,580 from the exercise of Warrants to purchase shares of our common stock. We currently intend to use the net proceeds of the Warrants, if any, for general corporate purposes. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations, the growth of our business and when the proceeds from the exercise of the Warrants are received.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, blue sky registration and filing fees, and fees and expenses of our counsel and our accountants.


                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS

DIRECTORS AND OFFICERS

The present directors and officers of Power Technology are as follows:

Name                     Age     Position
---------------         ------   -------------------------------------------
Bernard J. Walter        57      Director, President, Treasurer and Secretary
F. Bryson Farrill        77      Director
Hugo P. Pomrehn, Ph.D.   67      Director
Joey Jung                33      Chief Technology Officer

The background and principal occupations of each director and officer of Power Technology are as follows:

Mr. Walter became a director of Power Technology effective July 1, 2004, to fill the vacancy on the Board of Directors created by the resignation of Lee A. Balak. Effective July 6, 2004, Mr. Walter executed an employment agreement with Power Technology, and the Board of Directors appointed Mr. Walter to be the Chief Executive Officer, President, Treasurer and Secretary of Power Technology. From 2000 to July of 2004, Mr. Walter was the General Counsel and a business and technical consultant to LFF Systems, Inc., a private roofing supply products company. From 2000 to December of 2004, Mr. Walter was a director, Vice President and General Counsel to eSimulation, Inc., a private technology development company that provides web based, online, process optimization systems for the operation of chemical and gas processing plants. From 1973 until his employment by Power Technology, Mr. Walter had been a practicing attorney in the State of Texas. Mr. Walter graduated from the University of St. Thomas with a B.A. degree in 1970, and graduated from the University of Houston Law Center with a J.D. degree in 1973.

Mr. Farrill became a director of Power Technology on October 25, 1999. From 1990 to the present, Mr. Farrill has been a financial consultant to high technology companies and other companies. Mr. Farrill is a director of Swiss Medica, Inc. a publicly traded pharmaceutical products company and a director of Balaton Group, Inc. a private financial services company and a director of Devine Entertainment, Inc. a publicly traded film production company and senior partner of Belgravia Financial, Ltd, a private real estate firm. He is an accredited representative of the Financial Services Authority of the United Kingdom. From 1968 to 1990, he was the President and Chairman of McLeod Young Weir International, a brokerage firm until it was acquired by Scotia Capital Markets. From 1962 to 1979, he was employed by McCleod Young Weir Ltd in Toronto, and was a director and member of its executive committee from 1964 to 1989. From 1981 to 1990, he was a Member of the New York Stock Exchange. Mr. Farrill received a B.A. decree in political science and economics from the University of Toronto in 1951.

Dr. Pomrehn became a director of Power Technology during July 1998. Dr. Pomrehn is the Chairman of the Board and a director of Stayhealthy Incorporated, a closely held health products company. From November 1997 to August 1999, he was the Executive Vice President of Special Projects of American Technologies Group, Inc. ("ATG"), a public company engaged in research and development activities; and has been a consultant to ATG since August 1999 to the present. Dr. Pomrehn previously served as President, Chief Operating Officer, Vice Chairman and a director of ATG from April 1995 to November 1997. He was appointed as Under Secretary of Energy by President George Bush in 1992. He was employed by Bechtel Corporation from 1967 to 1992, and was a Vice President and Manager of its Los Angeles regional office from 1990 to 1992. Dr. Pomrehn graduated from the University of Southern California with a bachelor of science degree in mechanical engineering in 1960; received a masters degree in mechanical engineering from George Washington University in 1965; received a masters degree in industrial engineering from the University of Southern California in 1969; and received a doctorate in engineering from the University of Southern California in 1975. Dr. Pomrehn is a member of the American Nuclear Society and American Society of Mechanical Engineers, and is a registered professional mechanical and nuclear engineer in the State of California.

Mr. Jung became Chief Technology Officer of Power Technology on November 21, 2004. From June of 2000 to November 2004, he was employed as a Senior Research Scientist specializing in battery and fuel cell technology by Vizon SciTec Inc. (formerly BC Research Inc.) in Vancouver, Canada. From 1997 through 2000 he was employed as a Graduate Research Assistant in the Chemical Engineering Department at the University of British Columbia in Vancouver, Canada. From 1995 to 1996, he was the lead teaching assistant of the Department of Chemical Engineering, Chinese Culture University, Taipei, Taiwan. Mr. Jung graduated from Chinese Culture University with a B.Sc. degree in chemical engineering specialized in 1994, and in 2000 graduated from the University of British Columbia with a M.A.Sc. degree in Chemical Engineering specializing in electrochemical engineering. Mr. Jung is fluent in English, and in both the Mandarin and Cantonese Chinese dialects. On October 30, 2004, Power Technology entered into an employment agreement with Mr. Jung to retain Mr. Jung as an executive through November 21, 2006. Mr. Jung is a co-inventor of Power Technology's battery technology and is primarily responsible for Power Technology's research and product development.

Employment Agreements

We entered into an Employment Agreement with Mr. Bernard J. Walter effective July 1, 2004, which terminates on December 31, 2009, and may be extended by Power Technology annually thereafter. The Employment Agreement with Mr. Walter provides for a base salary for 2004 of $90,000, $120,000 for 2005, and $180,000 per annum for 2006 through 2009, with annual increases of five per cent or greater if set by the Board of Directors. The Employment Agreement with Mr. Walter also provides for incentive bonuses based upon performance criteria to be determined at the beginning of each year for each applicable annual period by the compensation committee. Mr. Walter became entitled to receive 7.5% of the outstanding shares of Power Technology. His shares of common stock are to be non-dilutive and are not subject to any reverse stock split of the common stock of Power Technology. As of February 13, 2006, Mr. Walter owned 10,162,180, shares of our common stock which were restricted from sale for a period of three years from July 1, 2004. The Employment Agreement also has customary provisions regarding an automobile allowance, participation in benefits plans, life insurance and other terms.

On October 30, 2004, Power Technology entered into an employment agreement with Joey Jung to retain him as an executive through November 21, 2006. Power Technology agreed to pay Mr. Jung $68,525 as a base salary and to increase his pay by no less than 10% of Base Salary each year of employment. Mr. Jung was granted a stock option to acquire 100,000 shares of Power Technology's common stock at a price of one half of one cent, $0.005. Mr. Jung was granted a stock option to acquire an additional 900,000 shares of Power Technology's common stock at a price of one half of one cent, $0.005, per share. Stock options for 450,000 of these additional shares shall vest upon the earlier of two years from his employment commencement date or the manufacturing and delivery of 100 prototype 12 Volt batteries. Stock options for the remaining 450,000 additional shares shall vest upon the earlier of two years from earlier of his employment commencement date or the completion of design and fabrication of the equipment necessary to manufacture the 12 Volt battery in commercial quantities.

Change in Management

Effective June 30, 2004, Mr. Lee A. Balak resigned as a director and as the President, Treasurer and Secretary of Power Technology. Power Technology entered into a consulting agreement with Mr. Balak. The consulting agreement was for a term of six months. The consulting fee was $5,000 per month and provided for reimbursement of expenses. The agreement provides that no shares of Mr. Balak's common stock of Power Technology could be sold during the term of the agreement and commencing December 30, 2005, during each six month period, Mr. Balak shall be limited to selling no more than 500,000 shares of the common stock of Power Technology without the permission of the Board of Directors of Power Technology.

Effective July 1, 2004, Mr. Bernard J. Walter was appointed as a director of Power Technology to fill the vacancy on the Board of Directors created by the resignation of Lee A. Balak. Effective July 6, 2004, Mr. Walter executed an employment agreement with Power Technology, and the Board of Directors appointed Mr. Walter to be the Chief Executive Officer, President, Treasurer and Secretary of Power Technology.

As a result of this change in the management of Power Technology, the Board of Directors authorized a change in the location of the principal executive office of Power Technology from Lions Bay, B.C., Canada to 1770 St. James Place, Suite 115, Houston, Texas 77056 and subsequently to 109 N Post Oak Lane, Suite 422, Houston, Texas 77024.

EXECUTIVE COMPENSATION

The following table discloses compensation during the three years ended January 31, 2005, for the Chief Executive Officer, President, Treasurer and Secretary of Power Technology.


                           SUMMARY COMPENSATION TABLE

                                                                            Long-Term Compensation
                      Annual Compensation                                   Awards         Payouts
    Name and          Fiscal                                    Other       Restricted                                   All
Principal Position     Year                                     Annual         Stock      Securities      LTIP          Other
                      Ending        Salary                   Compensation     Awards       Options/      Payouts     Compensation
                       1/31:         ($)         Bonus ($)      ($)(1)         ($)          SARs (#)       ($)          ($)
Bernard J. Walter      2005      $62,000 (1)       -0-           -0-       $    263,507      -0-           -0-           -0-
CEO/President

Lee A. Balak           2005      $37,500 (2)       -0-           -0-           -0-           -0-           -0-           -0-
Former CEO/
President
                       2004          $-0-          -0-           -0-       $    150,000      -0-           -0-           -0-
                       2003          $-0-          -0-           -0-           -0-           -0-           -0-           -0-

Wolf Meyerfeld,        2003          $-0-          -0-           -0-       $     58,000      -0-           -0-           -0-
Former CEO/
President


(1) Mr. Walter received 9,441,015 shares of our restricted common stock as compensation for the fiscal year ended January 31, 2005.

(2) During the fiscal year ended January 31, 2005, Mr. Balak received 8,571,428 shares of our restricted common stock in exchange for $150,000 of salary which was due to him for the fiscal year ended January 31, 2004.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                      Number of Securities    Percent of Total
                           Underlying       Options/SARs Granted
                      Options/SARS Granted     to Employees in      Exercise of Base
       Name                   (#)              Fiscal Year (%)        Price ($/Sh)        Expiration Date
 Bernard J. Walter            -0-                   N/A                   N/A                   N/A

                       AGGREGATED OPTION/SAR EXERCISES IN
                  LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                        Number of
                                                                       Unexercised      Value of Unexercised
                                                                       Underlying           In-The-Money
                                                                   Options/SARs at FY    Options/SARs at FY
            Name                                                         end (#);              end ($);
                        Shares Acquired                               Exercisable/           Exercisable/
       Name             on Exercise (#)      Value Realized ($)      Unexercisable          Unexercisable
 Bernard J. Walter            -0-                   -0-                   -0-                -0- / -0-

                    EQUITY COMPENSATION PLAN INFORMATION (1)

                                                                                   Number of securities
                                                                                  remaining available for
                            Number of securities to       Weighted-average         future issuance under
                            be issued upon exercise       exercise price of       equity compensation plans
                            of outstanding options,      outstanding options,      (excluding securities
                              warrants and rights        warrants and rights       reflected in column (a))

      Plan category                   (a)                        (b)                         (c)
Equity compensation plans
   approved by security
   holders                                 1,000,000                    $ 0.005                  1,208,333
Equity compensation plans
not approved by security
holders                                    1,000,000                    $  0.06                    188,334
          Total                            2,000,000                       N/A                   1,396,667

(1) As of January 31, 2006.

We adopted the 2004-B Stock Option, SAR, and Stock Bonus Plan (the "2004 Plan") effective August 1, 2004, which authorized us to grant qualified and non-qualified stock options with or without stock appreciation rights and to grant stock bonuses to employees, non-employee directors, and consultants of Power Technology. There were 20,000,000 shares of our common stock available for grant to participants designated by the Stock Plan Committee under the 2004 Plan. As of January 31, 2006, 1,208,333 shares of common stock remain to be issued which are reserved for issuance upon exercise of options or stock bonuses granted or reserved for grant under the 2004 Plan. If these shares are issued pursuant to the 2004 Plan, they can be sold in the public market upon issuance, subject to restrictions under the securities laws applicable to resales by affiliates.

In July 2005, we adopted the 2005 Stock Option, SAR and Stock Bonus Consultant Plan (the "2005 Plan") which authorized us to grant non-qualified stock options with or without stock appreciation rights and to grant stock bonuses to consultants of Power Technology. There were 5,000,000 shares of our common stock available for grant to participants designated by the Stock Plan Committee under the 2005 Plan. As of January 31, 2006, there were 188,334 shares of our common stock remaining to be issued which are reserved for issuance upon the exercise of options or stock bonuses reserved for grant under the 2005 Plan. If these shares are issued pursuant to the 2005 Plan, they can be sold in the public market upon issuance, subject to restrictions under the securities laws applicable to resales by affiliates.

In March 2003, we issued 500,000 warrants to purchase shares of our restricted common stock to F. Bryson Farrill and 500,000 warrants to purchase shares of our restricted common stock to Hugo P. Pomrehn as Director Compensation. Theses warrants are exercisable at $0.06 per share and expire on April 22, 2006.

STOCK PLAN COMMITTEE

A Stock Plan Committee of the Board of Directors administers Power Technology's Stock Option, SAR and Stock Bonus Consultant Plan. Mr. Bernard J. Walter and Mr. Hugo P. Pomrehn are presently the members of the Committee.

OTHER COMMITTEES

We do not have an audit committee, compensation committee, nominating committee, an executive committee of the Board of Directors, or any other committees. However, the Board of Directors may establish various committees in the future.

BENEFIT PLANS

Power Technology does not have any pension plan, profit sharing plan, or similar plans for the benefit of its officers, directors or employees. However, we may establish such plans in the future.

BOARD COMPENSATION

For the period from July 1, 2004 though June 30, 2006 each non-employee director is entitled to be paid $3,000 per each month, $1,500 of which was payable in cash and $1,500 of which shall was payable in non assessable shares of the Corporation's common stock at the closing bid price on the date preceding the stock's issuance. Each non-employee director was entitled to receive reimbursement of travel expenses.

In consideration of the services rendered to Power Technology by F. Bryson Farrill, as our director, for the period prior to July 1, 2004, we issued to Mr. Farrill 500,000 shares of our restricted common stock. In consideration of the services rendered and to be rendered to Power Technology by Mr. Farrill, as our director Power Technology for the period from July 1, 2004 through June 30, 2006, we agreed to pay Mr. Farrill $3,000 per each month, $1,500 of which is payable in cash and $1,500 of which is payable in restricted shares of our common stock at the closing bid price on the date preceding the stock's issuance. During the fiscal year ending January 31, 2005, we paid Mr. Farrill a total of $9,000 cash and issued to Mr. Farrill a total of 800,000 shares of our restricted common stock as director's fees. During the fiscal year ending January 31, 2006, we paid Mr. Farrill a total of $18,000 cash and issued to Mr. Farrill a total of 264,706 shares of our restricted common stock, as director's fees. In consideration of the services rendered to Power Technology by Hugo P. Pomrehn as a director of Power Technology for the period prior to July 1, 2004, we issued to Mr. Pomrehn 500,000 shares of our restricted common stock. In consideration of the services rendered and to be rendered to Power Technology by Mr. Pomrehn, as a director for the period from July 1, 2004 through June 30, 2006, we agreed to pay Pomrehn $3,000 per each month, $1,500 of which is payable in cash and $1,500 of which is payable in restricted shares of our common stock at the closing bid price on the date preceding the stock's issuance. During the fiscal year ended January 31, 2005, we paid Mr. Pomrehn a total of $9,000 cash and issued to Mr. Pomrehn a total of 800,000 shares of our restricted common stock, as director's fees. During the fiscal year ending January 31, 2006, we paid Mr. Pomrehn a total of $18,000 cash and issued to Mr. Pomrehn a total of 264,706 shares of our restricted common stock as director's fees.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at February 13, 2006 with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our Directors, (iii) each of our Executive Officers, and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of February 13, 2006, we had 135,495,745 shares of common stock issued and outstanding.


                              Name and address of beneficial     Number of Shares of        Percentage of Common
Title of class                owner                              Common Stock               Stock (1)
Common Stock                  Bernard J. Walter                         10,162,180                    7.5%
                              Chairman, President and CEO
                              109 North Post Oak Lane
                              Suite 422
                              Houston, Texas  77024

Common Stock                  F. Bryson Farrill                       1,564,706 (2)                  1.15%
                              Director
                              77 Verplank Avenue
                              Stanford, Connecticut  06902

Common Stock                  Hugo P. Pomrehn, Ph.D                   1,824,706 (3)                  1.34%
                              Director
                              1017 South Mountain
                              Monrovia, California  91016

Common Stock                  Joey Jung                                150,000 (4)                   0.11%
                              Vice President/Technology
                              6685 Berkeley Street
                              Vancouver, B.C.
                              V5S 2J5 Canada

Common Stock                  All Officers and Directors as a         13,701,592 (5)                 9.99%
                              group (total of  4)

Common Stock                  Lee A. Balak                           24,157,483 (6)                  17.76%
                              15 Ocean View Road
                              Lions Bay, BC
                              V0N 2E0 Canada

Common Stock                  Cornell Capital Partners, L.P.          173,764,711 (7)                56.18%
                              101 Hudson Street
                              Suite 3700
                              Jersey City, New Jersey  07302

(1) Except as otherwise noted, we believe that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase the common stock of Power Technology.

(2) Includes a warrant to purchase 500,000 restricted shares of our common stock at an exercise price of $.06 per share during a period ending April 22, 2006.

(3) Includes a warrant to purchase 500,000 restricted shares of our common stock at an exercise price of $0.06 per share during a period ending April 22, 2006. Also includes 80,000 shares of common stock that are held by the Pomrehn Family Trust of which Mr. Hugo P. Pomrehn is a trustee.

(4) Includes 100,000 options to purchase shares of our common stock and specifically excludes 900,000 options to purchase shares of our common stock which are not yet vested.

(5) Includes 1,000,000 warrants to purchase shares of our restricted common stock and 100,000 options to purchase shares of our common stock.

(6) Includes a warrant to purchase 500,000 shares of our restricted common stock at an exercise price of $.06 per share during a period ending April 22, 2006.

(7) Includes 7,272,316 shares of our common stock held by its affiliate, Highgate House Funds, Ltd. Also includes 20,904,875 shares of our common stock underling warrants, and 145,587,520 shares of our common stock underlying convertible debentures held by Cornell Capital Partners, L.P. The Debenture provide that the number of shares of our common stock that may be issued by us or acquired by Cornell upon conversion of the Debenture shall not exceed 4.99% of the total number of the issued and outstanding shares of our common stock.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Effective June 30, 2004, Mr. Lee A. Balak resigned as a director and as the President, Treasurer and Secretary of Power Technology. Power Technology has entered into a consulting agreement with Mr. Balak. The consulting agreement was for a term of six months and the consulting fee paid was $5,000 per month.

During the year ended January 31, 2005, Bernard J. Walter, a Director, the Chief Executive Officer, President, Treasurer and Secretary of Power Technology, pursuant to an Employment Agreement, received stock grants and was issued 9,441,015 shares of the restricted common stock of Power Technology. These shares are restricted from sale for a period of three years from July 1, 2004 and are to be non-dilutive and are not subject to any reverse stock split of the common stock of Power Technology.

During the year ended January 31, 2005, Hugo P. Pomrehn, one of our directors, was issued 800,000 shares of our restricted common stock and was paid $9,000 cash, as director's fees.

During the year ended January 31, 2005, F. Bryson Farrill, one of our directors, was issued 800,000 shares of our restricted common stock and was paid $9,000 cash, as director's fees.

During the year ended January 31, 2005, Joey Jung, Chief Technology Officer of Power Technology, was granted a stock option to acquire 100,000 shares of our common stock at a price of one half of one cent, $0.005, per share.

On May 25, 2004, while he was a Director, the Chief Executive Officer, President, Treasurer and Secretary, We issued to Lee Balak, 4,037,485 restricted shares of our common stock in payment of a loan to Power Technology by Mr. Balak of $65,423 principal and $5,233 interest due on the loan.

On May 25, 2004, while he was a Director, the Chief Executive Officer, President, Treasurer and Secretary, we issued to Lee Balak, 10,676,570 restricted shares of our common stock, in payment of previous loans to Power Technology by Mr. Balak made during 2002, in the principal amount of $173,000, plus $13,840 in accrued interest.

On May 25, 2004, while he was a Director, the Chief Executive Officer, President, Treasurer and Secretary, we issued to Lee Balak, 8,571,428 restricted shares of our common stock in payment of Mr. Balak's annual salary in the amount of $150,000, for the fiscal year ended January 31, 2004.

During the year ended January 31, 2006, Bernard J. Walter, a Director, the Chief Executive Officer, President, Treasurer and Secretary of Power Technology, pursuant to an Employment Agreement, received stock grants and was issued 721,165 shares of our restricted common stock. These shares are restricted from sale for a period of three years from July 1, 2004 and are to be non-dilutive and are not subject to any reverse stock split of the common stock of Power Technology.

During the year ended January 31, 2006, Hugo P. Pomrehn, our Director, was issued 264,706 shares of our restricted common stock and was paid $18,000 cash, as director's fees.

During the year ended January 31, 2006, F. Bryson Farrill, our Director, was issued 264,706 shares of our restricted common stock and was paid $18,000 cash, as director's fees.

During the year ended January 31, 2006, Joey Jung, our Chief Technology Officer, was granted a stock option to acquire 900,000 shares of our common stock at a price of one half of one cent ($0.005) per share.

                              SELLING STOCKHOLDERS

The following is a list of the selling stockholders who own or who have a right to acquire up to 173,434,872 Shares of our Common Stock covered by this Prospectus. Up to 20,904,875 shares are issuable upon the exercise of warrants held by certain of the selling stockholders and 145,587,520 shares issuable upon the conversion of convertible debentures. As set forth below and elsewhere in this prospectus, some of these selling stockholders hold, or within the past three years have held, a position, office or other material relationship with us or our predecessors or affiliates.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon exercise of the warrant held by the holder that are currently exercisable or exercisable within 60 days after the date of the table are deemed outstanding.

The percent of beneficial ownership for the selling stockholders is based on 135,495,745 shares of common stock outstanding as of February 13, 2006. Shares of common stock subject to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of February 13, 2006, are considered outstanding and beneficially owned by a selling stockholders who holds those warrants, options or other convertible securities for the purpose of computing the percentage ownership of that selling stockholders but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

The shares of common stock being offered under this Prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness of the registration statement of which this prospectus is a part, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock. Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The following table sets forth information concerning the selling stockholders, including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of February 13, 2006. At the time of acquisition, there were no agreements, understandings or arrangements between any selling stockholders and any other persons, either directly or indirectly, to distribute the securities.

                                                     Total
                                                     Number         Number of                      Percentage
                                                   Shares of        Shares to        Number           to be
                                                     Common        be Offered      of Shares      Beneficially
                                    Postions         Stock           for the         to be            Owned
                                   Office or      Beneficially     Account of        Owned         after this
                                     Other       Owned Prior to    the Selling     after this       Offering
Name of Selling Stockholder         Material      the Offering     Stockholder      Offering          (3)
                                  Relationship        (1)             (2)             (3)             (4)
-------------------------------  --------------  --------------  --------------  --------------  --------------
Common Stock
Cornell Capital Partners, L.P./
Highgate House Funds (5)              None         172,992,395     172,992,395        -0-             <1%

Newbridge Securities (6)           Placement
                                     Agent           442,477         442,477          -0-             <1%


(1) Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.

(2) This table assumes that each selling security holder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.

(3) Assumes that all shares of common stock registered for resale by this prospectus have been sold.

(4) Based on 135,495,745 shares of common stock issued and outstanding as of February 13, 2006.

(5) Details of the transaction under which Cornell acquired our securities are provided under "Liquidity and Capital Resources." This number includes 7,272,316 shares of common stock currently held by Cornell's affiliate Highgate House Funds of which 6,500,000 are covered for resale by this Prospectus, 20,904,875 shares of our common stock underlying warrants issued to Cornell, and 145,587,520 shares of our common stock underlying convertible debentures.

      The terms of the convertible debenture warrant issued to Cornell, whose underlying shares of common stock are included for resale under this prospectus, provide that Cornell is not entitled to receive shares upon exercise of the warrant, upon payment of principal and interest on the note, or upon conversion of the note if such receipt would cause Cornell to be deemed to beneficially own in excess of 4.99% of the outstanding shares of our common stock on the date of issuance of such shares.

      Cornell Capital Partners, L.P. may be deemed a control person of the shares owned by HighGate House Funds, Ltd. Mark Angelo is the natural person who exercises voting control and has investment decision making power for this selling stockholder. Mr. Angelo's address is 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302.

      At the time of the acquisition there were no agreements, understandings or arrangements with any other persons, either directly or indirectly, to distribute the securities.

(6) Consists of 442,477 shares of common stock issued to Newbridge as payment for services related to introduction and consultation for investment banking services. Guy Amico is the natural person who exercises voting control and has investment decision making power for this selling stockholder. Mr. Amico's address is 1451 W. Cypress Creek Road, Suite 204, Ft. Lauderdale, FL 33309.

      At the time of the acquisition there were no agreements, understandings or arrangements with any other persons, either directly or indirectly, to distribute the securities.

                              PLAN OF DISTRIBUTION

The selling stockholders have advised us that, prior to the date of this Prospectus, they have not made any agreement or arrangement with any underwriters, brokers or dealers regarding the distribution and resale of the securities. If we are notified by a selling stockholder that any material arrangement has been entered into with an underwriter for the sale of the securities, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate:

* the name of the participating underwriter;
* the number of securities involved;
* the price at which the securities are sold, the commissions paid or discounts or concessions allowed to such underwriter; and
* other facts material to the transaction

We expect that the selling stockholders will sell their securities covered by this Prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the securities in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also expect the selling stockholders to sell their shares of Common Stock through private sales. The selling stockholders may effect such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling stockholders and any broker-dealers that participate with the selling stockholders in the distribution of the securities may be deemed to be underwriters and commissions received by them and any profit on the resale of the securities positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the selling stockholders will sell any or all of the securities offered by them hereunder.

Sales of the shares of Common Stock on the over-the-counter bulletin board or other trading system may be made by means of one or more of the following:

* a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
* purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; and
* ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.

The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of shares at less than market prices may depress the market price of our Common Stock. Moreover, the selling stockholders are not restricted as to the number of shares which may be sold at any one time.

Under the securities laws of certain states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of Common Stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common Stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Common Stock of Power Technology while such selling stockholders are distributing shares covered by this Prospectus. The selling stockholders are advised that if a particular offer of Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commissions.

                            DESCRIPTION OF SECURITIES

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

Our authorized capital stock as of October 31, 2005, consisted of 750,000,000 shares of Common Stock, of which 135,495,745 were issued and outstanding, and 1,000,000 shares of Preferred Stock, none of which was issued and outstanding. As of February 13, 2006, our outstanding Common Stock was held of record by a total of 150 stockholders.

COMMON STOCK

On July 29, 2004, we increased our authorized Common Stock from 100,000,000 to 750,000,000 pursuant to written consent of a majority of our shareholders. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive ratably any dividends out of assets legally available therefore as our board of directors may from time to time determine. Upon liquidation, dissolution or winding up of Power Technology, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Common Stock do not have preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

PREFERRED STOCK

Our Articles of Incorporation authorize 1,000,000 shares of preferred stock, in one or more series. Our board shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could diminish voting power of holders of Common Stock, and the likelihood that holders of preferred stock will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of Power Technology, which could depress the market prices of our Common Stock. We have no issued and outstanding shares of preferred stock and have no plan to issue any shares of preferred stock.

OUTSTANDING WARRANTS

On February 13, 2006, we had 1,500,000 outstanding warrants to purchase restricted shares of our common stock with an exercise price of $0.06 per share, which expire on or before April 22, 2006. Additionally, we have 20,904,875 warrants to purchase shares of our common stock issued to Cornell which have an exercise price of $0.078 and expire on December 22, 2010. Each of the warrants contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrants in the event of stock dividends, stock splits, reorganization and reclassification and consolidation.

OUTSTANDING STOCK OPTIONS

On February 13, 2006, we had outstanding 1,000,000 stock options to purchase shares of our common stock at an exercise price of $ 0.005 per share, 100,000 of which had vested and 900,000 of which had not vested.

ANTI-TAKEOVER PROVISIONS OF NEVADA LAW

We may become subject to Sections 78.411 to 78.444 of the Nevada General Corporation Law. In general, the statute prohibits a Nevada corporation with 200 or more stockholders of record from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

(1) prior to that date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers, and by employee stock plans in which shares held subject to the plan will be tendered in a tender or exchange offer; or

(3) on or subsequent to that date, the business combination is approved by our board of directors and is authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Section 78.416 defines "business combination" to include:

- any merger or consolidation involving the corporation and the interested stockholder;

- any sale, transfer, pledge or other disposition involving the interested stockholder of 5% or more of the aggregate market value of the assets of the corporation, or more than 5% of the market value of all outstanding shares of Power Technology, or representing 10% or more of the earning power or net income of Power Technology;

- subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

- the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Nevada law may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our Common Stock.


REGISTRAR AND TRANSFER AGENT

The registrar and transfer agent of Power Technology is Pacific Stock Transfer Company, P.O. Box 93385, Las Vegas, Nevada 89193; telephone (702) 361-3033.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Axelrod, Smith & Kirshbaum, P.C., who has prepared this Registration Statement and Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, has represented us in the past on certain legal matters. Mr. Robert D. Axelrod does not presently own any of our common stock. His entire relationship with us has been as legal counsel, and there are no arrangements or understandings which would in any way cause him to be deemed an affiliate or a person associated with an affiliate.

                                    EXPERTS

Beckstead and Watts, LLP, independent registered auditors, have audited our consolidated financial statements as of January 31, 2004. We have included our financial statements in this Prospectus and elsewhere in the registration statement in reliance on reports given upon their authority as experts in accounting and auditing.

Malone & Bailey, PC, independent registered auditors, have audited our consolidated financial statements as of January 31, 2005. We have included our financial statements in this Prospectus and elsewhere in the registration statement in reliance on reports given upon their authority as experts in accounting and auditing.

With respect to the unaudited consolidated financial statements of Power Technology for the three month periods ended October 31, 2005 and 2004, appearing herein, such statements have not been audited by either Beckstead and Watts, LLP, or Malone & Bailey, PC and they do not express an opinion on them. Because the unaudited financial statements of Power Technology for the for the nine month periods ended October 31, 2005 and 2004, included herein were prepared by management of Power Technology, there is no assurance that material differences will not occur in such information upon audit although Power Technology believes that such information is correct and complete to the best of its knowledge and belief. Power Technology has made all adjustments which in the opinion of management are necessary in order to make the unaudited financial statements not misleading.

                             COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

      o for any breach of the director's duty of loyalty to the Company or its stockholders;

      o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

      o under Nevada General Corporation Law for the unlawful payment of dividends; or

      o for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and we file reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent public accountants and quarterly reports for the first three fiscal quarters of each fiscal year containing unaudited interim financial information.

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Additional information can also be obtained through our website at http://www.pwtcbattery.com. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Mr. Bernard J. Walter, our President and Chief Executive Officer, at 109 North Post Oak Lane, Suite 422, Houston, Texas 77024. Our telephone number is 713.612.4310.

We are in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office, public reference facilities and Web site of the SEC referred to above.

                              POWER TECHNOLOGY, INC.
                               FINANCIAL STATEMENTS
                                      INDEX




Report of Independent Registered Public Accounting
  Firm - Malone & Bailey, PC                                            F-2

Report of Independent Registered Public Accounting
  Firm - Beckstead  and  Watts,  LLP                                    F-3

Consolidated Balance Sheet as of January 31, 2005                       F-4

Consolidated Statements of Operations for the years ended
  January 31, 2005 and 2004                                             F-5

Consolidated Statements of Cash Flows for the years ended
  January 31, 2005 and 2004                                             F-6

Notes to the Consolidated Financial Statements                          F-7



Report of Independent Registered Public Accounting Firm                 F-21

Consolidated Balance Sheet as of January 31, 2004                       F-22

Consolidated Statements of Operations for the years ended
  January 31, 2004 and 2003                                             F-23

Consolidated Statements of Cash Flows for the years ended
  January 31, 2004 and 2003                                             F-25

Notes to the Consolidated Financial Statements                          F-26



Consolidated Balance Sheet as of October 31, 2005 (unaudited)           F-35

Consolidated Statements of Operations for the three and nine
  months ended October 31, 2005 and 2004 (unaudited)                    F-36

Consolidated Statements of Cash Flows for the nine months
  ended October 31, 2005 and 2004 (unaudited)                           F-37

Notes to the Consolidated Financial Statements                          F-38

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
  Power Technology, Inc.
  (A Development Stage Company)
  Houston, Texas

We have audited the accompanying consolidated balance sheet of Power Technology, Inc. (a development stage company) as of January 31, 2005, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended and the period from June 3, 1996 (inception) to January 31, 2005. These financial statements are the responsibility of Power Technology, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements for the period from June 3, 1996 (inception) through January 31, 2004 were audited by other auditors whose reports expressed unqualified opinions on those statements. The consolidated financial statements for the period from June 3, 1996 (inception) through January 31, 2004 include total revenues and net loss of $26,663 and $9,101,298, respectively. Our opinion on the consolidated statements of operations, stockholders' deficit and cash flows for the period from June 3, 1996 (inception) through January 31, 2005, insofar as it relates to amounts for prior periods through January 31, 2004, is based solely on the reports of other auditors.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Power Technology, Inc. as of January 31, 2005, and the results of its operations and its cash flows for the year ended January 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is a development stage company which experienced significant losses since inception with no significant revenues. Those conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Malone & Bailey, PC
Houston, Texas
www.malone-bailey.com

May 23, 2005

                             Power Technology, Inc.
                         (a Development Stage Company)
                           Consolidated Balance Sheet

                                                                    January 31,
                                                                        2005
                                                                   ------------
Assets
  Current assets:
    Cash and equivalents                                           $     44,961
                                                                   ------------

      Total current assets                                               44,961

Fixed assets, net                                                         2,900

Other Assets:
  Patents                                                                18,700
                                                                   ------------

                                                                   $     66,561

Liabilities and Stockholders' (Deficit)

Current Liabilities
  Accounts payable                                                 $    147,073
  Short-term debt
  Loans payable                                                          49,000
                                                                   ------------

      Total current liabilities                                         196,073

Long-term debt
  Convertible debentures                                                 72,917
                                                                   ------------

      Total long-term debt                                               72,917

Stockholders' (deficit):
  Preferred stock, $0.01 par value, 1,000,000 shares
    authorized, none issued or outstanding
  Common stock, $0.001 par value, 750,000,000 shares
    authorized, 126,180,201 shares issued and outstanding               126,180
Additional paid-in capital                                           11,194,541
(Deficit) accumulated during development stage                      (11,523,150)
                                                                   ------------

                                                                       (202,429)
                                                                   ------------

                                                                   $     66,561
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

                             Power Technology, Inc.
                         (a Development Stage Company)
                     Consolidated Statements of Operations
           for the period June 3,1996 (inception) to January 31, 2005

                                                        For the Years Ended          June 3, 1996
                                                             January 31,            (Inception) to
                                                    ----------------------------       January 31,
                                                        2005            2004             2005
                                                    ------------    ------------    ------------
Consulting Revenue                                  $         --    $         --    $     26,663
                                                    ------------    ------------    ------------

Expenses:
General administrative expenses                          503,069          58,878       3,195,372
Reserch & development-related party                           --              --       1,350,083
Reserch & development                                      2,595              --           2,595
Litigation                                                    --              --              --
Consulting fee                                            46,671         156,500         203,171
Stock-based executive compensation and
reimbursed expenses                                      698,895              --         698,895
Stock-based consulting fee                               787,430              --         787,430
Stock-based consulting fees-related party                     --          97,700       4,665,022
Stock-based legal fees-related party                      22,500              --          22,500
Stock-based patent litigation fees                       152,000              --         152,000
Loss from impairment of related party advances                --              --         127,000
Depreciation and amortization                              8,960           4,160          29,877
                                                    ------------    ------------    ------------
                                                       2,222,120         317,238      11,233,945

Other income (expenses)
Interest expense-related party                           (22,006)             --         (22,006)
Interest expense                                         (13,600)        (32,810)       (128,599)
Financing fees                                          (109,126)                       (109,126)
Impairment of long lived assets                          (55,000)                        (55,000)
Interest income                                               --               2             779
Loss on foreign currency                                      --              --          (1,916)
                                                    ------------    ------------    ------------

Net (loss)                                          $ (2,421,852)   $   (350,046)   $(11,523,150)
                                                    ============    ============    ============

Weighted average number of
common shares outstanding-basic and fully diluted     92,024,718      39,384,738
                                                    ============    ============

Net (loss) per share-basic and fully diluted        $      (0.03)   $      (0.01)
                                                    ============    ============

   The accompanying notes are an integral part of these financial statements.

                             Power Technology, Inc.
                          (a Development Stage Company)
           Consolidated Statements of Changes in Stockholders' Deficit
           for the period June 3, 1996 (inception) to January 31, 2005

                                                                                (Deficit)
                                                                               Accumulated
                                             Common Stock       Additional       During        Prior       Total
                                         --------------------     Paid-In      Development    Period    Stockholders'
                                           Shares     Amount      Capital         Stage     Adjustments  (Deficit)
                                         ----------- --------     -----------   ------------    -------   -----------
Balance June 3, 1996                       2,500,000   $2,500        $ 22,500     $       -     $     -     $ 25,000
Net (loss) for the period ended
  January 31, 1997                                -        -               -       (139,907)          -     (139,907)
                                         ----------- --------     -----------   ------------    -------   -----------

Balance January 31, 1997                   2,500,000    2,500          22,500      (139,907)          -     (114,907)

Net (loss) for the year ended
  January 31, 1998                                -        -               -        (51,374)          -      (51,374)
                                         ----------- --------     -----------   ------------    -------   -----------

Balance January 31, 1998                   2,500,000    2,500          22,500      (191,281)          -     (166,281)

Reorginazation of Company,
  reverse acquistion of Zepplin, Inc.      2,800,000    2,800          (2,573)                                   227
Shares issued for cash                     6,900,000    6,900         683,300                                690,200
Shares issued for patents                    200,000      200          19,800                                 20,000
Shares issued for consulting services        134,700      135         134,565                                134,700
Net (loss) for the year ended
  January 31, 1999                                -        -               -       (700,909)          -     (700,909)
                                         ----------- --------     -----------   ------------    -------   -----------

Balance January 31, 1999                  12,534,700   12,535         857,592      (892,190)          -      (22,063)

Shares issued for cash                     2,900,000    2,900         287,099                                289,999
Shares issued for consulting services        548,800      549         329,001                                329,550
Shares issued for debt conversion          1,034,000    1,034         205,766                                206,800
Prior period adjustment                                  (200)        (20,000)                   20,000         (200)
Net (loss) for the year ended
  January 31, 2000                                -        -               -       (908,475)          -     (908,475)
                                         ----------- --------     -----------   ------------    -------   -----------

Balance January 31, 2000                  17,017,500   16,818       1,659,458    (1,800,665)     20,000     (104,389)

Shares issued for cash                     1,155,000    1,155         597,720                                598,875
Shares issued for consulting services      1,055,000    1,055         465,395                                466,450
Reversal of prior period adjustment                                                             (20,000)     (20,000)
Net (loss) for the year ended
  January 31, 2001                                -        -               -     (1,708,345)          -   (1,708,345)
                                         ----------- --------     -----------   ------------    -------   -----------

Balance January 31, 2001                  19,227,500   19,028       2,722,573    (3,509,010)          -     (767,409)

Shares issued for consulting services      2,874,330    2,874       2,336,582                              2,339,456
Shares issued for debt conversion          1,050,000    1,050         523,950                                525,000
Share issued for interest                    171,780      172          59,951                                 60,123
Shares issued for cash                        20,500      205          76,595                                 76,800
Net (loss) for the year ended
  January 31, 2002                                -        -               -     (2,943,692)          -   (2,943,692)
                                         ----------- --------     -----------   ------------    -------   -----------

Balance January 31, 2002                  23,344,110   23,329       5,719,651    (6,452,702)          -     (709,722)

Shares issued for consulting services      7,680,420    7,680       1,753,736                              1,761,416
Shares issued for debt conversion            293,958      294         195,206                                195,500
Shares issued for cash                       207,500      208         182,083                                182,291
Net (loss) for the year ended
  January 31, 2003                                -        -               -     (2,298,550)          -   (2,298,550)
                                         ----------- --------     -----------   ------------    -------   -----------

Balance January 31, 2003                  31,525,988   31,511       7,850,676    (8,751,252)          -     (869,065)

Shares issued for consulting services      4,500,000    4,500         220,660                                225,160
Shares issued for consulting services
  - related party                            372,000      372          28,668                                 29,040
Shares issued for debt conversion         10,000,000   10,000         690,000                                700,000
Share issued for interest                          -        -          27,800                                 27,800
Shares issued for cash                     1,207,500    1,208          28,793                                 30,001
Shares cancelled                            (165,500)    (166)              -                                   (166)
Net (loss) for the year ended
  January 31, 2004                                -        -               -       (350,046)          -     (350,046)
                                         ----------- --------     -----------   ------------    -------   -----------

Balance January 31, 2004                  47,424,488   47,424       8,846,597    (9,101,298)          -     (207,277)

Shares issued for consulting services     26,693,897   26,694         825,718                                852,412
Shares issued for debt conversion         13,435,600   13,436         322,454                                335,890
Shares issued for financing fees           8,849,558    8,850         416,150                                425,000
Share issued for interest                          -  .                     -                                      -
Shares issued for legal fees               5,750,000    5,750         166,500                                172,250
Shares issued for executive compensation  24,026,658   24,026         617,122                                641,148
Net (loss) for the year ended
  January 31, 2005                                -        -               -     (2,421,852)          -   (2,421,852)
                                         ----------- --------     -----------   ------------    -------   -----------

Balance January 31, 2005                 126,180,201  126,180      11,194,541    (11,523,150)         -     (202,429)
                                         =========== ========     ===========   ============    =======   ===========

   The accompanying notes are an integral part of these financial statements.

                             Power Technology, Inc.
                         (a Development Stage Company)
                      Consolidated Statements of Cash Flows
           for the period June 3, 1996 (inception) to January 31, 2005

                                                                         For the Years Ended        June 3, 1996
                                                                              January 31,          (Inception) to
                                                                    ----------------------------     January 31,
                                                                        2005            2004             2005
                                                                    ------------    ------------    ------------
Cash flows from operating activities                                $ (2,421,852)   $   (350,046)   $(11,523,150)
Net (loss)
Adjustments to reconcile net (loss) to net cash
  (used) by operating activities
  Depreciation expense                                                    10,000           4,161          30,917
  Impairment of long lived assets                                         55,000              --          55,000
  Loss from impairment of related party advances                              --              --         127,000
  Amortization of debt discount                                           72,917
  Non cash expense                                                            --              --              --
  Stock issued for executive compensation and reimbursement
    expenses                                                             641,149              --         641,149
  Stock issued for director fees                                              --              --              --
  Stock issued for consulting services                                   821,597         225,160       5,430,589
  Stock issued for consulting fees-related party                              --          29,039         212,530
  Stock issued for legal fees-related party                               22,500              --          22,500
  Stock issued for patent litigation legal fees                          152,000              --         152,000
  Stock issued for interest expense                                           --              --          60,123
  Stock issued for financing fees                                             --              --              --
  Stock issued to acquire patents                                             --              --         (20,000)
  Warrants issued for consulting fees                                     28,564          27,800          56,364
  Decrease in employee advance                                             1,000
  Increase (decrease) in accounts payable                                107,158         (10,650)        165,431
                                                                    ------------    ------------    ------------

Net cash (used by operating activity                                    (509,967)        (74,536)     (4,589,547)
                                                                    ------------    ------------    ------------

Cash flows from investing activities
  Purchase of equipment                                                   (3,096)             --         (24,763)
  Patent acquisition                                                          --              --         (58,500)
                                                                    ------------    ------------    ------------

Net cash (used) by investing activities                                   (3,096)             --         (83,263)
                                                                    ------------    ------------    ------------

Cash flows from financing activities
  Proceeds from short-term notes payable                                      --              --          80,086
  Proceeds from loans                                                     49,000          80,086          49,000
  Proceeds (payments) on loans-related party                              83,811         (35,490)        237,280
  Proceeds from convertible debentures                                   425,000              --       1,300,010
  Non-cash long-term debt                                                     --              --              --
  Payment of non-cash long-term debt                                          --              --              --
  Issuance of common stock                                                    --          30,000       2,977,478
                                                                    ------------    ------------    ------------

Net cash provided by financing activities                                557,811          74,596       4,643,854
                                                                    ------------    ------------    ------------

Net increase (decrease) in cash                                           44,748              60         (28,956)

Cash and equivalents-beginning                                               213             153              --
                                                                    ------------    ------------    ------------

Cash and equivalents-ending                                         $     44,961    $        213    $    (28,956)
                                                                    ============    ============    ============

Supplemental disclosures
  Interest paid                                                     $      6,424    $         --    $      6,424
                                                                    ============    ============    ============

Income taxes paid                                                   $         --    $         --    $         --
                                                                    ============    ============    ============

Non-cash investing and financing activities

  Value of shares issued for note payable and interest expense      $    335,890              --    $    335,890
                                                                    ============    ============    ============

  Value of shares issued for debt conversion                                 --     $    700,000    $  1,627,300
                                                                    ============    ============    ============

  Value of shares issued to acquire patents                                  --              --           20,000
                                                                    ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Power Technology, Inc. (the "Company") was originally incorporated as PowerTek in Nevada on January 19, 1996. The Company was organized primarily for the purpose of developing an advanced battery technology for use in the growing electric car industry. As of January 31, 2005, the Company has been able to advance the battery technology to a proof of principle stage and is currently seeking additional capital to finance the development of the technology to a preliminary prototype stage.

The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It is concentrating substantially all of its efforts in raising capital in order to generate significant operations while it is conducting research and development activities.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, PowerTek Technology Corporation, Inc. Significant inter-company accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents.

Fixed Assets

Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives of five to seven years.

Revenue Recognition

The Company recognizes revenue on an accrual basis when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

Product Development Costs

The products will comprise multiple features and offerings that are currently under development, and it is anticipated that the offerings will require future development and refinement. In connection with the development of its products, the Company will incur external costs for research, development, and consulting services, and internal costs for payroll and related expenses of its technology employees directly involved in the development. All costs will be reviewed for determination of whether capitalization or expense as product development cost is appropriate.

Impairment of Long Lived Assets

Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or are impaired. The Company assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Earnings per Share

The Company follows Statement of Financial Accounting Standards ("SFAS") No.
128. "Earnings Per Share". Basic earnings per common share ("EPS") calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Foreign Currency Translations

The functional currency for the Company's foreign subsidiaries is the local currency. Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at the exchange rates in effect at the balance sheet date; revenues and expenses are translated using the average exchange rates in effect during the period. The cumulative translation adjustments are included in accumulated other comprehensive income or loss, which is a separate component of stockholders' equity. Foreign currency transaction gains or losses are included in the results of operations.

Stock-Based Compensation

The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of SFAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by SFAS No. 123. The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                       2005             2004
                                                   -----------     -----------
         Net loss as reported                      $(2,421,852)      $(350,046)
         Add: stock based compensation
                  determined under intrinsic
                  value-based method                    25,000              --

         Less:    stock based compensation
                  determined under fair value-
                  based method                         (27,765)             --
                                                   -----------     -----------
         Pro forma net loss                        $(2,424,617)      $(350,046)
                                                   ===========     ===========
         Basic and diluted net loss per common share:
              As reported                              $(0.03)        $(0.01)
              Pro forma                                 (0.03)         (0.01)

The weighted average fair value of the stock options granted during fiscal 2005 was $0.03. Variables used in the Black-Scholes option-pricing model include (1) 3.0% risk-free interest rate, (2) expected option life is the actual remaining life of the options as of each year end, (3) expected volatility was 139%, and
(4) zero expected dividends.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Recent Pronouncements

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, "Share-Based Payment" to revise SFAS No. 123. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only certain pro forma disclosures of fair value were required. SFAS No. 123R shall be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of this new accounting pronouncement is not expected to have a material impact on the financial statements of the Company during the calendar year 2006.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.


NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its product line, incurring substantial costs and expenses. As a result, the Company incurred net losses of $2,423,481 during the year ended January 31, 2005, and $350,046 during the year ended January 31, 2004. In addition, the Company's development activities since inception have been financially sustained by debt and capital contributions from its affiliates and others.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

NOTE 3 - FIXED ASSETS

Fixed assets as of January 31, 2005 consisted of the following:

                                                     2005
                                                     ----
Office equipment                                 $   21,737
Manufacturing equipment                               4,076
Leasehold improvements                                2,164
Less: Accumulated depreciation                      (25,077)
                                                ------------
Fixed assets, net                                $    2,900
                                                ============

Depreciation expense for the years ended January 31, 2005 and 2004 was $4,160 and $4,160, respectively.


NOTE 4 - PATENTS

Certain costs were capitalized for patents totaling $78,500, with $4,800 accumulated amortization since 1998. All other related patent acquisition and development costs have been expensed. During fiscal 2005, $55,000 was deemed impaired and written off.


NOTE 5 - NOTES PAYABLE AND CONVERTIBLE DEBT

In July 2004, the Company borrowed $49,000 from a third party. This loan is non-interest bearing and is due on demand.

The Company borrowed $500,000 from Cornell Capital Partners, L.P. by issuing 5% convertible debentures, secured by substantially all of the Company's assets.

The debentures are convertible into the common stock of the Company at any time until repayment of the debentures at the price per share equal to the lesser of:

      a. an amount equal to 120% of the closing bid price of the common stock;
      or

      b. an amount equal to 100% of the average of the three lowest closing bid prices of the common stock for the 30 trading days immediately preceding the conversion date.

However, in no event shall Cornell convert the debentures in such manner that would cause Cornell to beneficially own more than 4.99% of the then total issued and outstanding shares of the Company's common stock.

If repaid, the Company must issue warrants for 50,000 common shares to Cornell, exercisable at 120% of the closing bid price of the common stock.

A summary of the convertible notes at January 31, 2005 is as follows:

Gross proceeds from notes                                             $ 500,000
Less: Relative fair value of warrants                                  (173,411)
Less: Beneficial conversion feature                                    (251,589)
Add: Amortization of discounts                                           72,917
                                                                      ---------
Carrying value of note at January 31, 2005                            $  72,917
                                                                      =========


NOTE 6 - RELATED PARTY TRANSACTIONS

The Company recognized $25,000 in consulting fee income paid by MicroDri, L.P., a related entity, during the year ended January 31, 2003.

Neo-Dyne Research, Inc. is owned by individuals who were previously Company officers and directors. The Company paid $144,894 in research fees to Neo-Dyne Research, Inc. during the year ended January 31, 2003.

Lee Balak, the Company's former president, loaned $273,913 to the Company during the years ended January 31, 2005, 2004 and 2003. The Company repaid $35,490 in cash and the balance by issuing 10,299,840 shares of common stock in May 2004.

The Company issued 8,571,428 shares of common stock valued at $150,000 to Balak as salary for the fiscal year ended January 31, 2004.

The Company issued 9,250,439 shares of common stock valued at $265,018 to Bernard Walter and 1,600,000 shares of common stock valued at $58,000 to directors as compensation for the fiscal year ended January 31, 2005.


NOTE 7 - INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2005 and 2004, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $9,858,000 at January 31, 2005, and will expire in the years 2016 through 2024.

At January 31, 2005, deferred tax assets consisted of the following:

         Deferred tax assets
           Net operating losses                       $  3,352,000
           Less:  valuation allowance                   (3,352,000)
                                                      ------------
         Net deferred tax asset                       $          0
                                                      ============

NOTE 8 - STOCKHOLDERS' EQUITY

During the year ended January 31, 2004, the Company issued common shares as follows:

         - 372,000 shares to related parties for consulting services valued at $29,040,

         - 4,500,000 shares to unrelated parties for consulting services valued valued at $225,160,

         - 10,000,000 shares to convertible note holders in exchange for $700,000 of convertible debt, and

         - 1,207,500 shares to unrelated individuals for $30,000.

During the year ended January 31, 2005, the Company issued common shares as follows:

         - 56,470,555 shares to unrelated parties for consulting services valued at $1,637,246,

         - 13,435,600 shares for settlement of debt totaling $335,890, and

         - 8,849,558 shares to Cornell Capital Partners, L.P. as a commitment fee for a Standby Equity Distribution Agreement valued at $173,411.


NOTE 9 - OPTIONS AND WARRANTS

Stock options

On August 1, 2004, the Company's Board of Directors adopted the "Power Technology, Inc. 2004-B Stock Option, SAR and Stock Bonus Plan" (the "Plan"). The terms of the Plan allow for the issuance of up to 20,000,000 options to purchase 20,000,000 shares of the Company's common stock or a comparable number of SAR's or stock bonuses.

Activity of options during the years ended January 31, 2005 and 2004 is as follows:

                                              2005                                    2004
                                   ----------------------------           --------------------------
                                                     Weighted                             Weighted
                                                      Average                              Average
                                     Options        Share Price              Options     Share Price
                                   ------------    ------------           ------------  ------------
Outstanding at
  beginning of year                          --    $       0.00                     --  $         --

Granted                               1,000,000           0.005                     --            --
Exercised                                    --              --                     --            --
Forfeited                                    --              --                     --            --
                                   ------------    ------------           ------------  ------------
Outstanding at
  end of year                         1,000,000    $      0.005                     --  $         --
                                   ============    ============           ============  ============

Exercise prices, number of exercisable options and weighted-average contractual lives of stock options outstanding as of January 31, 2005 are $0.005, 100,000 options and 2.8 years, respectively.

Warrants

In conjunction with the conversion of debt to equity discussed in Note 5 above, the holders also received warrants to purchase up to 10,000,000 shares of the Company's common stock at an exercise price of $0.10 per share expiring March 24, 2005. The fair market value of the Company's common stock on the date of grant was $0.06. Interest expense totaling $27,800 has been recorded during fiscal 2005.

Warrants issued by the Company are valued on the date of grant using the Black-Scholes pricing model using assumptions.

Activity of warrants during 2005 and 2004 is as follows:

                                                2005                                  2004
                                   ----------------------------           --------------------------
                                                     Weighted                            Weighted
                                                      Average                             Average
                                     Warrants       Share Price             Warrants    Share Price
                                   ------------    ------------           ------------  ------------
Outstanding at
  beginning of year                  11,990,000          $ 0.12                490,000        $ 0.81

Granted                               6,250,000            0.02             11,500,000          0.09
Exercised                                    --              --                     --            --
Forfeited                            (5,000,000)           0.01                     --            --
                                   ------------    ------------           ------------  ------------
Outstanding at
  end of year                        13,240,000          $ 0.12             11,990,000        $ 0.12
                                   ============    ============           ============  ============

Warrants outstanding and exercisable as of January 31, 2005:

                         ----------Outstanding---------           Exercisable
                            Number            Remaining              Number
  Exercise Price          of Shares             life               of Shares
  --------------         ----------           ---------           -----------
         $ 0.04           1,250,000           0.9 years             1,250,000
           0.06           1,500,000           1.3 years             1,500,000
           0.10          10,000,000           0.2 years            10,000,000
           0.81             490,000           0.1 years               490,000
                         ----------                               -----------
                         13,240,000                                13,240,000
                         ==========                               ===========


NOTE 10 - STANDBY EQUITY DISTRIBUTION AGREEMENT

The Company also entered into a Standby Equity Distribution Agreement effective August 27, 2004, with Cornell Capital Partners, LLP.

The Company has issued 8,849,558 share of its common stock to Cornell as a commitment fee in connection with this Agreement.

This agreement was canceled in May 2005.


NOTE 11 - SUBSEQUENT EVENTS

On February 1, 2005 the Company hired Clearvision, Inc. ("TVA") a full service media production and placement company to develop and launch a national media campaign. The Company agreed to pay TVA $310,000 in three installments of cash or shares of common stock. On February 2, 2005, the Company issued 850,000 common shares as the first payment.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET
                                      AS OF
                                JANUARY 31, 2004

                                       AND

                            STATEMENTS OF OPERATIONS,
                      CHANGES IN STOCKHOLDERS' EQUITY, AND
                                   CASH FLOWS
                  FOR THE YEARS ENDED JANUARY 31, 2004 AND 2003
                               AND FOR THE PERIOD
                                  JUNE 3, 1996
                               (DATE OF INCEPTION)
                                     THROUGH
                                JANUARY 31, 2004

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

Independent Auditors' Report                                                F-1

Balance Sheets                                                              F-2

Statements of Operations                                                    F-3

Statements of Changes in Stockholders' Equity                               F-4

Statements of Cash Flows                                                    F-5

Footnotes                                                                   F-6

Beckstead and Watts, LLP
Certified Public Accountants
                                                   2425 W. Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                                    702.257.1984
                                                              702.362.0540 (fax)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Power Technology, Inc.
Las Vegas, Nevada

We have audited the accompanying Consolidated Balance Sheet of Power Technology, Inc. (the "Company") (a development stage company), as of January 31, 2004 and the related Consolidated Statements of Operations, Stockholders' Deficit, and Cash Flows for the year then ended and for the year ended January 31, 2003, and for the period from June 3, 1996 (inception) to January 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Power Technology, Inc. as of January 31, 2004 and the results of its operations and cash flows for the year then ended and for the year ended January 31, 2003, and for the period from June 3, 1996 (inception) to January 31 2004, in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had limited operations and has not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts LLP


May 20, 2004

                             POWER TECHNOLOGY, INC.
                          (a Development Stage Company)
                           Consolidated Balance Sheet


                                                                     JANUARY 31,
                                                                        2004
                                                                    ------------
Assets

Current assets:
    Cash and equivalents                                            $       213
    Employee advances                                                     1,000
                                                                    ------------
      Total current assets                                                1,213

Fixed assets, net                                                         5,003

Other assets:
    Patents                                                              78,500
                                                                    ------------
                                                                    $    84,716
                                                                    ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
    Accounts payable                                                $    58,273
    Loans payable                                                        79,108
    Loans payable - related party                                       154,612
                                                                    ------------
      Total current liabilities                                         291,993
                                                                    ------------

                                                                        291,993
                                                                    ------------

Stockholders' (deficit):
    Preferred stock, $0.01 par value, 1,000,000 shares
      authorized, none issued or outstanding                                 --
    Common stock, $0.001 par value, 100,000,000 shares
      authorized, 47,424,488 shares issued and outstanding               47,425
    Additional paid-in capital                                        8,846,596
    (Deficit) accumulated during development stage                   (9,101,298)
                                                                    ------------
                                                                       (207,278)
                                                                    ------------

                                                                    $    84,716
                                                                    ============

   The accompanying notes are an integral part of these financial statements.

                                        POWER TECHNOLOGY, INC.
                                     (a Development Stage Company)
                                 Consolidated Statement of Operations
                             for the years ended January 31, 2004 and 2003 and
                    for the period June 3, 1996 (inception) to January 31, 2004

                                                              FOR THE YEARS ENDED        JUNE 3, 1996
                                                                  JANUARY 31,           (INCEPTION) TO
                                                         -----------------------------    JANUARY 31,
                                                             2004            2003            2004
                                                         -------------   -------------   -------------
Consulting Revenue                                       $         --    $     25,000    $     26,663
                                                         -------------   -------------   -------------

Expenses:
   General administrative expenses                             58,878         286,037       2,692,303
   Research &development - related party                          --         144,894       1,350,083
   Consulting fees                                            156,500              --         156,500
   Consulting fees - related party                             97,700       1,761,416       4,665,022
   Loss from impairment of related party advances                  --         127,000         127,000
   Depreciation and amortization                                4,160           3,120          20,917
                                                         -------------   -------------   -------------
                                                              317,238       2,322,467       9,011,825

Other income (expense):
   Interest expense                                           (32,810)         (1,087)       (114,999)
   Interest income                                                  2               4             779
   Loss on foreign currency                                        --              --          (1,916)
                                                         -------------   -------------   -------------

Net (loss)                                               $   (350,046)   $ (2,298,550)   $ (9,101,298)
                                                         =============   =============   =============

Weighted average number of
   common shares outstanding - basic and fully diluted     39,384,738      27,419,549
                                                         =============   =============

Net (loss) per share - basic and fully diluted           $      (0.01)   $      (0.08)
                                                         =============   =============


   The accompanying notes are an integral part of these financial statements.

                             POWER TECHNOLOGY, INC.
                          (a Development Stage Company)
                      Consolidated Statements of Changes in
                   Stockholders' (Deficit) for the period June
                     3, 1996 (Inception) to January 31, 2004

                                                                                         (Deficit)
                                                                                        Accumulated
                                               Common Stock              Additional        During          Prior           Total
                                        ----------------------------      Paid-in       Development       Period       Stockholders'
                                            Shares         Amount         Capital          Stage         Adjustment      (Deficit)
                                        -------------  -------------   -------------   -------------   -------------   -------------
Balance, June 3, 1996                      2,500,000   $      2,500    $     22,500    $         --              --    $     25,000
Net (loss) for the period ended
   January 31, 1997                                                                        (139,907)                       (139,907)
                                        -------------  -------------   -------------   -------------   -------------   -------------
Balance, January 31, 1997                  2,500,000          2,500          22,500        (139,907)             --        (114,907)

Net (loss) for the year ended
   January 31, 1998                                                                         (51,374)             --         (51,374)
                                        -------------  -------------   -------------   -------------   -------------   -------------
Balance, January 31, 1998                  2,500,000          2,500          22,500        (191,281)             --        (166,281)
Reorganization of Company,
   reverse acquisition of Zepplin, Inc.    2,800,000          2,800          (2,573)                                            227
Shares issued for cash                     6,900,000          6,900         683,300                                         690,200
Shares issued for patents                    200,000            200          19,800                                          20,000
Shares issued for consulting services        134,700            135         134,565                                         134,700
Net (loss) for the year ended
   January 31, 1999                                                                        (700,909)             --        (700,909)
                                        -------------  -------------   -------------   -------------   -------------   -------------
Balance, January 31, 1999                 12,534,700         12,535         857,592        (892,190)             --         (22,063)

Shares issued for cash                     2,900,000          2,900         287,099                                         289,999
Shares issued for consulting services        548,800            549         329,001                                         329,550
Shares issued for debt conversion          1,034,000          1,034         205,766                                         206,800
Prior period adjustment                     (200,000)          (200)        (20,000)                         20,000            (200)
Net (loss) for the year ended
   January 31, 2000                                                                        (908,475)                       (908,475)
                                        -------------  -------------   -------------   -------------   -------------   -------------
Balance, January 31, 2000                 16,817,500         16,818       1,659,458      (1,800,665)         20,000        (104,389)

Shares issued for cash                     1,155,000          1,155         597,720                                         598,875
Shares issued for consulting services      1,055,000          1,055         465,395                                         466,450
Reversal of prior period adjustment                                                                         (20,000)        (20,000)
Net (loss) for the year ended
   January 31, 2001                                                                      (1,708,345)                     (1,708,345)
                                        -------------  -------------   -------------   -------------   -------------   -------------
Balance, January 31, 2001                 19,027,500         19,028       2,722,573      (3,509,010)             --        (767,409)

Shares issued for consulting services      2,874,330          2,874       2,336,582                                       2,339,456
Shares issued for debt conversion          1,050,000          1,050         523,950                                         525,000
Shares issued for interest expense           171,780            172          59,951                                          60,123
Shares issued for cash                       205,000            205          76,595                                          76,800
Net (loss) for the year ended
   January 31, 2002                                                                      (2,943,692)                     (2,943,692)
                                        -------------  -------------   -------------   -------------   -------------   -------------
Balance, January 31, 2002                 23,328,610         23,329       5,719,651      (6,452,702)             --        (709,722)

Shares issued for cash                       207,500            208         182,083                                         182,290
Shares issued for debt conversion            293,958            294         195,206                                         195,500
Shares issued for consulting services      7,680,420          7,680       1,753,736                                       1,761,416
Net (loss) for the year ended
   January 31, 2003                                                                      (2,298,550)                     (2,298,550)
                                        -------------  -------------   -------------   -------------   -------------   -------------
Balance, January 31, 2003                 31,510,488         31,511       7,850,675      (8,751,252)             --        (869,066)

Cancelled shares                            (165,500)          (166)             --                                            (166)
Shares issued for consulting services      1,600,000          1,600         154,900                                         156,500
Shares issued for consulting services
   - related party                         3,272,000          3,272          94,428                                          97,700
Shares issued for debt conversion         10,000,000         10,000         690,000                                         700,000
Warrants issued for interest expense              --             --          27,800                                          27,800
Shares issued for cash                     1,207,500          1,208          28,793                                          30,000
Net (loss) for the year ended
   January 31, 2004                                                                                        (350,046)       (350,046)
                                        -------------  -------------   -------------   -------------   -------------   -------------
                                          47,424,488   $     47,425    $  8,846,596    $ (9,101,298)   $         --    $   (207,278)
                                        =============  =============   =============   =============   =============   =============


   The accompanying notes are an integral part of these financial statements.

                                         POWER TECHNOLOGY, INC.
                                     (a Development Stage Company)
                                 Consolidated Statements of Cash Flows
                             for the years ended January 31, 2004 and 2003 and
                    for the period June 3, 1996 (inception) to January 31, 2004

                                                               FOR THE YEARS ENDED        JUNE 3, 1996
                                                                   JANUARY 31,             (INCEPTION)
                                                          -----------------------------   TO JANUARY 31,
                                                              2004            2003            2004
                                                          -------------   -------------   -------------
Cash flows from operating activities
Net (loss)                                                $   (350,046)   $ (2,298,550)   $ (9,101,298)
Adjustments to reconcile net (loss) to net cash
   (used) by operating activities:
   Depreciation expense                                          4,160           3,120          20,917
   Loss from impairment of related party advances                   --         127,000         127,000
   Stock issued for consulting services - related party         97,700       1,761,416       4,665,022
   Stock issued for consulting services                        156,500              --         156,500
   Stock issued for interest expense                                --              --          60,123
   Warrants issued for interest expense                         27,800              --          27,800
   Stock issued to acquire patents                                  --              --         (20,000)
   (Increase) in prepaid expenses                                   --          56,225              --
   Increase (decrease) in accounts payable                     (10,650)         12,263          58,273
                                                          -------------   -------------   -------------
Net cash (used) by operating activities                        (74,536)       (338,526)     (4,005,663)
                                                          -------------   -------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from loans                                          80,086              --          80,086
   Proceeds (payments) on loans - related party                (35,490)         38,616         153,469
   Purchase of equipment                                            --              --         (21,667)
   Patent acquisition                                               --              --         (58,500)
                                                          -------------   -------------   -------------
Net cash provided by investing activities                       44,596          38,616         153,388
                                                          -------------   -------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from convertible debentures                             --          94,740         875,010
   Issuance of common stock                                     30,000         182,290       2,977,478
                                                          -------------   -------------   -------------
Net cash provided by financing activities                       30,000         277,030       3,852,488
                                                          -------------   -------------   -------------
Net increase (decrease) in cash                                     60         (22,880)            213

Cash and equivalents - beginning                                   153          23,033              --
                                                          -------------   -------------   -------------
Cash and equivalents - ending                             $        213    $        153    $        213
                                                          =============   =============   =============

Supplemental disclosures:
   Interest paid                                          $         --    $         --    $         --
                                                          =============   =============   =============
   Income taxes paid                                      $         --    $         --    $         --
                                                          =============   =============   =============
   Non-cash investing and financing activities:
     Number of shares issued for services                    4,872,000       2,316,200      17,165,250
                                                          =============   =============   =============
     Number of shares issued for debt conversion            10,000,000              --      12,377,958
                                                          =============   =============   =============
     Number of shares issued for interest expense                   --              --         171,780
                                                          =============   =============   =============
     Number of shares issued to acquire patents                     --              --         200,000
                                                          =============   =============   =============


   The accompanying notes are an integral part of these financial statements.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Power Technology, Inc. (the "Company") was originally incorporated as PowerTek under the laws of the State of Nevada on January 19, 1996. The Company was organized primarily for the purpose of developing an advanced battery technology for use in the growing electric car industry. As of the date of these statements, the Company has been able to advance the battery technology to a proof of principle stage and is currently seeking additional capital to finance the development of the technology to a preliminary prototype stage.

The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It is concentrating substantially all of its efforts in raising capital in order to generate significant operations while it is conducting research and development activities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents.

Equipment

Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives as follows:

                 Office equipment                   5 years
                 Furniture and fixtures             7 years
                 Leasehold improvements             7 years

Revenue recognition

The Company recognizes revenue on an accrual basis.

Advertising Costs

The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses for the years ended January 31, 2004 and 2003.

Product Development Costs

The products will comprise multiple features and offerings that are currently under development, and it is anticipated that the offerings will require future development and refinement. In connection with the development of its products, the Company will incur external costs for research, development, and consulting services, and internal costs for payroll and related expenses of its technology employees directly involved in the development. All costs will be reviewed for determination of whether capitalization or expense as product development cost is appropriate.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of January 31, 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and notes receivable and accounts payable and notes payable. Fair values were assumed to approximate carrying values for these items because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of Long Lived Assets

Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired.

Earnings per Share

The Company follows Statement of Financial Accounting Standards No. 128. "Earnings Per Share" ("SFAS No. 128"). Basic earnings per common share ("EPS") calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income
(loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Foreign currency translations

The functional currency for the Company's foreign subsidiaries is the local currency. Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at the exchange rates in effect at the balance sheet date; revenues and expenses are translated using the average exchange rates in effect during the period. The cumulative translation adjustments are included in accumulated other comprehensive income or loss, which is a separate component of stockholders' equity. Foreign currency transaction gains or losses are included in the results of operations.

Stock-Based Compensation

The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

Segment Reporting

The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent Pronouncements

In January 2003, the FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION -- TRANSITION AND DISCLOSURE. This statement provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, this statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in the financial statements about the effects of stock-based compensation. The transitional guidance and annual disclosure provisions of this statement is effective starting with the January 31, 2003, financial statements. The interim reporting disclosure requirements will be effective for the Company's April 30, 2003, 10-QSB. Because the Company continues to account for employee stock-based compensation under APB Opinion No. 25, the transitional guidance of SFAS No. 148 has no effect on the financial statements at this time. However, the January 31, 2003, financial statements have incorporated the enhanced disclosure requirements of SFAS No. 148, as presented above under the caption "Employee Stock Plans."

In January 2003, the FASB issued Interpretation No. 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS. FASB Interpretation No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing certain guarantees. The 2002 financial statements have incorporated the enhanced disclosure requirements of Interpretation No. 45, as presented in Note 1 to the financial statements under the caption "Product warranties." The Company does not expect that this interpretation will have any other effect on its financial statements.

In January 2003, the FASB issued Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES. This interpretation establishes standards for identifying a variable interest entity and for determining under what circumstances a variable interest entity should be consolidated with its primary beneficiary. Until now, a company generally has included another entity in its consolidated financial statements only if it controlled the entity through voting interests. Interpretation No. 46 changes that by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. The requirements of Interpretation No. 46 will apply to the Company for its quarter ending January 31, 2003. The adoption of this pronouncement has not had a material effect on the Company's financial statements.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its product line, incurring substantial costs and expenses. As a result, the Company incurred net losses of $322,246 during the year ended January 31, 2004, and $2,298,550 during the year ended January 31, 2003. In addition, the Company's development activities since inception have been financially sustained by debt and capital contributions from its affiliates and others.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional funds and, ultimately, the achievement of significant operating revenues. The Company's specific plans to raise funds include the sale of its restricted common stock, the issuance and sale of convertible notes, the use of proceeds from the sale of its common stock pursuant to warrants and options and borrowings from shareholders or third parties. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

NOTE 3 - FIXED ASSETS

Fixed assets for the years ended January 31, 2004 and 2003 consisted of the following:

                                                       1/31/04        1/31/03
                                                     ------------   ------------
        Office equipment                             $    18,640    $    18,640
        Manufacturing equipment                            4,076          4,076
        Leasehold improvements                             2,164          2,164
        Less:  Accumulated depreciation                  (19,877)       (15,717)
                                                     ------------   ------------

        Fixed assets, net                            $     5,003    $     9,163
                                                     ============   ============

Depreciation expense for the years ended January 31, 2004 and 2003 is $4,160 and $3,120, respectively.

NOTE 4 - PATENTS

During January 1998, the Company contracted with Neo-Dyne Research, Inc. ("Neo-Dyne") to develop certain battery technology and secure a patent on the technology. As consideration for the transaction, the Company issued 900,000 and 600,000 shares of its $0.001 par value common stock to Alvin Snaper and William McNerney, respectively, the principals of Neo-Dyne, who then became officers and directors of the Company. Lee Balak, the Company's president, also received 3,500,000 shares of the Company's $0.001 par value common stock under the terms of the agreement. Pursuant to this agreement, Power Technology acquired the rights to U.S. Patent 6,060,198, an "Electrochemical Battery Structure and Method" patent which covers the basic invention of a metal battery plate comprised of rigid elongated tendrils that form a conductive structure with substantial additional surface area that is exposed to a battery.

On June 9, 1998, the Company acquired patent number 4,107,997 issued by the U.S. Patent office in 1978 from Alvin Snaper, a former director and officer of the Company. The Company paid $45,000 and 100,000 shares of Common Stock valued at $10,000 for the patent. The patent is for an alloy sensor which generates a current when in contact with water or other aqueous composition and is useful in detecting the presence of water in a fuel tank.

Also during 1998, the Company acquired patent number 5,442,846 from Alvin Snaper, a former director and officer of the Company, for 100,000 shares of Common Stock valued at $10,000. This patent is a procedure and apparatus for joining large diameter pipe utilizing magnetic pulse methods, a cold form method joining a metal sleeve around the ends of two abutting metallic pipes.

Patent asset as of January 31, 2004 consisted of the following:

            Battery patent                                          $  13,500
            Water sending patent                                    $  55,000
            Pipe joining patent                                     $  10,000
                                                                    -----------
            Patents                                                 $  78,500

The patent assets were valued at cost. Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or are impaired. The Company assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE DEBT

The Company was loaned $80,086 during the year ended January 31, 2004. The loans are non-interest bearing and due on demand.

The Company had notes payable to various entities totaling $700,000. The notes are convertible into 10,000,000 shares of the Company's $0.001 par value common stock. On March 19, 2003, the noteholders elected to convert their notes into the 10,000,000 shares of common stock.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company recognized income totaling $25,000 for research and development consulting fees advanced by MicroDri, L.P., a related entity with common shareholders and management, during the year ended January 31, 2003.

Neo-Dyne Research, Inc. is a research and development company under ownership and control by individuals who were previously Company officers and directors. The Company paid Neo-Dyne Research, Inc. a total of $144,894 for research and development fees pursuant to development of the battery patent (see Note 4 above) during the year ended January 31, 2003.

Lee Balak, the Company's president, loaned the Company approximately $190,102 during the years ended January 31, 2004 and 2003. The notes are due on demand, and the ending balance of $154,612 is non-interest bearing. The Company repaid a portion of the loan in the amount of $35,490 during the year ended January 31, 2004.

The Company previously rented a facility in Las Vegas, Nevada from Bonanza West Properties, a partnership 50% owned by Alvin A. Snaper, a director and Vice President of the Company. Rents for the years ended January 31, 2004 and 2003 totaled approximately -0- and $24,000, respectively.

NOTE 7 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                U.S federal statutory rate         (34.0%)
                Valuation reserve                   34.0%
                                                  --------
                Total                                  -%
                                                  ========

As of January 31, 2004, the Company has combined net operating loss carryforwards of approximately $9,073,498 for tax purposes, which will be available to offset future taxable income. If not used, these carryforwards will expire during the years 2016-2023. The deferred tax asset relating to the operating loss carryforwards has been fully reserved at January 31, 2004.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCKHOLDERS' EQUITY

During the year ended January 31, 2002, the Company issued 2,874,330 shares of Common Stock in exchange for services valued at $2,339,456, (the fair market value of the shares on the date of issuance).

During the year ended January 31, 2002, the Convertible Note Holders converted their $525,000 note into 1,050,000 shares of the Company's Common Stock plus an additional 171,780 shares for interest expense of $60,123, (the fair market value of the shares on the date of issuance).

During the year ended January 31, 2002, the Company issued 205,000 shares of Common Stock for cash totaling $76,800.

During the year ended January 31, 2003, the Company issued 7,680,420 shares of Common Stock in exchange for services valued at $1,761,416, (the fair market value of the shares on the date of issuance).

During the year ended January 31, 2003, the Company issued 128,458 shares of its $0.001 par value Common Stock to satisfy outstanding debts totaling $40,597.

During the year ended January 31, 2003, the Company issued 207,500 shares of Common Stock for cash totaling $182,290.

During the year ended January 31, 2004, the Company issued 3,272,000 shares of its $0.001 par value common stock to various related party individuals and entities for consulting services valued at $97,700.

During the year ended January 31, 2004, the Company issued 1,600,000 shares of its $0.001 par value common stock to various unrelated individuals and entities for consulting services valued at $156,500.

During the year ended January 31, 2004, the Company issued 10,000,000 shares of its $0.001 par value common stock to convertible noteholders in exchange for $700,000 of convertible debt.

During the year ended January 31, 2003, the Company issued 1,207,500 shares of its $0.001 par value common stock to unrelated individuals for cash of $30,000.

NOTE 9 - WARRANTS AND OPTIONS

During the first quarter of 2002 the Company's board of directors resolved to adopt the Company's 2002 Stock Option, SAR, and Stock Bonus Consultant Plan covering 2,000,000 shares of the Company's $0.001 par value common stock. During February 2002, The Company filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the 2,000,000 shares as "free-trading" stock.

In conjunction with the conversion of debt to equity discussed in Note 5 above, the holders also received warrants to purchase up to 10,000,000 shares of the Company's $0.001 par value common stock at an exercise price of $0.10 per share for a term ending March 24, 2005. The fair market value of the Company's common stock on the date of grant was $0.06. Interest expense totaling $27,800 has been recorded by the Company as of January 31, 2004. No warrants were exercised or expired during the year ended January 31, 2004.

Warrants issued by the Company are valued on the date of grant using the Black-Scholes pricing model using assumptions.

During the year ended January 31, 2004 there were no options outstanding, granted, exercised or forfeited.


Activity of warrants during the year ended January 31, 2004 is as follows:

                                                     2004

                                    Warrants                   Weighted
                                                                Average
                                                               Share Price
                                                              --------------

Outstanding at                       490,000                     $ 0.81
Beginning of year

Granted                           11,500,000                     $ 0.09
Exercised                                 --                         --
Forfeited                                 --                         --

Outstanding at                    11,990,000                     $ 0.12
end of year

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - COMMITMENTS AND CONTINGENCIES

         In connection with the acquisition of patent number 5,442,846 for the apparatus for cold joining metallic pipes, the Company is committed to a 3% royalty on gross sales.

On March 27, 2003, the Company filed a civil action against Alvin A. Snaper, a former director and officer of the Company, and Neo-Dyne Research, Inc., a research and development company owned by Mr. Snaper, in the District Court of Clerk County, Nevada (Case No. A465306, Dept IV). The civil action asserts claims for breach of fiduciary duty, breach of contract, an injunction, and declaratory relief regarding the ownership of the Company's battery technology patents and rights, and the turnover of Company property. Mr. Snaper and Neo-Dyne Research, Inc. filed their Answer and asserted counterclaims against the Company alleging fraud and misrepresentation, breach of contract, and intentional interference with prospective economic advantage, and seeking an injunction and declaratory relief. The Company intends to vigorously pursue this litigation and to defend the counterclaims asserted against it. The Company is not presently able to reasonably evaluate the outcome of this litigation. The Company considers the ownership of its battery technology to be its most important asset and critical to the future operations of the Company.

                             Power Technology, Inc.
                         (a Development Stage Company)
                           Consolidated Balance Sheet
                                  (Unaudited)

                                                                   October 31,
                                                                      2005
                                                                   ------------
Assets

Current assets:
   Cash and equivalents                                            $     36,877
                                                                   ------------
      Total current assets                                               36,877

Fixed assets, net                                                         1,130

Patents                                                                  15,100
                                                                   ------------
Total assets                                                       $     53,107
                                                                   ============

Liabilities and Stockholders' (Deficit)

Current liabilities:
   Accounts payable and accrued liabilities                        $    258,620
   Stock payable                                                         49,871
   Convertible debenture payable                                         87,000
   Loans payable                                                         49,000
                                                                   ------------
      Total current liabilities                                         444,491

Long-term debt
   Convertible debentures                                               263,077
                                                                   ------------

      Total liabilities                                                 707,568
                                                                   ------------

Stockholders' (deficit):
   Preferred stock,  $0.01 par value, 1,000,000 shares
      authorized, none issued or outstanding                                 --
   Common stock, $0.001 par value, 750,000,000 shares
      authorized, 138,390,958 shares issued and outstanding             138,390
   Additional paid-in capital                                        11,973,229
   (Deficit) accumulated during development stage                   (12,766,080)
                                                                   ------------

Total stockholders' (deficit)                                          (654,461)
                                                                   ------------

Total liabilities and stockholders' (deficit)                      $     53,107
                                                                   ============

    The accompany notes are an integral part of these financial statements.

                             Power Technology, Inc.
                         (a Development Stage Company)
                     Consolidated Statements of Operations
   For the three and nine months ended Octoboer 31, 2005 and 2004 and for the period June 3, 1996 (inception) to October 31, 2005
                                  (Unaudited)

                                                  For the three months ended       For the nine months ended       June 3, 1996
                                                         October 31,                       October 31,            (inception) to
                                                -----------------------------    -----------------------------     October 31,
                                                     2005            2004            2005             2004            2005
                                                -------------    ------------    -------------    ------------    ------------
Consulting Revenue                              $          --    $         --    $          --    $         --    $     26,663
                                                -------------    ------------    -------------    ------------    ------------

Expenses:
   General administrative expenses                    117,112         125,997          362,444         354,781       3,557,816
   Research & development-related party                    --              --               --          24,366       1,350,083
   Research & development                               5,300              --           16,384          18,979
   Consulting fee                                          --          25,000               --         175,000         203,171
   Stock-based executive compensation and
    reimbursed expenses                                32,446          70,018           76,871         691,272         775,766
   Stock-based consulting fee                         192,132          76,312          563,809         407,412       1,351,239
   Stock-based consulting-related party                    --              --               --          22,500       4,665,022
   Stock-based patent legal fees                           --              --               --         152,000          22,500
   Stock based patent litigation fees                      --              --               --         152,000
   Loss from impairment of related party
      advances                                             --              --               --              --         127,000
   Depreciation and amortization                        1,509           1,040            5,370           3,120          35,247
                                                -------------    ------------    -------------    ------------    ------------
                                                      348,499         298,367        1,024,878       1,830,451      12,258,823

Other income (expenses)
   Interest expense-related party                          --              --               --         (58,215)        (22,006)
   Interest expense                                    (6,795)         (5,867)         (19,192)         (5,867)       (147,791)
   Financing fees                                     (73,860)       (315,487)        (198,860)       (315,487)       (307,986)
   Impairment of long lived assets                         --              --               --              --         (55,000)
   Interest income                                         --              --               --              --             779
   Loss on foreign currency                                --              --               --              --          (1,916)
                                                -------------    ------------    -------------    ------------    ------------

Net (loss)                                      $    (429,154)   $   (619,721)   $  (1,242,930)   $ (2,210,020)   $(12,766,080)
                                                =============    ============    =============    ============    ============

Weighted average number of
   common shares outstanding-basic and
      fully diluted                               136,890,325      79,838,467      132,510,430      77,195,486
                                                =============    ============    =============    ============

Net (loss) per share-basic and fully
   diluted                                      $       (0.00)   $      (0.01)   $      (0.01)    $      (0.03)
                                                =============    ============    ============     ============

    The accompany notes are an integral part of these financial statements.

                             Power Technology, Inc.
                         (a Development Stage Company)
                     Consolidated Statements of Cash Flows
     For the nine months ended October 31, 2005 and 2004 and for the period
                  June 3, 1996 (inception) to October 31, 2005
                                   (Unaudited)

                                                                       For the nine months ended     June 3, 1996
                                                                               October 31           (inception) to
                                                                       --------------------------     October 31,
                                                                           2005           2004           2005
                                                                       -----------    -----------    ------------
Cash flows from operating activities
Net (loss)                                                             $(1,242,930)   $(2,210,020)   $(12,766,080)
Adjustments to reconcile net (loss) to net cash
   (used) by operating activities
   Depreciation and amortization expense                                     5,370          3,120          36,287
   Impairment of long lived assets                                              --             --          55,000
   Non cash expense                                                             --        265,487              --
   Loss from impairment of related party advances                               --             --         127,000
   Amortization of debt discount                                           190,160             --         263,077
   Stock issued for executive compensation and expense reimbursement        30,529        731,272         671,678
   Stock issued for consulting services                                    677,898        407,386       6,108,487
   Stock issued for consulting services-related party                           --         22,500         212,530
   Stock issued for legal fees-related party                                    --             --          22,500
   Stock issued for patent litigation legal fees                                --        152,000         152,000
   Stock issued for interest expense                                            --         51,956          60,123
   Stock issued to acquire patents                                              --             --         (20,000)
   Warrants issued for consulting fees                                          --             --          56,364
   Decrease in employee advance                                                 --             --           1,000
   Increase (decrease) in accounts payable and accrued liabilities          75,547        125,918         240,978
   Increase in stock payable                                                55,342             --          55,342
                                                                       -----------    -----------    ------------

Net cash (used) by operating activity                                     (208,084)      (450,381)     (4,723,714)
                                                                       -----------    -----------    ------------

Cash flows from investing activities
   Purchase of equipment                                                        --             --         (24,763)
   Patent acquisition                                                           --             --         (58,500)
                                                                       -----------    -----------    ------------

Net cash (used) by investing activities                                         --             --         (83,263)
                                                                       -----------    -----------    ------------

Cash flows from financing activities
   Proceeds from short-term notes payable                                   87,000         75,016         167,086
   Proceeds from loans                                                          --             --          49,000
   Proceeds (payments) on loans-related party                                   --         32,198         237,280
   Proceeds from convertible debentures                                         --        250,000       1,300,010
   Issuance of common stock                                                113,000        150,000       3,090,478
                                                                       -----------    -----------    ------------

Net cash provided by financing activities                                  200,000        507,214       4,843,854
                                                                       -----------    -----------    ------------

Net increase (decrease) in cash                                             (8,084)        56,833          36,877

Cash and equivalents-beginning                                              44,961            213              --
                                                                       -----------    -----------    ------------

Cash and equivalents-ending                                            $    36,877    $    57,046    $     36,877
                                                                       ===========    ===========    ============

Supplemental disclosures
   Interest paid                                                       $        --    $        --    $         --
                                                                       ===========    ===========    ============

   Income taxes paid                                                   $        --    $        --    $         --
                                                                       ===========    ===========    ============

Non-cash investing and financing activities

   Value of shares issued for note payable and interest expense        $        --    $        --    $    335,890
                                                                       ===========    ===========    ============

   Value of shares issued for debt conversion                          $        --    $        --    $  1,627,300
                                                                       ===========    ===========    ============

   Value of shares issued to acquire patents                           $        --    $        --    $     20,000
                                                                       ===========    ===========    ============

    The accompany notes are an integral part of these financial statements.

                             POWER TECHNOLOGY, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Unaudited)

NOTE 1 - Basis of Presentation and Ability to Continue as a Going Concern

The consolidated interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated interim financial statements be read in conjunction with the financial statements of the Company for the year ended January 31, 2005 and notes thereto included in the Company's 10-KSB annual report. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its product line, incurring substantial costs and expenses. As a result, the Company incurred net losses of $12,771,155 during the period June 3, 1996 (inception) to October 31, 2005. In addition, the Company's development activities since inception have been financially sustained by debt and capital contributions from its affiliates and others.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of Common Stock and convertible debt and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

NOTE 2 - Convertible Debt

In August and November 2004, the Company borrowed a total of $500,000 from Cornell Capital Partners, L.P. by issuing 5% convertible debentures, secured by substantially all of the Company's assets. A summary of the convertible debentures at October 31, 2005 is as follows:

          Gross proceeds from debentures                        $ 500,000
          Less: Loan Costs                                        (75,000)
          Less: Relative fair value of warrants                  (173,411)
          Less: Beneficial conversion feature                    (251,589)
          Add: Amortization of discounts                          263,077
                                                                ---------
          Carrying value of debentures at October 31, 2005      $ 263,077
                                                                =========

NOTE 3 - Stockholders' Equity

During the nine months ended October 31, 2005, the Company issued 9,210,757 shares of common stock for services rendered with a value of $604,894. Included in this amount is $18,000 for executive compensation and $586,894 for consulting services.

                             POWER TECHNOLOGY, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Unaudited)

During the nine months ended October 31, 2005 the Company granted options to a consultant for the purchase of 1,750,000 common shares at a price of $0.036 per share. The Company recognized compensation expense of $73,003 for the issuance of these options.

During the nine months ended October 31, 2005, a warrant holder exercised 3,000,000 warrants for an aggregate price of $113,000.

At October 31, 2005, the Company had a stock payable of $49,871 recorded for the accrual of 690,061 common shares to be issued to the Company's president under his employment agreement.

NOTE 4 -Warrants and Options

Warrants

Warrants issued by the Company are valued on the date of grant using the Black-Scholes pricing model using certain assumptions.

Activity of warrants during the nine months ended October 31, 2005 and 2004 is as follows:

                                             2005                  2004
                                     --------------------   ------------------
                                                   Weighted            Weighted
                                                    Average             Average
                                                    Share                Share
                                      Warrants      Price    Warrants    Price
                                     -----------    -----   ----------   -----
Outstanding at beginning of period    13,240,000    $0.12   11,990,000   $0.12
Granted                                1,750,000     0.04           --      --
Exercised                             (3,000,000)    0.04           --      --
Forfeited                            (10,490,000)    0.12           --      --
                                     -----------    -----   ----------   -----
Outstanding at end of period           1,500,000    $0.06   11,990,000   $0.12
                                     ===========    =====   ==========   =====


Warrants outstanding and exercisable as of October 31, 2005:

                                      Outstanding
                              ------------------------------        Exercisable
                              Number of           Remaining          Number of
     Exercise Price             Shares              Life               Shares
     --------------             ------              ----               ------
       $ 0.06                 1,500,000          .60 years           1,500,000
                              =========                              =========

No warrants or options were granted to employees for the nine months ended October 31, 2005 and 2004.

Stock options

The Company has 1,000,000 options outstanding at October 31, 2005 with an average exercise price of $0.005. There are 100,000 of these options that are exercisable as of October 31, 2005. No activity occurred for options during the nine months ended October 31, 2005 and 2004.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada corporation law [Title 7, Section 78 NRS] authorizes a corporation to indemnify directors and officers who were or are a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement by attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The Twelfth Article of the Articles of Incorporation of Power Technology provides that no director or officer of Power Technology shall be personally liable to Power Technology or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer, provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law. Any repeal or modification of this Articles by the stockholders of Power Technology shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of Power Technology for acts or omissions to such repeal or modification.

Article VI of the Bylaws of Power Technology provides that Power Technology shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of Power Technology.

The indemnification provisions in the Registrant's Articles of Incorporation and in its Bylaws may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.



ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by the Registrant are as follows. All amounts, other than the SEC registration fee, are estimates.



                                                          Amount to
                                                           Be Paid
                                                          ---------
SEC registration fee                                        $ 1,392
Legal fees and expenses                                      30,000*
Accounting fees and expenses                                  7,000*
Printing and engraving                                          100*
Blue Sky fees and expenses (including legal fees)                -0-
Transfer agent fees                                             500*
Miscellaneous                                                15,000*
                                                          ---------
Total                                                       $53,992*
                                                          =========

*Estimate only


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of our securities without registration during the last three years. Except as otherwise noted, all sales below were made in reliance on Section 4(2) of the Securities Act of 1933, as amended and no such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. No advertising or general solicitation was employed in offering the securities. In each instance, the offerings and sales were made to a limited number of persons, who were either (i) accredited investors, (ii) business associates of the Company (iii) employees of the Company, or (iv) executive officers or directors of the Company. In addition, the transfer of such securities were restricted by the Company in accordance with the requirements of the Act. Furthermore, all of the above-referenced persons were provided with access to our filings with the Securities and Exchange Commission.

On February 25, 2003, we issued 72,000 shares of our restricted common stock to Mr. Hugo P. Pomrehn, one of our directors, pursuant to a consultant contract, in reliance upon Section 4(2) under the Securities Act of 1933.

In March 2003, we had notes totaling $700,000 in principal payable to Global Alliance Partners, EH&P Investments AG, Tonga Trading AG, Fabrevillee Financial SA and Beal Real Estate, Inc. The notes were convertible into 10,000,000 shares of our common stock. On March 19, 2003, the noteholders elected to convert their notes. We issued 2,000,000 shares of our restricted common stock to each of these five entities, in reliance upon Regulation S under the Securities Act of 1933.

On May 1, 2003, we issued 120,000 shares of our restricted common stock to Albert Friedrichs at a price of $.39 per share in reliance upon Regulation S under the Securities Act of 1933.

On May 1, 2003, we issued 87,500 shares of our restricted common stock to Jens Peter Schulte at a price of $.35 per share in reliance upon Regulation S under the Securities Act of 1933.

On May 7, 2003, we issued 100,000 shares of our restricted common stock to James Hill, for consulting services, in reliance upon Section 4(2) of the Securities Act of 1933.

During the six months ended July 31, 2004, we issued 23,285,483 shares of our restricted common stock to Mr. Lee A. Balak, our former president, for executive compensation valued at $426,254, notes payable totaling $136,810, and interest expense totaling $19,073, in reliance upon Section 4(2) of the Securities Act of 1933.

On July 8, 2004, we issued 7,500,000 shares of our restricted common stock to Mr. Bernard J. Walter, our newly appointed President, for executive compensation valued at $195,000 in reliance upon Section 4(2) of the Securities Act of 1933.

In August 2004, we issued 8,849,558 shares of our common stock to Cornell Capital Partners, L.P. ("Cornell") and issued a 5% Secured Convertible Debenture in the principal amount of $250,000 to Cornell in reliance upon Section 4(2) of the Securities Act of 1933.

On October 13, 2004, we issued 1,,000,000 shares of our restricted common stock to Fran Aberle and 1,000,000 shares of our restricted common Stock to Sardi Carrano for consulting services in reliance upon Section 4 (2) of the Securities Act of 1933.

On October 13, 2004, we issued 500,000 shares of our restricted common stock to Mr. F. Bryson Farrill and 500,000 shares of our restricted common stock to Mr. Hugo P. Pomreh as director compensation in reliance upon Section 4(2) of the Securities Act of 1933.

On October 13, 2004, we issued 1,750,439 shares of our restricted common stock to Mr. Bernard J. Walter, our president and director, as compensation under the terms of his Employment Agreement with us in reliance upon Section 4(2) of the Securities Act of 1933.

On December 8, 2004, we issued 300,000 shares of our restricted common stock to Mr. F. Bryson Farrill and 300,000 shares of our restricted common stock to Mr. Hugo P. Pomrehn as director compensation in reliance upon Section 4(2) of the Securities Act of 1933.

On January 5, 2005, we issued 721,165 shares of our restricted common stock to Mr. Bernard J. Walter, our president and director, as compensation under the terms of his Employment Agreement with us in reliance upon Section 4(2) of the Securities Act of 1933

On February 2, 2005, an investor exercised a warrant to purchase 490,000 shares of our restricted common stock. The warrant contained a cashless exercise provision and following the calculation of the cashless exercise formula, we issued 269,157 shares of our restricted common stock, in reliance upon Section 4(2) of the Securities Act of 1933.

On June 29, 2005, we issued 375,000 shares of our restricted common stock, valued at $22,500 pursuant to a consultant contract, in reliance upon Section 4(2) under the Securities Act of 1933.

On July 1, 2005, we issued 157,895 shares of our restricted common stock to Mr.
F. Bryson Farrill and 157,895 shares of our restricted common stock to Mr. Hugo
P. Pomrehn as director compensation in reliance upon Section 4(2) of the Securities Act of 1933.

On July 1, 2005, we issued 442,477 shares of our restricted common stock to Newbridge Securities Corporation as payment of a placement agent fee in reliance upon Section 4(2) of the Securities Act of 1933.

On July 6, 2005, we issued 200,000 shares of our restricted common stock to Princeton Research Inc., 200,000 shares of our restricted common stock to Grandview Holdings Corp., and 100,000 shares of our restricted common stock to Jody Tomita for consulting services in reliance upon Section 4 (2) of the Securities Act of 1933.

On October 14, 2005, we entered into a Securities Purchase Agreement and other related agreements with CSI Business Finance, Inc. regarding the issuance of a 12% secured convertible debenture in the principal amount of $87,000 (U.S.), due April 12, 2006, CSI has the right under certain circumstances to convert the principal and interest due on the debenture into shares of our common stock at a conversion price of $.08 per share.

On December 30, 2005, we issued 106,811 shares of our restricted common stock to Mr. F. Bryson Farrill and 106,811 shares of our restricted common stock to Mr. Hugo P. Pomrehn as director compensation in reliance upon Section 4(2) of the Securities Act of 1933.

On December 30, 2005, under the terms of the Convertible Debenture with Cornell (discussed herein), we issued 20,904,875 warrants to purchase shares of our common stock at an exercise price of $0.078 per share. We entered a series of convertible debentures in the amount of $1,630,580 which are convertible into shares of our common stock. The Convertible Debenture bears interest at the rate of 10% and is convertible into shares of our common stock, at Cornell's option, at a price equal to the lesser of one hundred twenty percent (120%) of the closing bid price of our common stock on December 22, 2005 ($0.0932), or eighty percent (80%) of the lowest closing bid price of our common stock during the five trading days immediately preceding the conversion rate as quoted by Bloomberg, LP. In connection with this Convertible Debenture, the previous convertible debentures issued to Cornell in the aggregate amount of $500,000 were cancelled and the principal amount and accrued interest was included in the Convertible Debenture. Under the terms of the Convertible Debenture, Cornell may not convert the debenture or receive shares of our common stock as payment of interest thereon to the extent such conversion of receipt of such interest payment would result in Cornell and its affiliates to beneficially own in excess of 4.99% of the then outstanding shares of our common stock.

On January 10, 2006, we issued 721,165 shares of our restricted common stock to Mr. Bernard J. Walter, our president and director, as compensation under the terms of his Employment Agreement with us in reliance upon Section 4(2) of the Securities Act of 1933.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 27.       EXHIBITS

Exhibit 3.1 Articles of Incorporation of Zeppelin Production Corporation is incorporated herein by reference to Exhibit 3(i) to the Form 10-SB registration statement of the Issuer filed with the Securities and Exchange Commission on September 1, 1998 (File No. 0-24857)

Exhibit 3.2 Amendment to Articles of Incorporation of Zeppelin Production Corporation is incorporated herein by reference to Exhibit 3(ii) to the Form 10-SB registration statement of the Issuer filed with the Securities and Exchange Commission on September 1, 1998 (File No. 0-24857)

Exhibit 3.3 Certificate of Amendment to Articles of Incorporation of Power Technology, Inc. dated July 29, 2004 **

Exhibit 3.4 By-Laws of Zeppelin Production Corporation is incorporated herein by reference to Exhibit 3(ii) to the Form 10-SB registration statement of the Issuer filed with the Securities and Exchange Commission on September 1, 1998 (File No. 0-24857)

Exhibit 4.1 Placement Agent Agreement with Newbridge Securities Corporation dated August 27, 2004 **

Exhibit 5.1    Legal Opinion of Axelrod, Smith & Kirshbaum, P.C.*

Exhibit 10.1   Securities Purchase Agreement with Cornell Capital Partners,
               L.P. dated August 27, 2004 is incorporated herein by reference to
               Exhibit 10.1 to the Form 8-K current report of the Issuer filed with the Securities and Exchange Commission on September 2, 2004.

Exhibit 10.2 5% Secured Convertible Debenture issued to Cornell Capital Partners, L.P. dated August 27, 2004 is incorporated herein by reference to Exhibit 10.2 to the Form 8-K current report of the Issuer filed with the Securities & Exchange Commission on September 2, 2004.

Exhibit 10.3 Security Agreement with Cornell Capital Partners, L.P. dated August 27, 2004 is incorporated herein by reference to Exhibit
               10.3 to the Form 8-K current report of the Issuer filed with the Securities & Exchange Commission on September 2, 2004.

Exhibit 10.4   Investor Registration Rights Agreement dated August 27,
               2004. **

Exhibit 10.5 Consulting Agreement with John Gray dated March 1, 2003, is incorporated herein by reference to Exhibit 10(l) to the Issuer's Form 10-KSB filing for its fiscal year ended January 31, 2003.

Exhibit 10.6 Consulting Agreement with Barry Clark dated March 4, 2003, is incorporated herein by reference to Exhibit 10(j) to the Issuer's Form 10-KSB filing for its fiscal year ended January 31, 2003.

Exhibit 10.7   Amended and Restated Agreement in Principle with NxCell
               Batteries dated April 6, 2003, is incorporated herein by reference to Exhibit 10(k) to the Issuer's Form 10-KSB filing for its fiscal year ended January 31, 2003.

Exhibit 10.8 Consulting Agreement with James Hill dated January 15, 2004, is incorporated herein by reference to Exhibit 10.4 to the Issuer's Form 10-KSB filing for its fiscal year ended January 31, 2004.

Exhibit 10.9   Consulting Agreement dated April 15, 2004, with Tim J.
               Connolly is incorporated herein by reference to Exhibit 10.1 to the Issuer's Form 10-QSB filing for the period ended April 30, 2004.

Exhibit 10.10 Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. dated May 10, 2005, is incorporated herein by Reference to Exhibit 10.1 to the Issuer's Form 8-K filing made May 10, 2005.

Exhibit 10.11  Registration Rights Agreement with Cornell Capital
               Partners, L.P. dated May 10, 2005, is incorporated herein by reference to Exhibit 10.2 to the Issuer's Form 8-K filing made May 10, 2005.

Exhibit 10.12  Escrow Agreement with Cornell Capital Partners, L.P. dated
               May 10, 2005, is incorporated herein by Reference to Exhibit 10.3 to the Issuer's Form 8-K filing made May 10, 2005.

Exhibit 10.13  Placement Agent Agreement with Cornell Capital Partners,
               L.P. dated May 10, 2005 is incorporated herein by reference to
               Exhibit 10.4 to the Issuer's Form 8-K filing made May 10, 2005.

Exhibit 10.14 Amended and Restated 5% Secured Convertible Debenture dated May 10, 2005, and due on November 19, 2006, is incorporated herein by reference to Exhibit 10.5 to the Issuer's Form 8-K filing made May 10, 2005.

Exhibit 10.15 Termination Agreement regarding previous agreements with Cornell Capital Partners, L.P. is incorporated herein by reference to Exhibit 10.6 to the Issuer's Form 8-K filing made May 10, 2005.

Exhibit 10.16 Amendment to Registration Rights Agreement dated 2005, is incorporated herein by reference to Exhibit 10.7 to the Issuer's Form 8-K filing made May 10, 2005.

Exhibit 10.17  Securities Purchase Agreement with CSI Business Finance,
               Inc. dated October 14, 2005, is incorporated herein by reference to Exhibit 10.1 to the Issuer's Form 8-K filing made October 14, 2005.

Exhibit 10.18 12% Secured Convertible Debenture issued to CSI Business Finance, Inc. dated October 14, 2005, is incorporated herein by reference to Exhibit 10.2 to the Issuer's Form 8-K filing made October 14, 2005.

Exhibit 10.19  Security Agreement with CSI Business Finance, Inc. dated
               October 14, 2005, is incorporated herein by reference to Exhibit
               10.3 to the Issuer's Form 8-K filing made October 14, 2005.

Exhibit 10.20 Investor Registration Rights Agreement with CSI Business Finance, Inc. dated October 14, 2005, is incorporated herein by reference to Exhibit 10.4 to the Issuer's Form 8-K filing made October 14, 2005.

Exhibit 10.21  Securities Purchase Agreement with Cornell Capital
               Partners, L.P. dated December 22, 2005, is incorporated herein by reference to Exhibit 10.1 to the Issuer's Form 8-K filing made December 30, 2005.

Exhibit 10.22  Registration Rights Agreement with Cornell Capital
               Partners, L.P. dated December 22, 2005, is incorporated herein by reference to Exhibit 10.2 to the Issuer's Form 8-K filing made December 30, 2005.

Exhibit 10.23 Escrow Agreement with Cornell Capital Partners, L.P. dated December 22, 2005, is incorporated herein by reference to Exhibit
               10.3 to the Issuer's Form 8-K filing made December 30, 2005.

Exhibit 10.24 Secured Convertible Debenture in the principal amount of $550,000 dated December 22, 2005 is incorporated herein by reference to
               Exhibit 10.4 to the Issuer's Form 8-K filing made December 30, 2005.

Exhibit 10.25 Secured Convertible Debenture in the principal amount of $530,580.22 dated December 22, 2005, is incorporated herein by reference to Exhibit 10.5 to the Issuer's Form 8-K filing made December 30, 2005.

Exhibit 10.26 Warrant to purchase 20,904,875 shares of Common Stock dated December 22, 2005, issued to Cornell Capital Partners, L.P., is incorporated herein by reference to Exhibit 10.6 to the Issuer's Form 8-K filing made December 30, 2005.

Exhibit 10.27 Security Agreement dated December 22, 2005, is incorporated herein by reference to Exhibit 10.7 to the Issuer's Form 8-K filing made December 30, 2005.

Exhibit 10.28  Irrevocable Transfer Agent Instructions dated December 22,
               2005, is incorporated herein by reference to Exhibit 10.8 to the Issuer's Form 8-K filing made December 30, 2005.

Exhibit 10.29 Lead Tin Plating System Agreement with Technic, Inc. dated January 12, 2006, is incorporated herein by reference to Exhibit
               10.1 to the Issuer's Form 8-K filing made January 20, 2006.

Exhibit 10.30  Consulting Agreement with Timothy Connolly dated February
               10, 2006, is incorporated herein by reference to Exhibit 10.1 to the Issuer's Form 8-K filing made February 16, 2006.

Exhibit 10.31  Consulting Agreement with Yashi Yamawashi dated February
               10, 2006, is incorporated herein by reference to Exhibit 10.2 to the Issuer's Form 8-K filing made February 16, 2006.

Exhibit 10.32 Secured Convertible Debenture in the principal amount of $550,000 dated February 21, 2006. **

Exhibit 11 Reference is made to the Consolidated Statements of Operations of the Consolidated Financial Statements of the Company which are Incorporated herein.

Exhibit 23.1 Consent of Malone & Bailey, PC, independent certified public accountants. **

Exhibit 23.2 Consent of Beckstead and Watts, LLP, independent certified public accountants. **

Exhibit 23.3   Consent of Axelrod, Smith & Kirshbaum, P.C. (incorporated in
               Exhibit 5.1 herein).*

*     To be filed by amendment.
**    Filed herewith.


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ITEM 28. UNDERTAKINGS

Power Technology, Inc. (the "Company") hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Power Technology intends to request acceleration of the effective date of the registration statement under Rule 461 of the Securities and, therefore, Power Technology undertakes the following:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

2. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Power Technology undertakes that it will:

1. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (ss.ss.230.424(b)(1), (4) or 230.497 (h) as part of this registration statement as of the time the Commission declared it effective.


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2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Houston, Texas, on February 22, 2006.

POWER TECHNOLOGY, INC.
(Registrant)

                             /s/ Bernard J. Walter
                             ---------------------------------------
                             Bernard J. Walter
                             Chief Executive Officer and President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

February 22, 2006

                             /s/ Bernard J. Walter
                             -------------------------------------------------
                             Bernard J. Walter
                             Chief Executive Officer, Director, President, Treasurer, Secretary
                             Chief Financial Officer and Principal Accounting and Financial Officer

February 22, 2006
                             /s/ F. Bryson Farrill
                             -------------------------------------------------
                             F. Bryson Farrill, Director

February 22, 2006

                             /s/ Hugo P.Pomrehn
                             -------------------------------------------------
                             Hugo P. Pomrehn, Director


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